CREDIT AGREEMENT

                           Dated as of August 18, 2003

                                      Among

                                   FOAMEX L.P.
                          as a Borrower and Guarantor,

                           FOAMEX INTERNATIONAL INC.,
                                   FMXI, INC.,
                               FOAMEX CANADA INC.,
                           FOAMEX CAPITAL CORPORATION,
                           FOAMEX LATIN AMERICA, INC.,
                              FOAMEX MEXICO, INC.,
                             FOAMEX MEXICO II, INC.,
                              FOAMEX ASIA, INC. and
                            FOAMEX CARPET CUSHION LLC
                                 as Guarantors,

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                 as the Lenders,

                              BANK OF AMERICA, N.A.
                          as the Administrative Agent,

                       BANC OF AMERICA SECURITIES LLC and
                        GECC CAPITAL MARKETS GROUP, INC.
                              as Co-Lead Arrangers,

                         BANC OF AMERICA SECURITIES LLC
                              as Sole Book Manager

                      GENERAL ELECTRIC CAPITAL CORPORATION
                              as Syndication Agent

                                      and

                  CONGRESS FINANCIAL CORPORATION (CENTRAL) and
                       BANK ONE, NA (Main Office Chicago)

                           as Co-Documentation Agents

                                TABLE OF CONTENTS

Section                                                                                                        Page
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
ARTICLE 1           LOANS AND LETTERS OF CREDIT ..................................................................2
                    1.1      Total Facility.......................................................................2
                    1.2      Revolving Loans......................................................................2
                    1.3      Term Loans...........................................................................5
                    1.4      Letters of Credit....................................................................6
                    1.5      Bank Products.......................................................................10

ARTICLE 2           INTEREST AND FEES............................................................................10
                    2.1      Interest............................................................................10
                    2.2      Continuation and Conversion Elections...............................................12
                    2.3      Maximum Interest Rate...............................................................13
                    2.4      Closing and Other Fees..............................................................14
                    2.5      Unused Line Fee.....................................................................14
                    2.6      Letter of Credit Fee................................................................14

ARTICLE 3           PAYMENTS AND PREPAYMENTS.....................................................................14
                    3.1      Revolving Loans.....................................................................14
                    3.2      Termination or Reduction of Facility................................................15
                    3.3      Repayment and Prepayment of the Term Loans..........................................17
                    3.4      Mandatory Prepayment of the Loans...................................................17
                    3.5      LIBOR Rate Loan Prepayments.........................................................21
                    3.6      Payments by the Borrowers...........................................................21
                    3.7      Payments as Revolving Loans.........................................................21
                    3.8      Apportionment, Application and Reversal of Payments.................................21
                    3.9      Indemnity for Returned Payments.....................................................23
                    3.10     Administrative Agent's and Lenders' Books and Records; Monthly Statements...........23

ARTICLE 4           TAXES, YIELD PROTECTION AND ILLEGALITY.......................................................24
                    4.1      Taxes...............................................................................24
                    4.2      Illegality..........................................................................25
                    4.3      Increased Costs and Reduction of Return.............................................26
                    4.4      Funding Losses......................................................................27
                    4.5      Inability to Determine Rates........................................................27
                    4.6      Certificates of Administrative Agent and Lenders....................................28
                    4.7      Survival............................................................................28

ARTICLE 5           BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES............................................28
                    5.1      Books and Records...................................................................28
                    5.2      Financial Information...............................................................28
                    5.3      Notices to the Lenders..............................................................33



                                      -i-


Section                                                                                                        Page
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                    5.4      E-Mail Deliveries...................................................................36

ARTICLE 6           GENERAL WARRANTIES AND REPRESENTATIONS.......................................................36
                    6.1      Authorization, Validity, and Enforceability of this Agreement and the Loan Documents..............................................................36
                    6.2      Validity and Priority of Security Interest..........................................38
                    6.3      Organization and Qualification......................................................38
                    6.4      Corporate Name; Prior Transactions..................................................38
                    6.5      Subsidiaries and Affiliates.........................................................39
                    6.6      Financial Statements and Projections................................................39
                    6.7      Capitalization......................................................................39
                    6.8      Solvency............................................................................40
                    6.9      Debt................................................................................40
                    6.10     Distributions.......................................................................40
                    6.11     Real Estate; Leases.................................................................40
                    6.12     Proprietary Rights..................................................................40
                    6.13     Trade Names.........................................................................41
                    6.14     Litigation..........................................................................41
                    6.15     Labor Matters.......................................................................41
                    6.16     Environmental Laws..................................................................41
                    6.17     No Violation of Law.................................................................43
                    6.18     No Default..........................................................................43
                    6.19     ERISA Compliance....................................................................43
                    6.20     Taxes...............................................................................44
                    6.21     Regulated Entities..................................................................44
                    6.22     Use of Proceeds; Margin Regulations.................................................44
                    6.23     Copyrights, Patents, Trademarks and Licenses, etc...................................44
                    6.24     No Material Adverse Change..........................................................44
                    6.25     Full Disclosure.....................................................................45
                    6.26     Material Agreements.................................................................45
                    6.27     Bank Accounts.......................................................................45
                    6.28     Governmental Authorization..........................................................45
                    6.29     FMXI................................................................................45
                    6.30     Partnership Tax Status..............................................................45
                    6.31     Foamex 9 7/8% Subordinated Notes and Foamex 13 1/2%
                             Subordinated Notes..................................................................46
                    6.32     Senior Debt.........................................................................46

ARTICLE 7           AFFIRMATIVE AND NEGATIVE COVENANTS...........................................................46
                    7.1      Taxes and Other Obligations.........................................................46
                    7.2      Legal Existence and Good Standing...................................................47
                    7.3      Compliance with Law and Agreements; Maintenance of Licenses.........................47
                    7.4      Maintenance of Property; Inspection of Property.....................................47

                                      -ii-

Section                                                                                                        Page
-------                                                                                                        ----

                    7.5      Insurance...........................................................................48
                    7.6      Insurance and Condemnation Proceeds.................................................48
                    7.7      Environmental Laws..................................................................49
                    7.8      Compliance with ERISA...............................................................51
                    7.9      Landlord Waivers or Subordination Agreements and Bailee
                             Letters.............................................................................51
                    7.10     Interest Rate Hedging...............................................................52
                    7.11     Mergers, Consolidations or Sales....................................................52
                    7.12     Distributions; Capital Change; Restricted Investments...............................54
                    7.13     Transactions Affecting Collateral or Obligations....................................57
                    7.14     Guaranties..........................................................................57
                    7.15     Debt................................................................................57
                    7.16     Prepayment; Redemption and Defeasance...............................................60
                    7.17     Transactions with Affiliates........................................................60
                    7.18     Investment Banking and Finder's Fees................................................60
                    7.19     Business Conducted..................................................................61
                    7.20     Liens...............................................................................61
                    7.21     Sale and Leaseback Transactions.....................................................61
                    7.22     New Subsidiaries....................................................................61
                    7.23     Fiscal Year.........................................................................62
                    7.24     Fixed Charge Coverage Ratio.........................................................62
                    7.25     [Intentionally Omitted].............................................................63
                    7.26     Capital Expenditures................................................................63
                    7.27     Minimum Availability................................................................63
                    7.28     Use of Proceeds.....................................................................64
                    7.29     Further Assurances..................................................................64
                    7.30     Acquired Real Estate................................................................64
                    7.31     Amendments to Related Documents.....................................................65
                    7.32     Physical Inventory Count............................................................65
                    7.33     Amendments to Term Loan B Documents.................................................65
                    7.34     Incurrence of Obligations in excess of Borrowing Cutoff Amount......................65
                    7.35     Proceeds from Surplus Cash Deposits; Excess Collections,
                             Investments, etc....................................................................65
                    7.36     Avoidance of Repurchase of Permitted Subordinated Debt and
                             Senior Secured Notes................................................................66

ARTICLE 8           CONDITIONS OF LENDING........................................................................66
                    8.1      Conditions Precedent to Making of Loans on the Closing Date.........................66
                    8.2      Conditions Precedent to Each Loan...................................................71

ARTICLE 9           DEFAULT; REMEDIES............................................................................72
                    9.1      Events of Default...................................................................72
                    9.2      Remedies............................................................................75

                                     -iii-

Section                                                                                                        Page
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ARTICLE 10          TERM AND TERMINATION.........................................................................77
                    10.1     Term and Termination................................................................77

ARTICLE 11          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS.................................78
                    11.1     Amendments and Waivers..............................................................78
                    11.2     Assignments; Participations.........................................................80

ARTICLE 12          THE AGENTS...................................................................................82


                    12.1     Appointment and Authorization.......................................................82
                    12.2     Delegation of Duties................................................................83
                    12.3     Liability of Agents.................................................................83
                    12.4     Reliance by Agents..................................................................83
                    12.5     Notice of Default...................................................................83
                    12.6     Credit Decision.....................................................................84
                    12.7     Indemnification.....................................................................84
                    12.8     Agents in Individual Capacity.......................................................85
                    12.9     Successor Administrative Agent......................................................85
                    12.10    Withholding Tax.....................................................................85
                    12.11    Collateral Matters..................................................................88
                    12.12    Restrictions on Actions by Lenders; Sharing of Payments.............................89
                    12.13    Agency for Perfection...............................................................90
                    12.14    Payments by Administrative Agent to Lenders.........................................90
                    12.15    Settlement..........................................................................90
                    12.16    Letters of Credit; Intra-Lender Issues..............................................94
                    12.17    Concerning the Collateral and the Related Loan Documents............................96
                    12.18    Field Audit and Examination Reports; Disclaimer by Lenders..........................97
                    12.19    Relation Among Lenders..............................................................98
                    12.20    The Arrangers, the Book Manager and Co-Agents, Etc..................................98

ARTICLE 13          GUARANTEES...................................................................................98

ARTICLE 14          MISCELLANEOUS...............................................................................101
                    14.1     No Waivers; Cumulative Remedies....................................................101
                    14.2     Severability.......................................................................101
                    14.3     Governing Law; Choice of Forum; Service of Process.................................101
                    14.4     WAIVER OF JURY TRIAL...............................................................102
                    14.5     Survival of Representations and Warranties.........................................103
                    14.6     Other Security and Guaranties......................................................103
                    14.7     Fees and Expenses..................................................................103
                    14.8     Notices............................................................................104
                    14.9     Waiver of Notices..................................................................105

                                      -iv-


Section                                                                                                        Page
-------                                                                                                        ----

                    14.10    Binding Effect.....................................................................105
                    14.11    Indemnity of the Administrative Agent and the Lenders by the
                             Loan Parties.......................................................................105
                    14.12    Limitation of Liability............................................................106
                    14.13    Final Agreement....................................................................106
                    14.14    Counterparts.......................................................................106
                    14.15    Captions...........................................................................107
                    14.16    Right of Setoff....................................................................107
                    14.17    Confidentiality....................................................................107
                    14.18    Conflicts with Other Loan Documents................................................108
                    14.19    Senior Secured Note Intercreditor Agreement........................................108
                    14.20    Credit Agreement...................................................................108
                    14.21    Senior Lenders Intercreditor Agreement.............................................109
                    14.22    Judgment Currency..................................................................109
                    14.23    Press Releases and Related Matters.................................................109


                                      -v-

                         ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A                  -        DEFINED TERMS

EXHIBIT A                -        FORM OF TERM NOTE

EXHIBIT B                -        FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C                -        [RESERVED]

EXHIBIT D                -        FORM OF NOTICE OF BORROWING

EXHIBIT E                -        FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT F                -        FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

SCHEDULE 1.2             -        LENDERS' COMMITMENTS

SCHEDULE 6.1A            -        PRIOR ASSET SALES

SCHEDULE 6.1B            -        OTHER CREDIT FACILITIES

SCHEDULE 6.3             -        ORGANIZATION AND QUALIFICATIONS

SCHEDULE 6.4             -        PRIOR CORPORATE NAMES AND TRANSACTIONS

SCHEDULE 6.5             -        SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.9             -        DEBT

SCHEDULE 6.10            -        DISTRIBUTIONS

SCHEDULE 6.11            -        REAL ESTATE; LEASES

SCHEDULE 6.12            -        PROPRIETARY RIGHTS

SCHEDULE 6.13            -        TRADE NAMES

SCHEDULE 6.14            -        LITIGATION

SCHEDULE 6.15            -        LABOR MATTERS

SCHEDULE 6.16            -        ENVIRONMENTAL LAWS

SCHEDULE 6.26            -        MATERIAL AGREEMENTS

                                      -vi-



SCHEDULE 6.27            -        BANK ACCOUNTS

SCHEDULE 7.9(a)          -        LANDLORD WAIVERS OR SUBORDINATION AGREEMENTS AND BAILEE LETTERS

SCHEDULE 7.11(vii)       -        EXISTING LEASES AND SUBLEASES

SCHEDULE 7.14            -        EXISTING GUARANTIES

SCHEDULE 7.17            -        AFFILIATE TRANSACTIONS

SCHEDULE 7.19            -        BUSINESS CONDUCTED

SCHEDULE I               -        EXISTING INVESTMENTS

SCHEDULE II              -        FINANCIAL STATEMENTS

                                CREDIT AGREEMENT

     This Credit Agreement, dated as of August 18, 2003 (this "Agreement"), among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. with an office at 335 Madison Avenue, New York, New York, as administrative agent for the Lenders (in its capacity as administrative agent, together with any successor administrative agent, the "Administrative Agent"), Banc of America Securities LLC and GECC Capital Markets Group, Inc., as co-lead arrangers (in such capacity, the "Arrangers"), Banc of America Securities LLC, as sole book manager (in such capacity, the "Book Manager"), General Electric Capital Corporation, as syndication agent (in such capacity, the "Syndication Agent"), Congress Financial Corporation (Central) and Bank One, NA (Main Office Chicago), as co-documentation agents, Foamex International Inc., a Delaware corporation (the "Parent"), Foamex L.P., a Delaware limited partnership ("Foamex"), and each wholly-owned Domestic Subsidiary of Foamex that, with the prior written consent of the Lenders, becomes a Borrower hereunder after the Closing Date (together with Foamex, each a "Borrower" and collectively, the "Borrowers") and the Guarantors (as defined herein).

                              W I T N E S S E T H:

     WHEREAS, Foamex has requested the Revolving Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an aggregate amount not to exceed $190,000,000 and the Term Lenders to make term loans to the Borrowers in the aggregate principal amount of $50,000,000 and which extensions of credit the Borrowers will use for the purposes permitted hereunder;

     WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference; and

     WHEREAS, the Revolving Lenders have agreed to make available to the Borrowers a revolving credit facility and the Term Lenders have agreed to make available to the Borrowers term loans, in each case upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows.

                                    ARTICLE 1
                           LOANS AND LETTERS OF CREDIT

     1.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of $240,000,000 (the "Total Facility") to the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit and the Term Loans described herein.

     1.2 Revolving Loans.

     (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Revolving Lender severally, but not jointly, agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to such Borrower in amounts not to exceed such Revolving Lender's Pro Rata Share of Availability of such Borrower, except for Non-Ratable Loans and Agent Advances. The Revolving Lenders, however, in their unanimous discretion with the prior written consent of all the Lenders (subject to Section 12.21), may elect to make Revolving Loans to a Borrower or issue or arrange to have issued Letters of Credit for the account of a Borrower in excess of the Availability of such Borrower on one or more occasions, but if they do so, neither the Administrative Agent nor the Revolving Lenders shall be deemed thereby to have changed the limits of the Availability of such Borrower or to be obligated to exceed such limits on any other occasion; provided, that nothing herein shall in any way limit the Administrative Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i). If the Administrative Agent has actual knowledge that any Borrowing by a Borrower would exceed Availability of such Borrower, the Revolving Lenders shall not, without the prior written consent of all of the Lenders, make such Borrowing to such Borrower until such excess has been eliminated, subject to the Administrative Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

     (b) Procedure for Borrowing.

          (i) Each Borrowing by a Borrower shall be made upon such Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a notice of borrowing ("Notice of Borrowing") in the form of Exhibit D attached hereto and made a part hereof, which must be received by the Administrative Agent prior to (i) 12:00 noon (New York time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Revolving Loans and (ii) 11:00 a.m. (New York time) on the requested Funding Date, in the case of Base Rate Revolving Loans, specifying:

               (A) the amount of the Borrowing, which in the case of a LIBOR Rate Revolving Loan must equal or exceed $5,000,000 (and increments of $1,000,000 in excess of such amount);

               (B) the requested Funding Date, which must be a Business Day;

               (C) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Rate Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

               (D) the duration of the Interest Period for LIBOR Rate Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to any Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

          (ii) After giving effect to any Borrowing, there may not be more than nine (9) different Interest Periods in effect.

          (iii) In lieu of delivering a Notice of Borrowing, a Borrower may give the Administrative Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Administrative Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

          (iv) A Borrower shall have no right to request a LIBOR Rate Revolving Loan while a Default or Event of Default has occurred and is continuing.

     (c) Reliance upon Authority. Prior to the Closing Date, each Borrower shall deliver to the Administrative Agent a notice setting forth the account of such Borrower (such account of a Borrower referred to herein as a "Designated Account") to which the Administrative Agent is authorized to transfer the proceeds of the Revolving Loans requested by such Borrower hereunder. A Borrower may designate a replacement Designated Account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Administrative Agent. The Administrative Agent is entitled to rely conclusively on any person's request for Revolving Loans on behalf of a Borrower, so long as the proceeds thereof are to be transferred to the Designated Account of such Borrower. The Administrative Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by a Borrower to make such requests on its behalf.

     (d) No Liability. The Administrative Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and (c) which the Administrative Agent believes in good faith to have been given by an officer or other person duly authorized by such Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to a Borrower's Designated Account conclusively establishes the obligation of such Borrower to repay such Revolving Loans as provided herein.

     (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The applicable Borrower shall be bound to borrow the funds requested therein in accordance therewith.

     (f) Administrative Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Administrative Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.

     (g) Making of Revolving Loans. If the Administrative Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Administrative Agent shall notify the Revolving Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Revolving Lender shall transfer its Pro Rata Share of the requested Borrowing to the Administrative Agent in immediately available funds, to the account from time to time designated by the Administrative Agent, not later than 1:00 p.m. (New York time) on the applicable Funding Date. After the Administrative Agent's receipt of all proceeds of such Revolving Loans, the Administrative Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the account designated by such Borrower; provided, however, that, subject to Sections 1.2(a) and 12.21, the amount of Revolving Loans so made on any date to a Borrower shall not exceed the Availability of such Borrower on such date.

     (h) Making of Non-Ratable Loans.

          (i) If the Administrative Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the applicable Borrower on the applicable Funding Date by transferring same day funds to such Borrower's Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a "Non-Ratable Loan", and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $25,000,000. The Administrative Agent shall not request the Bank to make any Non-Ratable Loan if
(1) the Administrative Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or
(2) the Administrative Agent has actual knowledge that the requested Borrowing would exceed the Availability of the applicable Borrower on that Funding Date.

          (ii) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

     (i) Agent Advances.

          (i) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Article 8 have not been satisfied, to make
Base Rate Revolving Loans to one or more of the Borrowers on behalf of the Revolving Lenders in an aggregate amount outstanding at any time not to exceed, with respect to any Borrower, 10% of the Borrowing Base of such Borrower (or in the case of Foamex, of the aggregate Borrowing Bases of Foamex and Foamex Canada) but not in the aggregate for all the Borrowers in excess of the Maximum Revolver Amount, which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Administrative Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof.

          (ii) The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

     1.3 Term Loans.

     (a) Amounts of Term Loans. Each Term Lender severally agrees to make a term loan (any such term loan being referred to as a "Term Loan" and such term loans being referred to collectively as the "Term Loans") to the Borrowers on the Closing Date, upon the satisfaction of the conditions precedent set forth in
Article 8, in an amount equal to such Term Lender's Term Loan Commitment. The Term Loans shall initially be Base Rate Term Loans.

     (b) Making of Term Loans.

          (i) Term Loans. Each Term Lender shall make the amount of such Term Lender's Term Loan available to the Administrative Agent in same day funds, to the Administrative Agent's designated account, not later than 12:00 noon (New York time) on the Closing Date. After the Administrative Agent's receipt of the proceeds of such Term Loans, upon satisfaction of the conditions precedent set forth in Article 8, the Administrative Agent shall make the proceeds of such Term Loans available to the Borrowers on the Closing Date by transferring same day funds equal to the proceeds of such Term Loans received by the Administrative Agent to an account of the Borrowers designated in writing by the Borrowers or as the Borrowers shall otherwise instruct in writing.

     (c) Term Notes. The Borrowers shall execute and deliver to the Administrative Agent on behalf of each Term Lender, on the Closing Date, a promissory note, substantially in the form of Exhibit A attached hereto and made a part hereof (such promissory notes, together with any new notes issued pursuant to Section 11.2 upon the assignment of any portion of any Term Lender's Term Loan, being hereinafter referred to collectively as the "Term Notes" and each of such promissory notes being hereinafter referred to individually as a "Term Note"). The Term Notes shall evidence each Term Lender's Term Loan, in an original principal amount equal to that Term Lender's Term Loan Commitment and with other appropriate insertions. Each Term Note shall be dated the Closing Date and stated to mature on the Stated Termination Date. The Term Loans shall be payable in full on the Termination Date. Payments or prepayments of the Term Loans may not be reborrowed. The liability of the Borrowers with respect to the Term Loans shall be joint and several.

     1.4 Letters of Credit.

     (a) Agreement to Issue or Cause to Issue. Subject to the terms and conditions of this Agreement, the Administrative Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of a Borrower one or more commercial/documentary and standby letters of credit ("Letter of Credit") and/or
(ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to the Administrative Agent which issues a Letter of Credit for the account of a Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement.

     (b) Amounts; Outside Expiration Date. The Administrative Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees and charges due from the requesting Borrower in connection with the opening thereof would exceed the Availability of such Borrower at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date (other than any such Letter of Credit issued at least twelve months prior to the Stated Termination Date which has been extended or renewed in accordance with the terms thereof for a period ending subsequent to the date which is 30 days prior to the Stated Termination Date) or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Revolving Lender shall be deemed to have consented to any such extension or renewal unless any such Revolving Lender shall have provided to the Administrative Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.4 are met and no Default or Event of Default has occurred and is continuing, no Revolving Lender shall decline to consent to any such extension or renewal.

     (c) Other  Conditions.  In addition to  conditions  precedent  contained in
Article 8, the obligation of the Administrative Agent to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Administrative Agent:

          (i) The applicable Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Administrative Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer; and

          (ii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

     (d) Issuance of Letters of Credit.

          (i) Request for Issuance. The Borrower for whose account the Letter of Credit is to be issued must notify the Administrative Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The applicable Borrower shall attach to such notice the proposed form of the Letter of Credit.

          (ii) Responsibilities of the Administrative Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Administrative Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability of the applicable Borrower as of such date. If (A) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (B) the amount of such requested Letter of Credit and all commissions, fees and charges due from the requesting Borrower in connection with the opening thereof would not exceed Availability of such Borrower, the Administrative Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

          (iii) No Extensions or Amendment. The Administrative Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.4 are met as though a new Letter of Credit were being requested and issued.

     (e) Payments Pursuant to Letters of Credit. Each Borrower agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit issued for the account of such Borrower and the Administrative Agent for the account of the Revolving Lenders upon any payment pursuant to any Credit Support related to such Letter of Credit, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit issued for the account of such Borrower immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrower for whose account such Letter of Credit was issued to the Administrative Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing (and for purposes of such Borrowing, Availability of such Borrower shall be determined after giving effect to the concurrent application of the proceeds of such Borrowing to the payment of the reimbursement obligation of such Borrower for such drawing). The Funding Date with respect to such borrowing shall be the date of such drawing.

     (f) Indemnification; Exoneration; Power of Attorney.

          (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.4, each Borrower agrees to protect, indemnify, pay and save the Revolving Lenders and the Administrative Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Revolving Lender or the Administrative Agent (other than a Revolving Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit for the account of such Borrower or the provision of any Credit Support or enhancement in connection therewith. Each Borrower's obligations under this Section shall survive payment of all other Obligations.

          (ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Revolving Lenders and the Administrative Agent, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Revolving Lenders and the Administrative Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;
(G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Revolving Lenders or the Administrative Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or
(I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Administrative Agent or any Revolving Lender under this
Section 1.4(f).

          (iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Administrative Agent or any Revolving Lender (excluding any Revolving Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of the Administrative Agent or any Revolving Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person, under or with respect to any Letter of Credit or Credit Support issued or provided for the account of any Borrower.

          (iv) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit any Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between such Borrower and the Letter of Credit Issuer.

          (v) Account Party. Each Borrower hereby authorizes and directs any Letter of Credit Issuer to name such Borrower as the "Account Party" on any Letter of Credit issued or to be issued for the account of such Borrower and to deliver to the Administrative Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit issued or to be issued for the account of such Borrower, and to accept and rely upon the Administrative Agent's instructions and agreements with respect to all matters arising in connection with such Letter of Credit or the application therefor.

     (g)  Supporting  Letter of Credit.  If,  notwithstanding  the provisions of
Section 1.4(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination each Borrower shall deposit with the Administrative Agent, for the ratable benefit of the Administrative Agent and the Revolving Lenders, with respect to each Letter of Credit issued for the account of such Borrower or related Credit Support then outstanding, a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Administrative Agent, issued by an issuer satisfactory to the Administrative Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Administrative Agent is entitled to draw amounts necessary to reimburse the Administrative Agent and the Revolving Lenders for payments to be made by the Administrative Agent and the Revolving Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Administrative Agent, for the ratable benefit of the Administrative Agent and the Revolving Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

     1.5 Bank Products. Each Borrower may request and the Administrative Agent (in the case of the Bank and its Affiliates) or another Lender (in the case of such other Lender and its Affiliates) may, in its sole and absolute discretion, arrange for such Borrower to obtain from the Bank or the Bank's Affiliates (in the case of the Administrative Agent) or such other Lender or its Affiliates (in the case of such other Lender) Bank Products although the Borrowers are not required to do so. If Bank Products are provided by an Affiliate of the Bank or another Lender to a Borrower, such Borrower agrees to indemnify and hold the Administrative Agent, the Bank and the other Lenders harmless from any and all costs and obligations now or hereafter incurred by the Administrative Agent, the Bank or any other Lender which arise from any indemnity given by the Administrative Agent or such other Lender, as the case may be, to its Affiliates related to such Bank Products; provided, however, (x) nothing contained herein is intended to limit such Borrower's rights with respect to the Bank, another Lender or their respective Affiliates, if any, which arise as a result of the execution of documents by and between such Borrower and the Bank or another
Lender, as applicable, which relate to Bank Products and (y) Bank Products consisting of cash management services, including controlled disbursement services, and ACH Transactions may only be provided to a Borrower by the Bank or an Affiliate of the Bank or another Lender (or any Affiliate of such Lender) reasonably acceptable to the Administrative Agent (it being agreed by the Administrative Agent that each of the Lenders party to this Agreement (and their respective Affiliates) on the Closing Date is reasonably acceptable to the Administrative Agent). The agreement contained in this Section shall survive termination of this Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank, another Lender or any of their respective Affiliates (a) is in the sole and absolute discretion of the Bank, such other Lender or the applicable Affiliate of the Bank or such other Lender, as the case may be, and (b) is subject to all rules and regulations of the Bank, such other Lender or the applicable Affiliate of the Bank or such other Lender, as the case may be.

                                    ARTICLE 2
                                INTEREST AND FEES

     2.1 Interest.

     (a) Interest Rates. All outstanding Obligations (other than Obligations in respect of Bank Products, which shall bear interest in accordance with the terms of the respective documentation governing Bank Products) shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made or incurred until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR

Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the applicable Borrower has not delivered to the Administrative Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Administrative Agent by such Borrower in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

          (i) For all Base Rate Term Loans, at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

          (ii) For all LIBOR Rate Term Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin;

          (iii) For all Base Rate Revolving Loans and other Obligations (other than (x) Term Loans, (y) LIBOR Rate Revolving Loans and (z) Obligations in respect of Bank Products, which Obligations in respect of Bank Products shall bear interest in accordance with the terms of the respective documentation governing Bank Products), at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

          (iv) For all LIBOR Rate Revolving Loans, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).

     (b) Interest Payments.

          (i) Each Borrower shall pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, interest accrued on all Base Rate Revolving Loans made to such Borrower in arrears on the first day of each month hereafter and on the Termination Date.

          (ii) The Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Term Lenders, interest accrued on all Base Rate Term Loans in arrears on the first day of each month hereafter and on the Termination Date.

          (iii) Each Borrower shall pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, interest on all LIBOR Rate Revolving Loans made to such Borrower in arrears on each LIBOR Interest Payment Date.

          (iv) The Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Term Lenders, interest on all LIBOR Rate Term Loans in arrears on each LIBOR Interest Payment Date.

     (c) Default Rate. If any Event of Default occurs and is continuing and the Administrative Agent or the Majority Lenders in their discretion so elect, then, while any such Event of Default is continuing, all of the applicable Obligations shall bear interest at the Default Rate applicable thereto.

     2.2 Continuation and Conversion Elections.

     (a) Each Borrower may:

          (i) elect, as of any Business Day, in the case of Base Rate Loans made to such Borrower, to convert any such Base Rate Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of
$1,000,000 in excess thereof) into LIBOR Rate Loans; provided, that notwithstanding such required amounts, a Base Rate Term Loan or part thereof in an amount less than $5,000,000, but not less than $1,000,000, may be converted to a LIBOR Rate Term Loan so long as after giving effect to such conversion there exists only one LIBOR Rate Term Loan in an amount less than $5,000,000; or

          (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans made to such Borrower having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000 or that is in an integral multiple of $1,000,000 in excess thereof); provided, that notwithstanding such required amounts, a LIBOR Rate Term Loan or part thereof in an amount less than $5,000,000, but not less than $1,000,000, may be continued so long as after giving effect to such continuation there exists only one LIBOR Rate Term Loan in an amount less than $5,000,000;

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing made to a Borrower is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000 ($1,000,000 in the case of one (and only one) LIBOR Rate Term Loan at any time outstanding), such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

     (b) A Borrower shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") in the form of Exhibit E attached hereto and made a part hereof to the Administrative Agent not later than 12:00 noon (New York time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans of such Borrower are to be converted into or continued as LIBOR Rate Loans and specifying:

          (i) the proposed Continuation/Conversion Date;

          (ii) the aggregate amount of Loans of such Borrower to be converted or renewed;

          (iii) the type of Loans resulting from the proposed conversion or continuation; and

          (iv) the duration of the requested Interest Period, provided, however, such Borrower may not select an Interest Period that ends after the Stated Termination Date.

     (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans of a Borrower, such Borrower has failed to deliver a Notice of Continuation/Conversion with respect to such LIBOR Rate Loans or if any Default or Event of Default then exists, such Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

     (d) The Administrative Agent will promptly notify each applicable Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each applicable Lender.

     (e) There may not be more than nine (9) different LIBOR Rate Loans in effect hereunder at any time.

     2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate for any Obligations, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for such Obligations for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate for such Obligations shall remain at a Maximum Rate until such time as the amount of interest paid hereunder for such Obligations equals the amount of interest which would have been paid on such Obligations if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement for any Obligations is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued for such Obligations if the interest rate otherwise set forth in this Agreement for such Obligations had at all times been in effect, then the applicable Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent, for the account of the applicable Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged for such Obligations if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued for such Obligations had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement for such Obligations. If a court of competent jurisdiction determines that the Administrative Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the applicable Obligations other than interest, in the inverse order of maturity, and if there are no applicable Obligations outstanding, the Administrative Agent and/or such Lender shall refund to the applicable Borrower such excess.

     2.4 Closing and Other Fees. The Borrowers agree, jointly and severally, to pay the Administrative Agent a closing fee (the "Closing Fee") and those other fees and compensation as set forth in the fee letter, dated the Closing Date, between the Administrative Agent and the Borrowers (the "Fee Letter") with such fees and other compensation to be payable at such times as provided in the Fee Letter. The Closing Fee and other fees and compensation set forth in the Fee Letter shall be fully earned and non-refundable for any reason upon payment thereof.

     2.5 Unused Line Fee. On the first day of each month and on the Termination Date the Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the account of the Revolving Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to one-half of one percent (0.5%) per annum times the amount by which the average daily Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Administrative Agent shall be deemed to be credited to the applicable Borrower's Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

     2.6 Letter of Credit Fee. Each Borrower agrees to pay to the Administrative Agent, for the account of the Revolving Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit issued for the account of such Borrower, a fee (the "Letter of Credit Fee") at a per annum rate equal to the Applicable Margin in effect from time to time with respect to LIBOR Rate Revolving Loans on the undrawn amount of such Letter of Credit from time to time and to the Administrative Agent, for the benefit of the Letter of Credit Issuer, a fronting fee of one-quarter of one percent (0.25%) per annum of the undrawn amount of each Letter of Credit issued for the account of such Borrower, and to the Letter of Credit Issuer all costs, fees and expenses incurred or charged by the Letter of Credit Issuer in connection with the application for, processing of, issuance or extension of, drawing under or amendment to, any Letter of Credit issued for the account of such Borrower. The Letter of Credit Fee and fronting fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee and fronting fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                    ARTICLE 3
                            PAYMENTS AND PREPAYMENTS

     3.1 Revolving Loans. Each Borrower shall repay the outstanding principal balance of the Revolving Loans made to it, plus all accrued but unpaid interest thereon, on the Termination Date. Each Borrower may prepay Revolving Loans made to it at any time in whole or in part, without premium or penalty (except as provided in Section 3.2 or Section 4.4), and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, (i) upon demand the Borrowers, jointly and severally, shall pay to the Administrative Agent, for account of the Revolving Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds that amount which is (A) the lesser of (x) the aggregate Borrowing Bases of all the Borrowers and Foamex Canada or (y) the Maximum Revolver Amount less (B) all Reserves other than Reserves deducted in the calculation of the aggregate Borrowing Bases of all the Borrowers and Foamex Canada less (C) an amount equal to all accounts payable of a Borrower or Foamex Canada which are not paid within such Borrower's or Foamex Canada's, as the case may be, ordinary course of business for payment of such accounts payable consistent with past business practice and (ii) each Borrower shall pay to the Administrative Agent, for the account of the Revolving Lenders, the amount, without duplication, by which the portion of the Aggregate Revolver Outstandings relating to extensions of credit made (or, in the case of Pending Revolving Loans, to be made) to or for the account of such Borrower exceeds that amount which is (A) the lesser of (x) the Borrowing Base of such Borrower (or, in the case of Foamex, the aggregate Borrowing Bases of Foamex and Foamex Canada) and
(y) the Maximum Revolver Amount minus the portion of the Aggregate Revolver Outstandings relating to extensions of credit made (or, in the case of Pending Revolving Loans, to be made) to or for the account of the other Borrowers less
(B) all Reserves with respect to such Borrower (or, in the case of Foamex, all Reserves with respect to Foamex and Foamex Canada) other than Reserves deducted in the calculation of the Borrowing Base of such Borrower (or, in the case of Foamex, the aggregate Borrowing Bases of Foamex and Foamex Canada) less (C) an amount equal to all accounts payable of such Borrower (or, in the case of Foamex, all accounts payable of Foamex or Foamex Canada) which are not paid within such Borrower's (or in the case of accounts payable of Foamex Canada, within Foamex Canada's) ordinary course of business for payment of such accounts payable consistent with past business practice.

     3.2 Termination or Reduction of Facility.

     (a) The Borrowers may terminate this Agreement upon at least five (5) Business Days' written notice to the Administrative Agent and the Lenders, upon
(a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit or, to the extent not so cancelled and returned, the deposit with the Administrative Agent of Supporting Letters of Credit for such outstanding Letters of Credit (or related Credit Support) in accordance with and as required by Section 1.4(g), (b) the prepayment in full of the Term Loans, together with accrued and unpaid interest thereon, (c) the payment of the early termination fees set forth below, (d) the payment in full in cash of all reimbursable expenses and other Obligations (other than Contingent Obligations at Termination), and (e) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any. If this Agreement is terminated at any time before the date which is 120 days prior to the Stated Termination Date, whether pursuant to this Section or pursuant to Section 9.2, the Borrowers, jointly and severally, shall pay to the Administrative Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:

             Period during which                                   Early Termination Fee
          early termination occurs                                 ---------------------
          ------------------------

On or prior to the first Anniversary Date                   1.00% of the Prepayment Calculation
                                                            Amount

After the first Anniversary Date but on or                  0.50% of the Prepayment Calculation
prior to the second Anniversary Date                        Amount

After the second Anniversary Date but before                0.25% of the Prepayment Calculation
the date which is 120 days prior to the Stated              Amount
Termination Date

     Such early termination fee shall be allocated between the Revolving Lenders, on the one hand, and the Term Lenders, on the other hand, based upon the relative amounts from each of the revolving credit facility and the term loan facility included in the Prepayment Calculation Amount used to determine such early termination fee, with such allocated portions to be divided among the Revolving Lenders or the Term Lenders, as appropriate, based upon each such Lender's Pro Rata Share thereof.

     (b) The Borrowers shall have the right, upon not less than three (3) Business Days' written notice to the Administrative Agent and the Lenders, to from time to time permanently reduce the Maximum Revolver Amount; provided, that
(i) any such reduction in the Maximum Revolver Amount shall result in a Dollar-for-Dollar decrease in the aggregate amount of the Revolving Credit Commitments then in effect and (ii) no such reduction of the Maximum Revolver Amount shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans on the effective date thereof, the Aggregate Revolver Outstandings would exceed that amount which is equal to (A) the lesser of (x) the aggregate Borrowing Bases of all Borrowers and Foamex Canada or (y) the Maximum Revolver Amount as so reduced less (B) all Reserves other than Reserves deducted in the calculation of the aggregate Borrowing Bases of all the Borrowers and Foamex Canada less (C) an amount equal to all accounts payable of a Borrower or Foamex Canada which are not paid within such Borrower's or Foamex Canada's, as the case may be, ordinary course of business for payment of such accounts payable consistent with past business practice. Any such reduction of the Maximum Revolver Amount shall be in an amount equal to $5,000,000 or a multiple of $5,000,000 in excess thereof, and shall reduce the aggregate
Revolving Credit Commitments then in effect pro rata among the Revolving Lenders. In no event shall the Borrowers be permitted to reduce the Maximum Revolver Amount pursuant to this Section 3.2(b) to an amount less than $150,000,000.

     3.3 Repayment and Prepayment of the Term Loans. On each date set forth below, the Borrowers shall repay the principal amount of Term Loans set forth opposite such date:

     Repayment Date                    Amount
     --------------                    ------

     Last day of each September,       $1,785,714.29
     December, March and June,
     commencing September 30,
     2003

     Stated Termination Date           $23,214,285.65 or the then outstanding
                                       principal amount of Term Loans

Notwithstanding the foregoing, the Borrowers may prepay the principal of the Term Loans in whole or in part, at any time and from time to time upon at least three (3) Business Days' prior written notice to the Administrative Agent and the Lenders. All voluntary prepayments of the principal of the Term Loans shall be accompanied by the payment of all accrued but unpaid interest on the Term Loans to the date of prepayment (other than Base Rate Term Loans, for which interest shall be paid in accordance with Section 2.1(b)(ii)) and prepayment fees in accordance with Section 3.2(a), if applicable, and, with respect to any LIBOR Rate Term Loans prepaid, payment of amounts due under Section 4.4, if any. Any voluntary prepayment of less than all of the outstanding principal of the Term Loans shall be applied to the installments of principal of the Term Loans in the inverse order of maturity. Amounts prepaid in respect of the Term Loans may not be reborrowed.

     3.4 Mandatory Prepayment of the Loans.

     (a) Subject to Section 3.4(d), concurrently upon receipt by any of the Loan Parties or any of the Mexican Subsidiaries of cash proceeds (or, in the case of cash proceeds received by any of the Loan Parties or Mexican Subsidiaries in the form of a check, such check shall be deposited into a bank account of the appropriate Loan Party or Mexican Subsidiary within one (1) Business Day of receipt of such check and the collected proceeds of such check shall be applied within one (1) Business Day after collection thereof) of any asset disposition (excluding proceeds of (i) asset dispositions permitted by Section 7.11(iii), except to the extent required under such Section, and (ii) asset dispositions, individually or as part of a series of related transactions, by any one or more of the Mexican Subsidiaries of less than all or substantially all of the assets of the Mexican Subsidiaries taken as a whole) or any sale or issuance of stock or other equity interests of any Loan Party or any Mexican Subsidiary (other than the sale or issuance by the Parent of common stock of the Parent in respect of the exercise of stock options granted under the Stock Option Plan, but only to the extent that after giving effect thereto the aggregate amount of cash received for the common stock sold or issued pursuant to the exercise of all such stock options on and after the date hereof shall not exceed $4,000,000 in the aggregate in any Fiscal Year and $10,000,000 in the aggregate during the term of this Agreement), the Borrowers shall repay or prepay the Loans and other Obligations in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the applicable Loan Party or Mexican Subsidiary in connection therewith (in each case, paid to Persons not known by any Loan Party at the time of such asset disposition or sale or issuance of equity interests to be an Affiliate of a Loan Party), (B) any Taxes arising in connection with such transaction (after taking into account any available Tax credits or deductions arising from such transaction) and the accrual of any payments that would be required to be made pursuant to the Tax Sharing Agreement in connection with such transaction and (C) amounts payable to holders of Liens (to the extent such Liens constitute Permitted Liens hereunder and such Liens are senior to the Agent's Liens), if any, on the assets being disposed of to the extent the documentation governing such senior Liens required such payment to such holders upon such disposition ("Net Proceeds"). Any such repayment or prepayment shall be applied in accordance with Section 3.4(f); provided, that in any event (and notwithstanding anything contained in this Section 3.4), the Net Proceeds from any sale, issuance or other disposition of assets or equity interests of any Loan Party or any of the Mexican Subsidiaries consummated on or after the Closing Date shall be applied to the payment of the Loans and other Obligations (in the manner set forth in Section 3.4(f)) to the extent necessary to avoid any requirement under the Term Loan B Agreement to repay or prepay any Term Loan B Obligations (except as expressly permitted in clause third of the second sentence of Section 3.4(f)) or under the relevant indenture that Foamex or Foamex Capital offer to purchase or redeem any Permitted Subordinated Debt or Senior Secured Notes or any notes replacing or refinancing any of such Permitted Subordinated Debt or Senior Secured Notes, with there to be a permanent reduction of the Revolving Credit Commitments and the Maximum Revolver Amount (and additionally, to the extent necessary to avoid any requirement to repay or prepay any Term Loan B Obligations (except a payment of Term Loan B Obligations expressly permitted in clause third of the second sentence of Section 3.4(f)), the establishment of a permanent reserve reducing the Borrowing Base of a Borrower or Foamex Canada, as the case may be (any such reserve, a "Permanent Reserve"), in the manner set forth in Section 3.4(f)), in each instance, in the amount of any such application to the Revolving Loans to the extent required under the Term Loan B Agreement or the relevant indentures, as the case may be, in order to avoid any such repayment, prepayment or offer requirement (such permanent reduction and, if applicable, Permanent Reserve to be made or established concurrently with such application to the Revolving Loans and such reduction to result in each Revolving Lender's Revolving Credit Commitment to be permanently reduced by its Pro Rata Share of such reduction).

     (b) Promptly (but in any event no later than one (1) Business Day) following the delivery to the Administrative Agent of each Equipment Appraisal and/or Real Estate Appraisal required pursuant to Section 5.2(p), the Borrowers, jointly and severally, shall pay to the Administrative Agent, for the account of the Term Lenders, the amount, without duplication, by which the aggregate outstanding principal balance of the Term Loans exceeds the Fixed Assets Value at such time. Any such prepayment shall be applied to the then outstanding principal owing on the Term Loans (to be applied to installments of principal thereof in inverse order of maturity), together with accrued interest.

     (c) No provision contained in this Section 3.4 shall constitute a consent to an asset disposition or a sale or issuance of stock or other equity interests that is otherwise not permitted by the terms of this Agreement.

     (d) The Borrowers shall not be required to prepay any Obligations pursuant to Section 3.4(a) with the Net Proceeds of a sale or issuance by the Parent of its common stock, so long as (i) the aggregate Availability of all the Borrowers, both immediately before and after giving effect to any such sale or issuance, is greater than $40,000,000, (ii) no Default or Event of Default shall have occurred and be continuing on the date of any such sale or issuance or would be caused as a result thereof, (iii) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Foamex ended on the then most recently ended fiscal quarter of Foamex on a pro forma basis after giving effect to such sale or issuance (as if such sale or issuance occurred on the last day of the then most recently ended fiscal quarter of Foamex) must be equal to or greater than 1.10:1.00 and Foamex shall have provided to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of satisfaction of such requirement and (iv) the Parent shall have used such Net Proceeds (or shall have contributed such Net Proceeds to Foamex and Foamex shall have used such Net Proceeds) on or prior to the Business Day following the day on which such Net Proceeds are received by the Parent, in each case for purposes not prohibited hereunder (including, without limitation, the repayment of Revolving Loans); provided, that with respect to any such sale or issuance the Parent may retain no more than 20% of the Net Proceeds thereof beyond such Business Day so long as on or before the fifth Business Day following the day on which such Net Proceeds are received by the Parent, such portion of the Net Proceeds are used by the Parent or Foamex for purposes not prohibited hereunder or are deposited into and held in a collateral account pledged to the Administrative Agent on terms reasonably satisfactory to the Administrative Agent until used by the Parent or Foamex for purposes not prohibited hereunder.

     (e) [Intentionally omitted].

     (f) Repayments or prepayments from proceeds of the disposition of Accounts and Inventory in accordance with Section 3.4(a) (other than proceeds from the disposition of Accounts and Inventory of any of the Mexican Subsidiaries included in a disposition, individually or as a series of related transactions, of all or substantially all of the assets of the Mexican Subsidiaries taken as a whole, which proceeds shall be applied in accordance with the second sentence of this clause (f)) shall be applied as follows: the actual proceeds of sale or other disposition of Accounts and Inventory or an amount equal to the gross book value of Accounts and Inventory sold as part of a sale of a division or by means of the sale of the stock or other equity interests of a Subsidiary shall be applied, first, to accrued interest then due with respect to the Revolving Loans, second, to pay the principal of the Revolving Loans (subject to the proviso in the last sentence of Section 3.4(a), without reduction of the Maximum Revolver Amount or the establishment of a Permanent Reserve), third, to cash collateralize outstanding Letters of Credit, fourth, to accrued interest with respect to the Term Loans, fifth, to scheduled installments of principal of the Term Loans in inverse order of maturity and sixth, to the payment of any other Obligations in the order set forth in Section 3.8; provided, that unless an Event of Default has occurred and is continuing and except as provided in the first parenthetical of this sentence, proceeds from the disposition of Accounts and Inventory shall not be applied to the payment or prepayment of principal of the Term Loans. Repayments or prepayments from Net Proceeds of all asset dispositions (other than sales or other dispositions of Accounts and Inventory of a Loan Party) and of all sales or issuances of stock or other equity interests in accordance with Section 3.4(a), including Net Proceeds from the sale or other disposition of a division or a Subsidiary in excess of the gross book value of Accounts and Inventory sold or disposed of as part of the sale or other disposition of that division or Subsidiary, shall be applied as follows: first, to accrued interest with respect to the Term Loans, second, to scheduled installments of principal of the Term Loans in inverse order of maturity, third, at the option of Foamex, in the event (and only such event) that (x) the average aggregate Availability for all Borrowers is greater than $50,000,000 for the thirty consecutive day period ending on the date of such payment, (y) immediately after giving effect to such payment the aggregate Availability of all the Borrowers is greater than $50,000,000 and (z) at the time of such payment there exists no Default or Event of Default (and no Default or Event of Default would result therefrom), to principal of (but not interest on) the Term Loan B Obligations in an aggregate amount under this clause third not to exceed $10,000,000 during the term of this Agreement, fourth, to pay the principal of the Revolving Loans (subject to the proviso in the last sentence of Section 3.4(a) and the immediately succeeding sentences of this Section 3.4(f), without reduction of the Maximum Revolver
Amount or the establishment of a Permanent Reserve), fifth, to cash collateralize outstanding Letters of Credit and sixth, to the payment of any other Obligations in the order set forth in Section 3.8; provided, that unless an Event of Default has occurred and is continuing, only Net Proceeds of Specified Asset Dispositions shall be applied to the payment or prepayment of principal of the Term Loans or of the Term Loan B Obligations. Any repayment or prepayment of principal of the Revolving Loans from Net Proceeds of any Specified Asset Disposition as provided in the immediately preceding sentence shall result in a permanent reduction of the Revolving Credit Commitments and the Maximum Revolver Amount and the establishment of a Permanent Reserve, in each instance, in the amount of any such application to the Revolving Loans (such permanent reduction and the establishment of such Permanent Reserve to be made concurrently with such application to the Revolving Loans and such reduction to result in each Revolving Lender's Revolving Credit Commitment to be permanently reduced by its Pro Rata Share of such reduction). Any such Permanent Reserve shall be established in the following manner: (i) if such Permanent Reserve results from a Specified Asset Disposition by a Borrower, such Permanent Reserve shall be established against the Borrowing Base of such Borrower, (ii) if such Permanent Reserve results from a Specified Asset Disposition by Foamex Canada or any of its Subsidiaries, such Permanent Reserve shall be established against the Borrowing Base of Foamex Canada and (iii) if such Permanent Reserve results from any other Specified Asset Disposition, such Permanent Reserve shall be established against the Borrowing Base of Foamex; provided, that, Foamex may, by written notice to the Administrative Agent received prior to the establishment of a particulur Permanent Reserve, elect that such particular Permanent Reserve be established against the Borrowing Base of another Borrower or Foamex Canada instead of the manner provided in clauses (i), (ii) or (iii), as applicable, of this sentence.

     (g) The Borrowers, jointly and severally, shall pay to the Administrative Agent, for the account of the Lenders, the amount, without duplication, by which the Aggregate Combined Facility Outstandings exceeds the Borrowing Cutoff Amount then in effect. Any payment required to be made by a Borrower pursuant to this
Section 3.4(g) shall be applied as follows: first, to the principal of the then outstanding Revolving Loans (without reduction of the Maximum Revolver Amount), together with accrued interest, second, to cash collateralize outstanding Letters of Credit and third, to the then outstanding principal owing on the Term Loans (to be applied to installments of principal thereof in inverse order of maturity), together with accrued interest.

     3.5 LIBOR Rate Loan Prepayments.

     (a) In connection with any prepayment, if any LIBOR Rate Revolving Loan is prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrower which borrowed such Revolving Loan shall pay to the Revolving Lenders the amounts described in Section 4.4.

     (b) In connection with any prepayment, if any LIBOR Rate Term Loan is prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Term Lenders the amounts described in Section 4.4.

     3.6 Payments by the Borrowers.

     (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Administrative Agent for the account of the applicable Lenders, at the account designated by the Administrative Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (New York time) on the date specified herein. Any payment received by the Administrative Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

     (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     3.7 Payments as Revolving Loans. At the election of the Administrative Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder may be paid from the proceeds of Revolving Loans made hereunder. Each Borrower hereby irrevocably authorizes the Administrative Agent to charge the Loan Account of such Borrower for the purpose of paying all amounts from time to time due by such Borrower hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).

     3.8 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the applicable Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each applicable Lender) and payments of the fees shall, as applicable, be apportioned ratably among the applicable Lenders, except for fees payable solely to the Administrative Agent and the Letter of Credit Issuer. All payments shall be remitted to the Administrative Agent (except as expressly provided herein otherwise) and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees or expenses, and all proceeds of Accounts or other Collateral received by the Administrative Agent, shall be applied, ratably, subject to the provisions of this Agreement (including, without limitation, to the extent applicable, Section 3.4(f)):

     (i) So long as no Event of Default is continuing: first, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent; second, to pay any amounts relating to Bank Products of the type specified in clauses (ii) and (iii) of the definition thereof then due to the Bank or any of its Affiliates from any of the Borrowers; third, to pay any fees or expense reimbursements then due to the Lenders from any of the Borrowers; fourth, to pay interest due in respect of (x) all Revolving Loans, including Non-Ratable Loans and Agent Advances, in an amount equal to the Revolving Loan Interest Percentage of the Combined Interest Amount and (y) all Term Loans, in an amount equal to the Term Loan Interest Percentage of the Combined Interest Amount; fifth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; sixth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) (subject to the proviso in the last sentence of Section 3.4(a), without reduction in the Maximum Revolver Amount or the establishment of a Permanent Reserve) and unpaid reimbursement obligations in respect of Letters of Credit and Credit Support; seventh, to pay or prepay principal of the Term Loans (to be applied to the installments thereof in the inverse order of maturity); provided, that notwithstanding the foregoing, only proceeds of Specified Asset Dispositions shall be applied to the payment or prepayment of principal of the Term Loans; eighth, to pay an amount to the Administrative Agent equal to all outstanding Obligations in respect of Letters of Credit and Credit Support to be held as cash collateral for such Obligations; ninth, to pay any amounts relating to Bank Products (to the extent not paid pursuant to clause second above) then due to any Lender or any of its Affiliates from any of the Borrowers and tenth, to the payment of any other Obligations.

     (ii) Upon the occurrence and during the continuance of an Event of Default: first, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent; second, to pay any fees or expense reimbursements then due to the Lenders from any of the Borrowers; third, to pay interest due in respect of (x) all Revolving Loans, including Non-Ratable Loans and Agent Advances, in an amount equal to the Revolving Loan Interest Percentage of the Combined Interest Amount and (y) all Term Loans, in an amount equal to the Term Loan Interest Percentage of the Combined Interest Amount; fourth, to pay or prepay (or cash collateralize, if applicable) (x) in Revolving Loan Application Order, the Revolving Loan Obligations in an amount equal to the Revolving Loan Principal Percentage of the Combined Obligation Amount and (y) principal of the Term Loans (to be applied to installments thereof in inverse order of maturity) in an amount equal to the Term Loan Principal Percentage of the Combined Obligation Amount, fifth, to pay any amounts relating to Bank Products then due to any Lender or any of its Affiliates from any of the Borrowers and sixth, to the payment of any other Obligations; provided, that, notwithstanding the foregoing, proceeds from the sale or other disposition of Collateral as to which the Lien of the Administrative Agent (and not the Term Loan B Agent) in such Collateral is valid, perfected and enforceable shall be applied to the payment of the "Excluded Working Capital Obligations" (as such term is defined in the Senior Lenders Intercreditor Agreement) before being applied to the payment of any other Obligations (such application to the payment of the Excluded Working Capital Obligations to be in such order as determined by the Administrative Agent).

     Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the applicable Borrower, or unless an Event of Default has occurred and is continuing, neither the Administrative Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans owing by the applicable Borrower and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply, in each instance in accordance with this
Section 3.8, any and all such proceeds and payments to any portion of the Obligations.

     3.9 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent, such Lender, the Bank or such Affiliate of the Bank, as the case may be, and the applicable Borrower or Borrowers shall be liable to pay to the Administrative Agent, the Lenders, the Bank and any Affiliate of the Bank, and hereby does indemnify the Administrative Agent, the Lenders, the Bank and any Affiliate of the Bank and hold the Administrative Agent, the Lenders, the Bank and any Affiliate of the Bank harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, any Lender, the Bank or any Affiliate of the Bank in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Administrative Agent's, the Lenders', the Bank's and its Affiliates' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.9 shall survive the termination of this Agreement.

     3.10 Administrative Agent's and Lenders' Books and Records; Monthly Statements. The Administrative Agent shall record the principal amount of the Loans owing to each Lender, the undrawn amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by the Administrative Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. Each Borrower agrees that the Administrative Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Administrative Agent will provide to the Borrowers a monthly statement of Loans, payments and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.8 and corrections of errors discovered by the Administrative Agent), unless the Borrowers notify the Administrative Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower, only the items to which exception is expressly made will be considered to be disputed by such Borrower.

                                    ARTICLE 4
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     4.1 Taxes. Subject to Section 12.10(d) and (e):

     (a) Any and all payments by the Borrowers or Guarantors, as applicable, or any of them to each Lender or the Administrative Agent under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for any Indemnified Taxes. In addition, the Borrowers or Guarantors, as applicable, shall pay all Other Taxes.

     (b) The Borrowers or Guarantors, as applicable, agree, jointly and severally, to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Indemnified Taxes or Other Taxes (and any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) imposed on or paid by any Lender or the Administrative Agent and any penalties, interest, additions to tax and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Administrative Agent makes written demand therefor.

     (c) If a Borrower or Guarantor, as applicable, shall be required by law to deduct or withhold any Indemnified Taxes or Other Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent, then:

          (i) the sum payable shall be increased as necessary so that after making all required deductions, remittances and withholdings (including deductions, remittances and withholdings applicable to additional sums payable under this Section) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions, remittances or withholdings been made;

          (ii) such Borrower or Guarantor, as applicable, shall make such deductions and withholdings; and

          (iii) such Borrower or Guarantor, as applicable, shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

     (d) Within 30 days after the date of any payment by a Borrower or Guarantor, as applicable, of Indemnified Taxes or Other Taxes, such Borrower or Guarantor, as applicable, shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

     (e) If a Borrower or Guarantor, as applicable, is required to pay additional amounts to any Lender or the Administrative Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower or Guarantor, as applicable, which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     (f) If a Borrower or Guarantor, as applicable, shall notify, in writing, a Lender or the Administrative Agent that it is entitled to claim a refund from a Governmental Authority in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by such Borrower or Guarantor, as applicable, or with respect to which such Borrower or Guarantor, as applicable, has paid additional amounts pursuant to this Section 4.1, it shall, at the expense of such Borrower or Guarantor, as the case may be, make a timely claim to such Governmental Authority for such refund. If a Lender or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or Guarantor or with respect to which a Borrower or Guarantor has paid additional amounts pursuant to this
Section 4.1, it shall within 30 days from the date of such receipt pay over the amount of such refund to such Borrower or Guarantor, as the case may be, net of all reasonable out-of-pocket expenses of such Lender or Administrative Agent (to the extent not previously paid by such Borrower or Guarantor, as the case may
be) and Taxes imposed upon the receipt of such refund, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund net of Taxes imposed upon the receipt of such interest). Such Lender or the Administrative Agent (as the case may be) may, in its reasonable discretion, determine the order of utilization of all charges, deductions, credits and expenses which reduce Taxes imposed on its net income. Nothing in this Section 4.1(f) shall be construed as requiring any Lender or the Administrative Agent (as the case may be) to conduct its business or to arrange or alter in any respect its Tax or financial affairs so that it is entitled to receive such refund, other than performing any ministerial acts necessary to be entitled to receive such refund.

     4.2 Illegality.

     (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrowers (or Foamex on behalf of the Borrowers) through the Administrative Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Administrative Agent and the Borrowers (or

Foamex on behalf of the Borrowers) that the circumstances giving rise to such determination no longer exist.

     (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, each Borrower shall, upon its receipt (or Foamex's receipt on behalf of such Borrower) of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), (i) prepay in full such LIBOR Rate Revolving Loans of that Lender owing by such Borrower then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Revolving Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Revolving Loans and (ii) convert such LIBOR Rate Term Loans of that Lender owing by such Borrower then outstanding to Base Rate Term Loans and pay to such Lender interest accrued thereon and any amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Term Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Term Loans. If a Borrower is required to so prepay any LIBOR Rate Revolving Loans pursuant to clause (i) of the previous sentence, then concurrently with such prepayment, such Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Revolving Loan.

     4.3 Increased Costs and Reduction of Return.

     (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost (not including any Taxes or Other Taxes, as to which Section 4.1 shall govern) to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the applicable Borrower(s) shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

     (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, Loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers (or Foamex on behalf of the Borrowers) through the Administrative Agent, the Borrowers shall, jointly and severally, pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

     (c) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of this Section 4.3 with respect to such Lender, it will, if requested by Foamex, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this clause (c) shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to this Section 4.3.

     4.4 Funding Losses. Each Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

     (a) the failure of such Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan made to such Borrower;

     (b) the  failure of such  Borrower  to borrow,  continue  or convert a Loan requested by or made to such Borrower after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

     (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans made to such Borrower on a day that is not the last day of the relevant Interest Period;

excluding any loss of anticipated profit but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans requested by or made to such Borrower or from fees payable to terminate the deposits from which such funds were obtained. Each Borrower shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

     4.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or the Majority Lenders advise the Administrative Agent that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the applicable Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, a Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If such Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

     4.6 Certificates of Administrative Agent and Lenders. Any Lender (or the Administrative Agent, if applicable) claiming reimbursement or compensation under this Article 4 shall deliver to the applicable Borrower(s) (with a copy to the Administrative Agent if delivered from a Lender) a certificate setting forth in reasonable detail the amount payable to such Lender (or the Administrative Agent, if applicable), and such certificate shall be conclusive and binding on the applicable Borrower(s) in the absence of manifest error.

     4.7  Survival.  The  agreements  and  obligations  of the Borrowers in this
Article 4 shall survive the payment of all other Obligations.

                                   ARTICLE 5
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

     5.1 Books and Records. Each Loan Party shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Each Loan Party shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Loan Party shall maintain at all times books and records pertaining to the Collateral in which it has an interest in such detail, form and scope as the Administrative Agent or the Majority Lenders shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory and (c) all other dealings affecting the Collateral in which it has an interest; provided, that if a Loan Party is required by GAAP or by the Administrative Agent or the Majority Lenders pursuant to this sentence to make a change to its books and records pertaining to its Collateral, such Loan Party shall have a reasonable amount of time to implement such change.

     5.2 Financial Information. Each Loan Party shall promptly furnish to each Lender all such financial information as the Administrative Agent shall reasonably request. Without limiting the foregoing, each Loan Party will furnish (or cause to be furnished) to the Administrative Agent, in sufficient copies for distribution by the Administrative Agent to each Lender, in such detail as the Administrative Agent or the Lenders shall request, the following:

     (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, and income statements, cash flow statements and changes in partners' equity for Foamex and its Subsidiaries for such Fiscal Year and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Foamex and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by Foamex and reasonably satisfactory to the Administrative Agent. Foamex, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Administrative Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having an audit opinion issued on such consolidated financial statements by them is for use by the Administrative Agent and the Lenders. Each Loan Party hereby authorizes the Administrative Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial documents and schedules relating to such Loan Party and to discuss directly with the Administrative Agent the finances and affairs of such Loan Party; provided, however, that (i) the Administrative Agent shall notify such Loan Party (or Foamex on behalf of such Loan Party) of the Administrative Agent's intention to discuss with such Loan Party's certified public accountants the finances and affairs of such Loan Party and (ii) an officer of such Loan Party shall have the right to be present during any such discussion between its certified public accountants and the Administrative Agent.

     (b) As soon as available, but in any event not later than forty-five (45) days after the end of each of the first three quarterly periods of each Fiscal Year, consolidated and consolidating unaudited balance sheets of Foamex and its consolidated Subsidiaries as at the end of such quarter and consolidated and consolidating unaudited income statements and cash flow statements for Foamex and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operations of Foamex and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form (other than in the case of the consolidating financial statements for each fiscal quarter of Foamex ending during Fiscal Year 2003), figures for the corresponding period in the prior Fiscal Year and in the Loan Parties' forecasts, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Foamex shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly Foamex's and each of its Subsidiaries' financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

     (c) As soon as available, but in any event not later than thirty (30) days after the end of each fiscal month (or, in the case of the fiscal month ending on the last day of a fiscal quarter of Foamex, forty-five (45) days after the end of such fiscal month), consolidated and consolidating unaudited balance sheets of Foamex and its consolidated Subsidiaries as at the end of such fiscal month, and consolidated and consolidating unaudited income statements and cash flow statements for Foamex and its consolidated Subsidiaries for such fiscal month and for the period from the beginning of the Fiscal Year to the end of such fiscal month, all in reasonable detail, fairly presenting the financial position and results of operations of Foamex and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form (other than in the case of the consolidating financial statements for each fiscal month of Foamex ending during Fiscal Year
2003), figures for the corresponding period in the prior Fiscal Year and in the Loan Parties' forecast, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Foamex shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly Foamex's and each of its Subsidiaries' financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

     (d) With each of the audited  Financial  Statements  delivered  pursuant to
Section 5.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

     (e) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and within forty-five (45) days after the end of each fiscal quarter of Foamex, a certificate of the chief financial officer of Foamex setting forth in reasonable detail the calculations required to establish that the Loan Parties were in compliance with the covenants set forth in Sections
7.24 and 7.26 during the period covered in such Financial Statements and as at the end thereof. No later than the commencement of each Borrowing Cutoff Period, a certificate of the chief financial officer of Foamex setting forth in reasonable detail the calculation of the Borrowing Cutoff Amount for such Borrowing Cutoff Period. Within thirty (30) days after the end of each month (forty-five (45) days after the end of each fiscal month ending on the last day of a fiscal quarter of Foamex), a certificate of the chief financial officer of Foamex (A) stating that, except as explained in reasonable detail in such certificate, all of the representations and warranties of each Loan Party contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) stating that, except as explained in reasonable detail in such certificate, each Loan Party is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents (other than the covenant set forth in Section
7.24), (C) stating that, except as explained in reasonable detail in such certificate, no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements and (E) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action Foamex or another Loan Party has taken or proposes to take with respect thereto.

     (f) Prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for Foamex and its Subsidiaries as at the end of and for each month of such Fiscal Year.

     (g) Promptly after filing with the PBGC and the IRS or other Governmental Authority, a copy of each annual report or other material filing filed with respect to each Plan of the Parent or any of its Subsidiaries.

     (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices or statements sent or received by any Loan Party or any of the Mexican Subsidiaries to or from the holders of any equity interests of any Loan Party (other than routine non-material correspondence sent by shareholders of the Parent to the Parent) or any Mexican Subsidiary or of any Debt of the Parent or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

     (i) As soon as available, but in any event not later than 15 days after the receipt thereof by any Loan Party or any Mexican Subsidiary, a copy of all management reports and management letters prepared for any Loan Party or any Mexican Subsidiary by any independent certified public accountants of such Loan Party or Mexican Subsidiary, as the case may be.

     (j) Promptly after their preparation, copies of any and all proxy statements, financial statements and reports which any Loan Party makes available to its public shareholders or holders of its Debt or the trustee under any documents or agreements relating to any of its Debt.

     (k) If requested by the Administrative Agent, promptly after filing with the IRS or similar Governmental Authority, a copy of each Tax return filed by any Loan Party.

     (l) Upon request by the Administrative Agent, and in no event less frequently than once each month and not later than 15 days after the end of each month (or, in the case of each month ending during 2003, 21 days after the end of such month), a (i) monthly trial balance showing Accounts of each Borrower and Foamex Canada outstanding aged based on original due date from statement date as follows: current, 6 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion, (ii) summary of Inventory of each Borrower and Foamex Canada by location and type accompanied by any report prepared by any Borrower or Foamex Canada in connection with the performance of its obligations under Section 7.32 and such other supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion (in each case, together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date) and (iii) a reconciliation of the Accounts and Inventory of each Borrower and Foamex Canada to the Borrowing Base Certificate of such Borrower.

     (m) On the date any Borrowing  Base  Certificate  is delivered  pursuant to
Section 5.2(n) or at such more frequent intervals as the Administrative Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), a collateral report with respect to each Borrower and Foamex Canada, including all additions and reductions (cash and non-cash) with respect to Accounts of such Borrower or Foamex Canada, as the case may be, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion.

     (n) On a weekly basis (not later than the fifth Business Day after the last Business Day of the previous week with the information thereon to be as of the last Business Day of such previous week), a Borrowing Base Certificate for each Borrower and Foamex Canada; provided, that during each Decelerated Delivery Period, each Borrower and Foamex Canada shall deliver a Borrowing Base Certificate to the Administrative Agent on a monthly basis (not later than the fifteenth day after the last day of the previous month (or, if such previous month ended during 2003, not later than the twenty-first day after the last day of such previous month) with the information thereon to be as of the last day of such previous month); provided, further, that upon request of the Administrative Agent during a Decelerated Delivery Period, each Borrower shall provide a Borrowing Base Certificate on a weekly basis. Notwithstanding the foregoing, any Borrowing Base Certificate delivered by a Borrower pursuant to this Section 5.2(n) may be updated on a daily basis by such Borrower in a manner reasonably satisfactory to the Administrative Agent with reports of new sales of Inventory resulting in Eligible Accounts; provided, that any such updates delivered hereunder shall be subject to any adjustments (including, without limitation, exclusion from the relevant Borrowing Base of any new Accounts included in such update) that the Administrative Agent deems necessary in the exercise of its reasonable discretion.

     (o) (i) Semi-annually on or prior to the last Business Day of each June and December of each calendar year (but not earlier than the first day of such June or December), or quarterly if requested by the Administrative Agent, an Inventory Appraisal of the Inventory of each Borrower and Foamex Canada, each such Appraisal to be dated as of the then prior month end and conducted by an appraiser reasonably acceptable to the Administrative Agent and to be in form, scope and substance reasonably satisfactory to the Administrative Agent; and
(ii) upon the occurrence and during the continuance of an Event of Default and at the Administrative Agent's request, an Inventory Appraisal of the Inventory of each Borrower and Foamex Canada, each such Inventory Appraisal to be conducted by an appraiser reasonably acceptable to the Administrative Agent and to be in form and scope reasonably satisfactory to the Administrative Agent.

     (p) Upon the request of the Administrative Agent, no more frequently than once per calendar year (commencing after the first Anniversary Date) unless an Event of Default has occurred and is continuing, a Real Estate Appraisal of the owned Real Estate of each

Borrower and Foamex Canada and an Equipment Appraisal of the owned Equipment of each Borrower and Foamex Canada, each such Real Estate Appraisal and Equipment Appraisal to be dated as of the then prior month end and conducted by an appraiser reasonably acceptable to the Administrative Agent and to be in form and scope reasonably satisfactory to the Administrative Agent.

     (q) Promptly upon the request of the Administrative Agent, a copy of any audited financial statements prepared for any Foreign Subsidiary.

     (r) Upon request by the Administrative Agent, an aging of the accounts payable of each Borrower and Foamex Canada.

     (s) Such additional information as the Administrative Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any of its Subsidiaries.

     5.3 Notices to the Lenders. Each Loan Party shall notify the Administrative Agent in writing of the following matters at the following times:

     (a) Promptly (but in no event later than one (1) Business Day) after becoming aware of any Default, Event of Default or Availability Threshold Event;

     (b) Promptly (but in no event later than two (2) Business Days) after becoming aware of the assertion by the holder of any capital stock or other equity interests of the Parent or of any Subsidiary thereof or the holder of any Debt of the Parent or any Subsidiary thereof in a face amount in excess of $500,000 that a default exists with respect thereto or that the Parent or such Subsidiary is not in compliance with the terms thereof, or the written threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

     (c) Promptly (but in no event later than two (2) Business Days) after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

     (d) Promptly (but in no event later than two (2) Business Days) after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

     (e) Promptly (but in no event later than two (2) Business Days) after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim or other labor dispute affecting the Parent or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

     (f) Promptly (but in no event later than two (2) Business Days) after becoming aware of any violation of any law, statute, regulation or ordinance of a Governmental Authority affecting the Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

     (g) Promptly (but in no event later than two (2) Business Days) after receipt of any written notice of any violation by the Parent or any of its Subsidiaries of any Environmental Law which is reasonably likely to give rise to liability in excess of $500,000 or that any Governmental Authority has asserted in writing that the Parent or any Subsidiary thereof is not in compliance in any material respect with any Environmental Law or is investigating the Parent or such Subsidiary's compliance therewith;

     (h) Promptly (but in no event later than two (2) Business Days) after receipt of any written notice that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent or any Subsidiary thereof is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $500,000;

     (i) Promptly (but in no event later than two (2) Business Days) after receipt of any written notice of the imposition of any Environmental Lien against any property of the Parent or any of its Subsidiaries;

     (j) Any change in (i) a Loan Party's name as it appears in the jurisdiction of its incorporation or other organization, jurisdiction of incorporation or organization, type of entity, organizational identification number, or form of organization, trade names under which a Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto and (ii) locations of Collateral of a Loan Party, in each case at least thirty (30) days prior thereto; provided, that (x) in the case of a change in the location of Collateral of a Loan Party resulting solely from the occurrence of a fire, flood or other casualty constituting an exigent circumstance, such notice shall be provided to the Administrative Agent as soon as such Loan Party has made such change in location or otherwise has knowledge of such change in location and (y) in the case of a change within the United States in the location of Inventory of Foamex or any of its Domestic Subsidiaries (other than as a result of an event specified in clause (x) above), such notice shall be provided to the Administrative Agent at least fifteen (15) days prior thereto;

     (k) Within ten (10) Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL, the PBGC or any other Governmental Authority with respect thereto;

     (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL, the IRS or under the PBA or any other applicable Governmental Authority, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL, the IRS with respect to each Pension Plan and, in the case of any Plan governed by the PBA, each annual information return, valuation report, application for registration of an amendment, notice of proposal to wind up in whole or in part, application for payment of surplus or other variation, (ii) a copy of each funding waiver request filed with the PBGC, the DOL, the IRS or under the PBA or other applicable Governmental Authority with respect to any Plan and all communications received by any Loan Party or any ERISA Affiliate from the PBGC, the DOL, the IRS or under the PBA or any other applicable Governmental Authority with respect to such request, and
(iii) a copy of each other filing or notice filed with the PBGC, the DOL, the IRS or under the PBA or any other applicable Governmental Authority, with respect to each Plan by any Loan Party or any ERISA Affiliate;

     (m) Copies of each actuarial report for any Pension Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of the following: (i) any notices of the intention of the PBGC, the Financial Services Commission of Ontario or any other applicable Governmental Authority to terminate a Pension Plan or to have a trustee appointed to administer such Pension Plan; (ii) any favorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, or under the PBA or other applicable laws; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

     (n) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase the Loan Parties' aggregate annual costs with respect thereto by an amount in excess of $500,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Loan Party or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code or under the PBA or other applicable laws on or before the due date for such installment or payment; and

     (o) Within three (3) Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; (iii) the PBGC or other Governmental Authority has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan; or (iv) a Reportable Event or Termination Event in respect of any Plan.

     Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the applicable Loan Party, its Subsidiary or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

     5.4 E-Mail Deliveries. Each of the parties hereto hereby agrees that any Loan Party may, in lieu of delivering paper copies, transmit any Financial Statements or any of the items specified in Section 5.2 to the Administrative Agent by electronic mail; provided, that (i) each electronic mail transmission shall be (A) formatted as the Administrative Agent may designate from time to time and shall be digitally signed and (B) sent to the Administrative Agent at one or more electronic mail addresses designated by the Administrative Agent from time to time and (ii) the Administrative Agent (A) shall be authorized to rely upon any such electronic mail transmission for purposes of this Agreement to the same extent as if the contents thereof had been otherwise delivered to the Administrative Agent in accordance with the terms of this Agreement and (B) may, upon notice in writing to Foamex, terminate the right of the Loan Parties to transmit such items via electronic mail.

                                    ARTICLE 6
                     GENERAL WARRANTIES AND REPRESENTATIONS

     Each Loan Party warrants and represents to the Administrative Agent and the Lenders that except as hereafter disclosed to and accepted by the Administrative Agent and the Majority Lenders in writing:

     6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Such Loan Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Administrative Agent Liens upon and security interests in the Collateral in which it has an interest. Such Loan Party has taken all necessary action (including obtaining approval of its stockholders or other equityholders if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by such Loan Party, and constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Such Loan Party's execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Loan Party or any of its Subsidiaries, by reason of, the terms of (a) any contract, mortgage, lease, agreement, indenture or instrument to which such Loan Party or any of its Subsidiaries is a party or which is binding upon it or any of its Subsidiaries (it being understood that (x) in the case of any Liens in favor of the Administrative Agent granted by a Loan Party that is an obligor or guarantor of the Senior Secured Notes, there is a requirement under the Senior Secured Note Indenture that such Loan Party grant a Lien (that is subordinated to the Agent's
Lien) in favor of the
trustee under such indenture in its capacity as collateral agent thereunder on the same collateral in which the Agent's Lien was granted and (y) in the case of any Liens in favor of the Administrative Agent granted by a Loan Party, there may be a requirement under the Term Loan B Documents that such Loan Party grant a Lien (that is subordinated to the Agent's Lien) in favor of the Term Loan B Agent on the same collateral in which the Agent's Lien was granted), (b) any Requirement of Law applicable to such Loan Party or any of its Subsidiaries, or
(c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement or other organizational documents of such Loan Party or any of its Subsidiaries. Each borrowing of a Loan and issuance of a Letter of Credit or Credit Support and each delivery by a Borrower or Foamex Canada of a Borrowing Base Certificate constitutes a representation and warranty by Foamex that, as of the date of such borrowing, issuance or delivery, as the case may be, the financial accommodations provided to the Borrowers under this Agreement do not as of such date violate the borrowing or debt incurrence limits set forth in any indenture relating to any of the Permitted Subordinated Debt or the Senior Secured Notes. Without limitation of the foregoing, Foamex represents and warrants that (i) each borrowing of a Loan and issuance of a Letter of Credit or Credit Support is permitted under (x) clause (1) or (15) of Section 4.09(b) of the Senior Secured
Note Indenture and (y) clause (i) of the second paragraph of Section 4.09 of the Foamex 9 7/8% Subordinated Note Indenture and clause (i) of the second paragraph of Section 4.9 of the Foamex 13 1/2% Subordinated Note Indenture (in the case of the Term Loans in either instance) and clauses (ii) and/or (xi) of such respective second paragraphs (in the case of Revolving Loans, Letters of Credit and Credit Support in either instance) and (ii) all Obligations relating thereto constitute (x) "Credit Agreement Obligations" under and as defined in the Senior Secured Note Indenture and "Senior Lender Claims" under the Senior Secured Note Intercreditor Agreement and (y) "Senior Debt", "Designated Senior Debt" and "Permitted Debt" under and as defined in each of the Foamex 9 7/8% Subordinated
Note Indenture and Foamex 13 1/2% Subordinated Note Indenture. Except as set forth on Schedule 6.1A, no proceeds of any sale, lease, issuance, conveyance or other disposition of any assets or equity interests of or in Foamex or any of its Subsidiaries have been applied since June 12, 1997 to repay any indebtedness under the Existing Credit Facility that resulted in a permanent reduction of any commitments or indebtedness under the Existing Credit Facility (any such sale, lease, issuance, conveyance or other disposition described on Schedule 6.1A to specify the details thereof, the "Net Proceeds" thereof (as such term is defined in each of the Foamex 9 7/8% Subordinated Note Indenture, Foamex 13 1/2% Subordinated Note Indenture and the Senior Secured Note Indenture) applied to the payment of indebtedness under the Existing Credit Facility that resulted in a permanent reduction of any commitments or indebtedness under the Existing Credit Facility, the date of such application and the particular indebtedness to which such application was made). Except as set forth on Schedule 6.1B, prior to the Closing Date, (i) the Existing Credit Facility was the only "Credit Facility" (as defined in the Senior Secured Note Indenture) designated by Foamex as or otherwise constituting a "First-Lien Credit Facility" (as defined in the Senior Secured Note Indenture) and there were no other Credit Facilities under which Foamex or any of its Subsidiaries incurred indebtedness under clause (1) or (15) of Section 4.09(b) of the Senior Secured Note Indenture, (ii) there were no "Future Other First-Lien Obligations" (as defined in the Senior Secured Note Intercreditor Agreement) or "Other Second-Lien Obligations" (as defined in the Senior Secured Note Indenture) and (iii) the Existing Credit Facility was the only "New Credit Facility" (as defined in the Foamex 9 7/8% Subordinated Note Indenture) and "Credit Facility" (as defined in the Foamex 13 1/2% Subordinated
Note Indenture) and the indebtedness thereunder and the indebtedness under the Senior Secured Notes were the only "Designated Senior Debt" (as defined in each of such indenture). Foamex represents and warrants that neither it nor Foamex Capital has, and neither it nor Foamex Capital will, designate any indebtedness as "Other Second-Lien Obligations" (as defined in the Senior Secured Note Indenture) or, except for the Obligations, the Term Loan B Obligations and indebtedness under the Senior Secured Notes, as "Designated Senior Debt" (as defined in the Foamex 9 7/8% Subordinated Note Indenture and the Foamex 13 1/2% Subordinated Note Indenture), in each instance, without the prior written consent of the Administrative Agent and the Majority Lenders.

     6.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Mortgage(s), and the other Loan Documents to which such Loan Party is a party create legal and valid Liens on all the Collateral in which it has an interest in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, and upon the filing by the
Administrative Agent of Uniform Commercial Code financing statements, similar filings under applicable Canadian law, Mortgages and security documents relating to Proprietary Rights in the appropriate governmental filing offices, possession by the Administrative Agent of Collateral which can be perfected by possession only, "control" by the Administrative Agent of any deposit accounts located in the United States and any letter-of-credit rights, recording by the Administrative Agent of the Agent's Lien on the certificates of title of motor vehicles (and the Loan Parties agree to deliver such certificates of title to the Administrative Agent for such purpose promptly upon the Administrative Agent's request) and compliance with the applicable perfection requirements of the laws of jurisdictions other than the United States or Canada with respect to Collateral as to which perfection of the Agent's Lien thereon is not subject to the laws of the United States or Canada, such Liens constitute perfected and continuing Liens on all such Collateral, having priority over all other Liens on such Collateral (after giving effect to the Senior Secured Note Intercreditor Agreement), except for those Liens identified in clauses (g) (other than with respect to Collateral consisting of Accounts, Inventory, Equipment included in the then most recent Equipment Appraisal delivered to the Administrative Agent, Real Estate included in the then most recent Real Estate Appraisal delivered to the Administrative Agent and the proceeds thereof), (i) and (m) of the definition of Permitted Liens and other Permitted Liens that have priority over the Agent's Liens by operation of law, securing all the Obligations, and enforceable against such Loan Party and all third parties.

     6.3 Organization and Qualification. Such Loan Party (a) is duly organized, incorporated or amalgamated, as the case may be, and validly existing in good standing under the laws of the state of its organization, incorporation or amalgamation, as the case may be, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except to the extent the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

     6.4 Corporate Name; Prior  Transactions.  Except as otherwise  disclosed on
Schedule 6.4, such Loan Party has not, during the past five (5) years, been known by or used any other partnership, corporate or fictitious name, or been a party to any merger, consolidation or amalgamation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

     6.5 Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list of the name and relationship to such Loan Party of each and all of such Loan Party's Subsidiaries and other Affiliates. Each Subsidiary of such Loan Party is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and own its property.

     6.6 Financial Statements and Projections.

     (a) The Loan Parties have delivered to the Administrative Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows and changes in partners' equity for Foamex and its consolidated Subsidiaries as of December 29, 2002, and for the Fiscal Year then ended, accompanied by the report thereon of the Loan Parties' independent certified public accountants, Deloitte & Touche LLP. The Loan Parties have also delivered to the Administrative Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for Foamex and its consolidated Subsidiaries as of June 29, 2003. Such financial statements are attached hereto as Schedule II. All such financial statements have been prepared in accordance with GAAP (subject, in the case of the interim financial statements, to normal year-end audit adjustments) and present accurately and fairly in all material respects the financial position of Foamex and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

     (b) The Latest Projections when submitted to the Lenders as required herein represent the Loan Parties' good faith estimate of the future financial performance of Foamex and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which such Loan Party believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

     (c) The pro forma balance sheet of Foamex and its consolidated Subsidiaries as at June 29, 2003 attached hereto as Schedule II, presents fairly and accurately the Loan Parties' financial condition as at such date after giving effect to the (i) Loans to be made on the Closing Date and the use of proceeds thereof and (ii) payment of fees and expenses in connection with the foregoing as if they had occurred on such date and the Closing Date had been such date, and such balance sheet has been prepared in accordance with GAAP.

     6.7 Capitalization. As of June 29, 2003, the authorized capital stock of the Parent consists of (i) 50,000,000 shares of common stock, par value $.01 per share, of which 24,409,149 shares are validly issued and outstanding, fully paid and non-assessable and (ii) 5,000,000 shares of preferred stock, par value $1.00 per share, of which 15,000 shares are validly issued and outstanding, fully paid and non-assessable.

     6.8 Solvency. Each Loan Party is Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of any Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

     6.9 Debt. After giving effect to the making of the Term Loans and the Revolving Loans to be made on the Closing Date, on the Closing Date such Loan Party and its Subsidiaries will have no Debt, except (a) the Obligations, (b) the Permitted Subordinated Debt, (c) the Senior Secured Notes, (d) Debt described on Schedule 6.9 and (e) the Term Loan B Obligations.

     6.10 Distributions. Except as set forth on Schedule 6.10, during the period from December 29, 2002 through and including the Closing Date, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent or any of its Domestic Subsidiaries.

     6.11 Real Estate; Leases. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by such Loan Party and all Real Estate owned by any of its Domestic Subsidiaries, all leases and subleases of real or personal property held by such Loan Party or any of its Domestic Subsidiaries as lessee or sublessee (other than leases of personal property as to which such Loan Party or Domestic Subsidiary is lessee or sublessee for which the value of the personal property subject to such leases or subleases in the aggregate is less than $250,000), and all leases and subleases of real or personal property held by such Loan Party or any of its Domestic Subsidiaries as lessor, or sublessor. As of the Closing Date, each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the actual knowledge of the applicable Loan Party, no default by any party to any such lease or sublease exists. As of the Closing Date, such Loan Party and its Domestic Subsidiaries has good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by such Loan Party or such Subsidiary, as the case may be, or valid leasehold interests in all Real Estate designated therein as "leased" by such Loan Party or such Subsidiary, as the case may be, and such Loan Party or such Subsidiary, as the case may be, has good, indefeasible, and merchantable title to all of its other property reflected on the December 29, 2002 Financial Statements delivered to the Administrative Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, in each of the foregoing cases, free of all Liens except Permitted Liens.

     6.12 Proprietary Rights. Schedule 6.12 sets forth a correct and complete list of all of such Loan Party's Proprietary Rights which are the subject of a registration or application with a Governmental Authority as of the Closing Date. As of the Closing Date, none of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the knowledge of such Loan Party as of the Closing Date, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights of such Loan Party described on Schedule 6.12 constitute all of the material property of such type necessary to the current and anticipated future conduct of such Loan Party's business as of the Closing Date.

     6.13 Trade Names. As of the Closing Date, all trade names or styles under which such Loan Party sells or expects to sell Inventory or create Accounts, or to which instruments in payment of Accounts are expected to be made payable, are listed on Schedule 6.13.

     6.14 Litigation. Except as set forth on Schedule 6.14, there is no pending, or to the knowledge of such Loan Party threatened, action, suit, proceeding or counterclaim by any Person, or to the knowledge of such Loan Party, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

     6.15 Labor Matters. Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of such Loan Party or of any of the Mexican Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining agent for employees of such Loan Party or of any of the Mexican Subsidiaries or for any similar purpose, and (d) there is no pending or (to the knowledge of such Loan Party) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting such Loan Party, any of the Mexican Subsidiaries or any of their respective employees.

     6.16 Environmental Laws. Except as otherwise disclosed on Schedule 6.16:

     (a) Such Loan Party and the Mexican Subsidiaries have complied in all material respects with all applicable Environmental Laws and neither such Loan Party nor the Mexican Subsidiaries nor any of their presently owned real property or presently conducted operations nor any property now or previously in their charge, management or control, nor their previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant, except for instances of noncompliance, enforcement orders and liability agreements which are not reasonably likely to result in liability, in the aggregate for all Loan Parties and the Mexican Subsidiaries, of greater than $500,000 for all such matters.

     (b) Such Loan Party and the Mexican Subsidiaries have obtained or taken required measures to obtain all material permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and such Loan Party and the Mexican Subsidiaries are in compliance with all material terms and conditions of such permits.

     (c) Neither such Loan Party nor any of the Mexican Subsidiaries, nor, to the best of such Loan Party's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste, except for violations which are not reasonably likely to result in liability, in the aggregate for all Loan Parties and Mexican Subsidiaries, of greater than $500,000 for all such violations.

     (d) Neither such Loan Party nor any of the Mexican Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant, except for those which are not reasonably likely to result in liability, in the aggregate for all Loan Parties and Mexican Subsidiaries, of greater than $500,000 for all such matters.

     (e) To the best of such Loan Party's knowledge, none of the present or past operations of such Loan Party or any of the Mexican Subsidiaries nor any property now or previously in the charge, management or control of such Loan Party or any of the Mexican Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant, except for investigations which are not reasonably likely to result in liability, in the aggregate for all Loan Parties and Mexican Subsidiaries, of greater than $500,000 for all such investigations.

     (f) There is not now, nor to the best of such Loan Party's knowledge has there ever been on or in any of the Real Estate, except for matters involving the following which are not reasonably likely to result in liability in the aggregate for all Loan Parties and Mexican Subsidiaries in excess of $500,000 for all such matters:

          (1) any underground storage tanks or surface impoundments,

          (2) any asbestos-containing material, or

          (3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

     (g) Neither such Loan Party nor any of the Mexican Subsidiaries has filed any notice under any requirement of Environmental Law reporting a material spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

     (h) Neither such Loan Party nor any of the Mexican Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property or any Governmental Authority) imposing material obligations or liabilities on such Loan Party or any of the Mexican Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

     (i) None of the products manufactured, distributed or sold by such Loan Party or any of the Mexican Subsidiaries contain asbestos-containing material.

     (j) No Environmental Lien is attached to any of the Real Estate.

     6.17  No  Violation  of  Law.  Neither  such  Loan  Party  nor  any  of its
Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it, which violation could reasonably be expected to have a Material Adverse Effect.

     6.18 No Default. Neither such Loan Party nor any of its Subsidiaries has received notice or has actual knowledge that it is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Loan Party or any of its Subsidiaries is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

     6.19 ERISA Compliance.

     (a) Except in respect of any Multi-employer Plan, each Plan which is intended to qualify under Section 401(a) of the Code (i) is in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA and other federal, provincial or state law and (ii) has received a favorable determination letter from the IRS and to the best knowledge of such Loan Party, nothing has occurred which would cause the loss of such qualification. The Parent, each of its Subsidiaries and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code or subject to the PBA, and no application for a funding waiver or an extension of any amortization period has been made with respect to any Plan. As of the Closing Date, except as required under (i) the Agreement by and between Foamex and PACE Local 714, dated as of February 9, 2002, (ii) Section 4980B of the Code, the corresponding provisions of ERISA or applicable law or (iii) any individual severance, separation or similar agreement to which any Loan Party or ERISA Affiliate is a party, none of the Loan Parties or any ERISA Affiliate provides post-employment health or life benefits.

     (b) There are no pending or, to the best knowledge of such Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) As of the Closing Date, no ERISA Event has occurred or is reasonably expected to occur; (ii) none of the Loan Parties, any of their Subsidiaries nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under the PBA or Title IV of ERISA with respect to any Pension Plan which is not timely satisfied (other than for contributions or premiums due and not delinquent under Section 4007 of ERISA or the PBA); (iii) none of the Loan Parties, any of their Subsidiaries nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under the PBA or Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan nor do they reasonably expect to incur any such liability in an amount which would exceed $500,000; (iv) none of the Loan Parties, any of their Subsidiaries nor any ERISA

Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) no Lien or statutory lien under the PBA or applicable legislation has arisen in respect of Foamex Canada or its property in connection with any Plan (save for contribution amounts not yet due).

     6.20 Taxes. Such Loan Party and the Mexican Subsidiaries have filed all federal, state, foreign and provincial income Tax returns and reports and other material Tax returns and reports, in each instance, which it is required to file, and have paid all federal, state, provincial and foreign income Taxes, assessments, fees and other governmental charges and all other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid Taxes and assessments would give rise to a Permitted Lien.

     6.21 Regulated Entities. None of the Loan Parties, any Person controlling any of the Loan Parties, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Loan Party nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

     6.22 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely to refinance certain indebtedness of the Borrowers on the Closing Date, for working capital purposes and for general corporate purposes permitted hereunder. Neither such Loan Party nor any of its Subsidiaries is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.23 Copyrights, Patents, Trademarks and Licenses, etc. Such Loan Party and each of the Mexican Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses without, to the knowledge of such Loan Party, conflict with the rights of any other Person, which conflict could reasonably be expected to have a Material Adverse Effect. To the knowledge of such Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Loan Party or any of the Mexican
Subsidiaries infringes upon any rights held by any other Person, which infringement could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of such Loan Party, threatened, which could reasonably be expected to have a Material Adverse Effect.

     6.24 No Material Adverse Change. No Material Adverse Effect has occurred since December 29, 2002.

     6.25 Full Disclosure. None of the representations or warranties made by such Loan Party or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of such Loan Party or any of its Subsidiaries in connection with any of the Loan Documents (including the offering and disclosure materials delivered by or on behalf of such Loan Party or any of its Subsidiaries to the Lenders prior to the Closing Date, but excluding any projections and forecasts) contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. Any projections or forecasts contained in any of the materials referred to above have been prepared on the basis of assumptions which such Loan Party or its Subsidiary, as the case may be, believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Administrative Agent and/or the Lenders (it being understood that projections, forecasts and other forward looking statements are subject to significant uncertainties and contingencies, many of which are beyond such Loan Party's or such Subsidiary's control and that no guarantee can be given that the projections or forecasts will be realized).

     6.26 Material Agreements. Schedule 6.26 hereto sets forth as of the Closing Date all material agreements and contracts to which such Loan Party or any of its Domestic Subsidiaries is a party or is bound as of the date hereof.

     6.27 Bank Accounts. Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by such Loan Party with any bank or other financial institution.

     6.28 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party or any of its Subsidiaries of this Agreement or any other Loan Document, except (i) filings, consents or notices which have been made, obtained or given, (ii) filings necessary to create or perfect the Agent's Liens and
(iii) routine corporate, limited liability company and partnership filings to maintain good standing in each state in which the Loan Parties and their Subsidiaries conduct their business.

     6.29 FMXI. FMXI does not conduct any business other than the business of acting as the managing general partner of Foamex and owning its general partnership interest in Foamex. None of the Domestic Subsidiaries of Foamex conducts any business other than owning equity interests in other Domestic Subsidiaries or Foreign Subsidiaries and as set forth on Schedule 7.19.

     6.30 Partnership Tax Status. Foamex, since its organization, has been treated as a partnership within the meaning of Section 761(a) of the Code for Federal income tax purposes and has not been and is not an entity subject to Federal or state income tax (other than state income taxes generally imposed on partnerships). Neither such Loan Party nor any of its Subsidiaries has any knowledge of any inquiry or investigation by any Person (including, without limitation, the IRS) as to whether or not Foamex is, or any claim or assertion by any Person (including, without limitation, the IRS) that Foamex is not, a partnership for Federal or state income tax purposes or an entity subject to Federal or state income taxes (other than state income taxes generally imposed on partnerships).

     6.31 Foamex 9 7/8% Subordinated Notes and Foamex 13 1/2% Subordinated Notes. The subordination provisions of the Foamex 9 7/8% Subordinated Note Indenture and the Foamex 13 1/2% Subordinated Note Indenture are enforceable against the respective holders of the Foamex 9 7/8% Subordinated Notes and the Foamex 13 1/2% Subordinated Notes, respectively.

     6.32 Senior Debt. (i) The Obligations (other than Obligations in respect of Bank Products not constituting Hedge Agreements) constitute "Obligations" owing under the "New Credit Facility" and the "Credit Facility" (as each such term is defined in the Foamex 9 7/8% Subordinated Note Indenture and the Foamex 13 1/2% Subordinated Note Indenture, respectively) and (ii) the Obligations constitute
(A) "Credit Agreement Obligations" under the "Credit Agreement" (as each such term is defined in the Senior Secured Note Indenture) and (B) "Senior Debt" (as defined in the Foamex 9 7/8% Subordinated Note Indenture and the Foamex 13 1/2% Subordinated Note Indenture).

                                    ARTICLE 7
                       AFFIRMATIVE AND NEGATIVE COVENANTS

     Each Loan Party covenants to the Administrative Agent and each Lender that so long as any of the Obligations (other than Contingent Obligations at Termination and Obligations in respect of Letters of Credit or Credit Support for which Supporting Letters of Credit have been deposited with the Administrative Agent in accordance with and as required by Section 1.4(g)) remain outstanding or this Agreement is in effect:

     7.1 Taxes and Other Obligations. Such Loan Party shall, and shall cause each of its Subsidiaries to, (a) file when due (including giving effect to all extensions permitted under applicable law) all federal, state, foreign and provincial income tax returns and reports and other material tax returns and other reports, in each instance, which it is required to file; (b) pay, or provide for the payment, when due, of all federal, state, provincial and foreign income taxes, fees, assessments and other governmental charges and all other material taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits with respect thereto, and establish adequate reserves for the payment of all such items, and provide to the Administrative Agent, upon request, satisfactory evidence of its timely compliance with the foregoing; and
(c) pay when due all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons; provided, however, so long as such Loan Party has notified the Administrative Agent in writing, neither such Loan Party nor any of its Subsidiaries need pay any such tax, fee, assessment, governmental charge or claim (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Loan Party or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

     7.2 Legal  Existence and Good  Standing.  Except as otherwise  permitted by
Section 7.11, such Loan Party shall, and shall cause each of its Subsidiaries to, (a) maintain its legal existence and (b) its qualification and good standing in all jurisdictions in which the failure to maintain such qualification or good standing could reasonably be expected to have a Material Adverse Effect. Foamex shall not change its partnership status to a corporate status.

     7.3 Compliance with Law and Agreements; Maintenance of Licenses. Such Loan Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all applicable Environmental Laws). Such Loan Party shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except where the failure to so obtain and maintain the foregoing could not reasonably be expected to have a Material Adverse Effect. Such Loan Party shall not modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement or other organizational documents, as applicable, (or permit same to occur), other than in a manner which does not adversely affect the rights of the Lenders or the Administrative Agent.

     7.4 Maintenance of Property; Inspection of Property.

     (a) Such Loan Party shall, and shall cause each of the Mexican Subsidiaries to, maintain in all material respects all property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

     (b) Such Loan Party shall permit representatives and independent contractors of the Administrative Agent (at the expense of the Loan Parties not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors (or Persons serving a similar function), officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Loan Party; provided, however, when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice. Any amounts payable by the Loan Parties to the Administrative Agent or any Lender pursuant to this Section 7.4(b) shall be the joint and several obligation of each of the Loan Parties.

     7.5 Insurance.

     (a) Such Loan Party shall maintain, and shall cause each of the Mexican Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A- or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Administrative Agent, in its discretion, or acting at the direction of the Majority Lenders, shall specify, in amounts and under policies reasonably acceptable to the Administrative Agent and the Majority Lenders. Without limiting the foregoing, in the event that any improved Real Estate of such Loan Party covered by any of the Mortgages or any other Real Estate on which is located any Inventory or Equipment of such Loan Party is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), such Loan Party shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance will be reasonably determined by the Administrative Agent, and such insurance shall, at a minimum (subject to customary deductibles), comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. Such Loan Party shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

     (b) Such Loan Party shall cause the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, to be named as secured party or mortgagee and loss payee as its interest may appear or additional insured, in a manner reasonably acceptable to the Administrative Agent on each policy of insurance of such Loan Party. Such Loan Party shall use commercially reasonable efforts to cause each policy of insurance of such Loan Party shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever (other than non-payment of premiums, in which case not less than ten (10) days' prior written notice is sufficient). Each policy of such Loan Party for property insurance shall contain a clause or endorsement stating that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by such Loan Party when due, and certificates of insurance and, if requested by the Administrative Agent or any Lender, photocopies of the policies, shall be delivered to the Administrative Agent, in each case in sufficient quantity for distribution by the Administrative Agent to each of the Lenders. If a Loan Party fails to procure such insurance or to pay the premiums therefor when due, the Administrative Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

     7.6 Insurance and Condemnation Proceeds. Such Loan Party shall promptly notify the Administrative Agent and the Lenders of any loss, damage or destruction to any of the Collateral in an amount in excess of $250,000, whether or not covered by insurance. The Administrative Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

          (i) With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds, ratably, to the payment of the Obligations in the order provided for in Section 3.8.

          (ii) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Administrative Agent shall permit or require the applicable Loan Party to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction (or to repay Revolving Loans previously borrowed and used for such purpose) to the extent that (1) no Event of Default has occurred and is continuing, (2) the aggregate proceeds do not exceed $7,500,000 in any Fiscal Year, (3) such Loan Party shall have used such proceeds for the purposes permitted under this clause (ii) on or prior to the date that is
     180 days  following  its receipt of such  proceeds or commenced  using such proceeds in connection with such permitted purposes being diligently pursued on such date (for so long as such purposes are being diligently pursued), (4) such Loan Party shall have deposited such proceeds in a collateral account (the "Collateral Account") maintained with the Administrative Agent on terms reasonably satisfactory to the Administrative Agent and such proceeds shall at all times remain in the Collateral Account until such time as such proceeds are used by such Loan Party for the purposes permitted under this clause (ii) or applied to the Obligations in the manner set forth in the last sentence of this clause (ii) and (5) such Loan Party first (i) provides the Administrative Agent with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Administrative Agent and (ii) demonstrates to the reasonable satisfaction of the Administrative Agent that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances or to the extent that the proceeds in the Collateral Account referenced above are not used in accordance with clause (3) above, the Administrative Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.4(f).

     7.7 Environmental Laws.

     (a) Such Loan Party shall, and shall cause each of the Mexican Subsidiaries to, conduct its business in compliance in all material respects with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage and disposal of any Contaminant. Such Loan Party shall, and shall cause each of the Mexican Subsidiaries to, take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall regularly report to the Administrative Agent on such response.

     (b) Without limiting the generality of the foregoing, each Loan Party shall (and shall cause each Mexican Subsidiary to) submit to the Administrative Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each material environmental compliance or liability issue. The Administrative Agent or any Lender may request copies of technical reports prepared by any Loan Party or any Mexican Subsidiary and its communications with any Governmental Authority to determine whether such Loan Party or such Mexican Subsidiary is proceeding reasonably to correct, cure or contest in good faith any alleged material non-compliance or environmental liability. Each Loan Party shall (and shall cause each Mexican Subsidiary to), at the Administrative Agent's or the Majority Lenders' reasonable request and at such Loan Party's expense, (i) retain an independent environmental engineer acceptable to the Administrative Agent to evaluate the site, including tests if appropriate, where the material non-compliance or alleged material non-compliance with applicable Environmental Laws has occurred and prepare and deliver to the Administrative Agent, in sufficient quantity for distribution by the Administrative Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Administrative Agent and the Lenders a supplemental report of such engineer whenever the scope of any such environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

     (c) The Administrative Agent and its representatives will have the right at any reasonable time during normal business hours, upon reasonable advance notice, to enter and visit the Real Estate and any other place where any property of any Loan Party is located for the purposes of observing the Real Estate of such Loan Party, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate of any Loan Party; provided, however, when an Event of Default exists, the Administrative Agent and its representatives may do any of the foregoing at any time and without advance notice. The Administrative Agent is under no duty, however, to visit or observe the Real Estate of any Loan Party or to conduct tests, and any such acts by the Administrative Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Administrative Agent and the Lenders' rights under the Loan Documents. No site visit, observation or testing by the Administrative Agent and the Lenders will result in a waiver of any default of any Loan Party or impose any liability on the Administrative Agent or the Lenders. In no event will any site visit, observation or testing by the Administrative Agent be a representation that hazardous substances are or are not present in, on or under any Real Estate, or that there has been or will be compliance with any Environmental Law. Neither such Loan Party nor any other party is entitled to rely on any site visit, observation or testing by the Administrative Agent. The Administrative Agent and the Lenders owe no duty of care to protect the Loan Parties or any other party against, or to inform any of the Loan Parties or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate of any Loan Party. The Administrative Agent may in its discretion disclose to any of the Loan Parties or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Administrative Agent. Each of the Loan Parties understands and agrees that the Administrative Agent makes no warranty or representation to such Loan Party or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. Such Loan Party also understands that depending on the results of any site visit, observation or testing by the Administrative Agent and disclosed to such Loan Party, such Loan Party may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by such Loan Party without advice or assistance from the Administrative Agent. In each instance (except as provided otherwise in the first sentence of this Section 7.7(c)), the Administrative Agent will give such Loan Party reasonable notice before entering the Real Estate of such Loan Party or any other place of such Loan Party the Administrative Agent is permitted to enter under this
Section 7.7(c). The Administrative Agent will make reasonable efforts to avoid interfering with such Loan Party's use of the Real Estate or any other property of such Loan Party in exercising any rights provided hereunder.

     7.8 Compliance with ERISA. Such Loan Party shall, and shall cause each of its Subsidiaries and ERISA Affiliates to: (a) maintain each Plan which is qualified under Section 401(a) of the Code or subject to the PBA in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA and other federal, provincial or state law; (b) make all required contributions to any Plan subject to Section 412 of the Code or subject to the PBA; (c) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which results in liability to any Loan Party in excess of $500,000; (d) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (e) with respect to any Plan of Foamex Canada, not permit any Lien to arise or exist in connection with such Plan (save for contributions not yet due).

     7.9 Landlord Waivers or Subordination Agreements and Bailee Letters.

     (a) Such Loan Party shall use its commercially reasonable efforts to obtain and deliver to the Administrative Agent (i) on or prior to the Closing Date with respect to each of the locations set forth on Schedule 7.9(a) leased by such Loan Party or any of its Domestic Subsidiaries on the Closing Date or at which such Loan Party or any of its Domestic Subsidiaries has Collateral located in warehouses on the Closing Date, consents, landlord waivers or subordination agreements and bailee letters from the landlords of each of such leased premises and from the public warehousemen at each of such warehouses and (ii) within thirty (30) days after the Closing Date (or such later date as the Administrative Agent shall agree to) with respect to all other locations leased by such Loan Party or any of its Domestic Subsidiaries on the Closing Date or at which such Loan Party or any of its Domestic Subsidiaries has Collateral located in warehouses on the Closing Date, consents, landlord waivers or subordination agreements and bailee letters from the landlords of each of such leased premises and from the public warehousemen at each of such warehouses, in each case in form and substance reasonably satisfactory to the Administrative Agent, duly executed by, as appropriate, such landlords and warehousemen.

     (b) Such Loan Party shall use its commercially reasonable efforts to obtain and deliver to the Administrative Agent consents, landlord waivers or subordination agreements and bailee letters, in substantially the forms of those delivered on or prior to the Closing Date or otherwise in form and substance reasonably satisfactory to the Administrative Agent, duly executed by, as appropriate, the landlords of each of the premises leased by such Loan Party or any of its Domestic Subsidiaries after the Closing Date and by the public warehousemen at whose warehouses any Collateral pledged by such Loan Party or any of its Domestic Subsidiaries is located after the

Closing Date, not later than 30 days after executing such lease or locating Collateral at such warehouse.

     7.10  Interest Rate Hedging.  The  Borrowers  shall in good faith  consider obtaining within 90 days of the Closing Date and shall in good faith consider maintaining for the period prior to the date on which the Revolving Credit Commitments have terminated and all Obligations (other than Contingent Obligations at Termination and Obligations in respect of Letters of Credit or Credit Support for which Supporting Letters of Credit have been deposited with the Administrative Agent in accordance with and as required by Section 1.4(g)) owing to the Lenders and the Administrative Agent have been paid in full in cash, one or more Hedge Agreements, on terms reasonably acceptable to the Administrative Agent and the Borrowers, with the Bank or another financial institution reasonably acceptable to the Administrative Agent (it being agreed by the Administrative Agent that each of the Lenders party to this Agreement (and their respective Affiliates) on the Closing Date is reasonably acceptable to the Administrative Agent), covering a notional amount of not less than $50,000,000 of the Loans.

     7.11 Mergers, Consolidations or Sales. Neither such Loan Party nor any of the Mexican Subsidiaries shall enter into any transaction of merger, reorganization or consolidation, or transfer, sell, assign, lease or otherwise dispose of all or any part of its property, or sell or issue any of its equity interests, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for:

     (i) sales of Inventory, licensing of Proprietary Rights, sales of services and dispositions of Restricted Investments of the type described in clauses (d),
(e) or (f) of the definition thereof, in each case in the ordinary course of its business; provided, that (A) sales of Inventory by a Borrower or Foamex Canada shall not be permitted to be made to the Parent, FMXI or any Foreign Subsidiaries other than Foamex Canada, Foamex Asia Co., Ltd. or any of the Mexican Subsidiaries and such sales shall only be permitted if made on an arm's-length basis in the ordinary course of business on customary trade terms and so long as the aggregate amount of Accounts of the Borrowers and Foamex Canada outstanding in connection with such sales shall not exceed at any time $4,000,000 and (B) licensing of Proprietary Rights and sales of services shall only be permitted if made on an arm's-length basis;

     (ii) if required by applicable law, the sale of capital stock of any Foreign Subsidiary of a Loan Party in order to qualify members of the governing body of such Subsidiary;

     (iii) sales or other dispositions of Equipment by (A) any of the Mexican Subsidiaries and (B) one or more Loan Parties in the ordinary course of business with an orderly liquidation value (as set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent or, if such Equipment being disposed of is not included in the then most recent Equipment Appraisal delivered to the Administrative Agent and (x) has a net book value in excess of $250,000, based upon evidence satisfactory to the Administrative Agent of the orderly liquidation value of such Equipment or (y) has a net book value of $250,000 or less, the orderly liquidation value of such Equipment shall be deemed to equal the then net book value of such Equipment) not to exceed
$500,000 in the aggregate in any Fiscal Year for all of the Loan Parties; provided, that within 150 days following any such Equipment sale or disposition, such Loan Party shall either (i) make Capital Expenditures permitted hereunder with the proceeds of such sale or disposition in other Equipment that is free and clear of all Liens except the Agent's Liens and Permitted Liens under clauses (h) and
(j) of such defined term or (ii) apply such proceeds in accordance with Section 3.4(a);

     (iv) the sale by Foamex of its Milan, Tennessee facility;

     (v) (A) the merger of any wholly-owned Domestic Subsidiary of Foamex (other than a wholly-owned Domestic Subsidiary that is a Borrower) with or into another wholly-owned Domestic Subsidiary of Foamex (other than a wholly-owned Domestic Subsidiary that is a Borrower) or the liquidation, winding up or dissolution of a wholly-owned Domestic Subsidiary of Foamex (other than a wholly-owned Domestic Subsidiary that is a Borrower), or the conveyance, sale, lease, transfer or other disposition of all or any part of the business, property or assets of a wholly-owned Domestic Subsidiary of Foamex (other than a wholly-owned Domestic Subsidiary that is a Borrower) in one or a series of transactions to another wholly-owned Domestic Subsidiary of Foamex (other than a wholly-owned Domestic Subsidiary that is a Borrower), (B) the merger of any wholly-owned Domestic Subsidiary of a Borrower (other than a wholly-owned Domestic Subsidiary that is itself a Borrower) into such Borrower or the liquidation, winding up or dissolution of a wholly-owned Domestic Subsidiary of a Borrower (other than a wholly-owned Domestic Subsidiary that is itself a Borrower), or the conveyance, sale, lease, transfer or other disposition of all or any part of the business, property or assets of a wholly-owned Domestic Subsidiary of a Borrower (other than a wholly-owned Domestic Subsidiary that is itself a Borrower) in one or a series of transactions to such Borrower; provided, that in the case of a merger, the surviving Person is a Borrower, and if Foamex is a party to such a merger, the surviving Person is Foamex and (C) the merger of any wholly-owned Subsidiary of a Mexican Subsidiary with or into a Mexican Subsidiary or of one Mexican Subsidiary with or into another Mexican Subsidiary or the conveyance, sale, lease, transfer or other disposition of all or any part of the business, property or assets of a Mexican Subsidiary or of a wholly-owned Subsidiary of a Mexican Subsidiary in one or a series of transactions to a Mexican Subsidiary;

     (vi) transfers or other dispositions of Equipment by Foamex or any of its Domestic Subsidiaries to the China Joint Venture in connection with the Foamex China Transaction, but solely to the extent permitted by clause (m) of the defined term Restricted Investment;

     (vii) the leases and  subleases  existing on the Closing  Date set forth on
Schedule 7.11(vii);

     (viii) leases and subleases of property by such Loan Party which in the aggregate for all Loan Parties do not provide for net rental payments to the Loan Parties in excess of $250,000 in the aggregate in any Fiscal Year;

     (ix) the sale by Foamex of its LaPorte, Indiana facility and its facilities located in Elkhart, Indiana at 2040 Toledo Road and 603 Industrial Parkway; provided, that in each case, the Net Proceeds received by Foamex in respect of such sale at the time such sale is consummated shall not be less than the sum of (i) 50% of the fair market value of the Real Estate in such facility included in such sale, as set forth in the then most recent Real Estate Appraisal delivered to the Administrative Agent and (ii) 80% of the orderly liquidation value of the Equipment of Foamex at such facility included in such sale, as set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent;

     (x) sales by Foamex or any of its Domestic Subsidiaries to Foamex Canada of Equipment no longer used in the U.S. operations of Foamex or any of its Domestic Subsidiaries; provided, that Foamex or the applicable Domestic Subsidiary shall receive Net Proceeds in respect of each such sale at the time such sale is consummated in an amount no less than 80% of the orderly liquidation value of such Equipment being sold as set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent (or, if such Equipment being sold is not included in the then most recent Equipment Appraisal delivered to the Administrative Agent, based upon evidence satisfactory to the Administrative Agent of the orderly liquidation value of such Equipment);

     (xi) the license by Foamex of its patented surface modification technology to JPS Automotive L.P. and the lease of certain of its Equipment not in excess of a net book value of $500,000 to JPS Automotive L.P. associated with the use of such license;

     (xii) sales or other dispositions of assets of any of the Mexican Subsidiaries;

     (xiii) contributions of assets by a Loan Party (other than the Parent or FMXI) or a Mexican Subsidiary, either directly or through another Loan Party (other than the Parent or FMXI) or Mexican Subsidiary, solely to the extent described in clause (h) or (m) of the defined term Restricted Investment; and

     (xiv) other sales of assets (other than Accounts, Inventory, Equipment included in the then most recent Equipment Appraisal delivered to the Administrative Agent or Real Estate included in the then most recent Real Estate Appraisal delivered to the Administrative Agent) for an aggregate sales price for all Loan Parties not to exceed $10,000 in any Fiscal Year; provided, that the consideration received by the applicable Loan Party in respect of any such sale shall only be in cash.

     7.12 Distributions; Capital Change; Restricted Investments. Such Loan Party shall not (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to a Loan Party (other than FMXI or the Parent), (ii) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect or (iii) make any Restricted Investment; provided, however, that notwithstanding clauses (i) and
(iii) above:

          (A) Foamex may (1) pay cash distributions and make loans and advances to the Parent and pay cash distributions to FMXI (which cash distributions shall in turn immediately be paid by FMXI to the Parent, except to the extent used promptly by FMXI to pay operating expenses of FMXI), in each instance, for the purpose of paying, and so long as all proceeds thereof are promptly used by the Parent to pay, its operating expenses incurred in the ordinary course of business and other ordinary course corporate overhead costs and expenses of the Parent and FMXI; provided, that (x) the aggregate amount of all such distributions, loans and advances made by Foamex under this clause (1) shall not exceed $1,500,000 in any Fiscal Year and (y) no such distributions, loans or advances may be made by Foamex so long as a Default or Event of Default has occurred and is continuing or would result therefrom; and (2) to the extent required under the Tax Sharing Agreement, pay cash distributions and make loans and advances to the Parent and pay cash distributions to FMXI (which cash distributions shall in turn immediately be paid by FMXI to the Parent, except to the extent used promptly by FMXI to pay the following taxes owing by FMXI), in each instance, for the purpose of paying, and so long as all proceeds thereof are promptly used by the Parent or FMXI to pay, franchise taxes and federal, state and local income taxes, in each instance, solely with respect to (i) the operations of Foamex and its Subsidiaries or (ii) franchise taxes of the Parent and FMXI (other than franchise taxes imposed in lieu of income taxes) and interest and penalties with respect thereto, if any, payable by the Parent or FMXI (provided that any refund (net of Taxes) shall be promptly returned by the Parent or FMXI to Foamex in the form of a repayment of any outstanding loan or advance made to the Parent or FMXI by Foamex or as a capital contribution to Foamex); provided, that if a payment otherwise required by the Tax Sharing Agreement not described in this clause (2) is reduced because the distribution would not be used to pay an actual tax liability, the obligation of Foamex to make such payment shall not be discharged but shall be suspended and made after termination of this Agreement, the return and cancellation of all Letters of Credit outstanding at the time of termination (or the deposit with the Administrative Agent of Supporting Letters of Credit for the Letters of Credit not so returned and cancelled or related Credit Support in accordance with and as required by Section 1.4(g)) and payment in full of all Obligations (other than Contingent Obligations at Termination); provided, further, however, in no event shall Foamex make any such payments to the Parent or FMXI under this clause (2) with respect to any Fiscal Year in excess of the aggregate amount of franchise taxes and federal, state and local income taxes that are actually payable by the Parent or FMXI (as the case may be) with respect to such Fiscal Year (after taking into account all tax benefits, including, without limitation, net operating losses, that are used to reduce such tax liability).

          (B) Foamex may (1) repurchase at a discount on the open market Permitted Subordinated Debt (other than that under clause (a)(y) of such defined term) for an aggregate purchase price for all such repurchases not to exceed $10,000,000 during the term of this Agreement; provided, that
     (a)(x) the average aggregate Availability for all Borrowers is greater than $40,000,000 for the fifteen consecutive day period ending on the date of such repurchase (or, in the case of any such repurchase occurring prior to fifteen days after the Closing Date, for the period commencing on the Closing Date and ending on the date of such repurchase), and (y) immediately after giving effect to any such repurchase, the aggregate Availability for all Borrowers is greater than $40,000,000, (b) the average aggregate Availability for all Borrowers is greater than $30,000,000 (after the date of such repurchase on a pro forma basis, based upon Foamex's best good faith estimate at the time of such repurchase, as evidenced by a certificate of a Responsible Officer of Foamex) for the fifteen consecutive day period commencing on the date of such repurchase, (c) no Default or Event of Default shall have occurred and be continuing on the date of any such repurchase or would be caused as a result thereof, (d) the purchase price for any repurchase shall not be greater than the then fair market value of the Permitted Subordinated Debt being repurchased, (e) any such Permitted Subordinated Debt being repurchased shall be retired and cancelled promptly following the consummation of such repurchase and (f) Foamex shall not repurchase any Permitted Subordinated Debt held by any Affiliate of any Loan Party and (2)(x) repurchase on the open market at a discount Permitted Subordinated Debt (other than that under clause (a)(y) of such defined term), in addition to repurchases of Permitted Subordinated Debt permitted by clause (1) above, and (y) make Distributions to the Parent and FMXI (which Distributions to FMXI shall then immediately be paid by FMXI to the Parent) to be used by the Parent (concurrently with the making of any such Distributions) solely to repurchase on the open market shares of common stock of the Parent for an aggregate purchase price for clauses (x) and (y) above not to exceed $10,000,000 in any Fiscal Year; provided, that with respect to clauses (x) and (y) above, (i) no Default or Event of Default shall have occurred and be continuing on the date of any such repurchase or Distribution or would be caused as a result thereof,
     (ii) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Foamex ended on the then most recently ended fiscal quarter of Foamex on a pro forma basis after giving effect to such repurchase and, if applicable, Distribution (as if such repurchase and, if applicable, Distribution occurred on the last day of the then most recently ended fiscal quarter of Foamex) must be equal to or greater than 1.20:1.00 and Foamex shall have provided to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of satisfaction of such requirement, (iii)(w) the average aggregate Availability for all Borrowers is greater than $50,000,000 for the thirty consecutive day period ending on the date of such repurchase and, if applicable, Distribution (or, in the case of any such repurchase and, if applicable, Distribution occurring prior to thirty days after the Closing Date, for the period commencing on the Closing Date and ending on the date of such repurchase and, if applicable, Distribution), (x) immediately after giving effect to any such repurchase and, if applicable, Distribution, the aggregate Availability for all Borrowers is greater than $50,000,000, (y) the average aggregate Availability for all Borrowers is greater than $50,000,000 (after giving effect to such repurchase and, if applicable, Distribution on a pro forma basis, based upon Foamex's best good faith estimate at the time of such repurchase and, if applicable, Distribution, as evidenced by a certificate of a Responsible Officer of Foamex) for the thirty consecutive day period commencing on the date of such repurchase and, if applicable, Distribution and (z) at all times for thirty consecutive days after giving effect to such repurchase and, if applicable, Distribution, the Loan Parties shall (based upon Foamex's best good faith estimate at the time of such repurchase and, if applicable, Distribution, as evidenced by a certificate of a Responsible Officer of Foamex) be in pro forma compliance with all of the financial covenants set forth in this Agreement, (iv) the purchase price for any repurchase shall not be greater than the then fair market value of the Permitted Subordinated Debt or common stock being repurchased,
     (v) any such Permitted Subordinated Debt being repurchased shall be retired and cancelled promptly following the consummation of such repurchase and
     (vi) Foamex or the Parent, as the case may be, shall not repurchase any Permitted Subordinated Debt or any shares of common stock of the Parent, in each instance, held by any Affiliate of any Loan Party.

          (C) Foamex Canada may effect the return of capital in respect of, or repurchase, redemption or acquisition from Foamex of any of, the stock of Foamex Canada owned by Foamex; provided, that any such return of capital, repurchase, redemption or acquisition shall only be consummated by Foamex Canada to the extent that Foamex or Foamex Canada would incur negative tax consequences if Foamex Canada were to dividend monies to Foamex instead of distributing monies to Foamex by means of such return of capital, repurchase, redemption or acquisition.

     7.13 Transactions Affecting Collateral or Obligations. Neither such Loan Party nor any of its Subsidiaries shall enter into any transaction which could reasonably be expected to have a Material Adverse Effect.

     7.14 Guaranties. Neither such Loan Party nor any of the Mexican Subsidiaries shall make, issue, or become liable on any Guaranty, except: (i) Guaranties of the Obligations in favor of the Administrative Agent, (ii) unsecured Guaranties by wholly-owned Domestic Subsidiaries of Foamex of any of the Permitted Subordinated Debt (other than that under clause (a)(y) of such defined term) that is subordinated to the payment of the Obligations in a manner satisfactory to the Administrative Agent and the Majority Lenders, (iii) Guaranties by wholly-owned Domestic Subsidiaries of Foamex of the Senior Secured Notes, (iv) Guaranties by the Loan Parties of the Term Loan B Obligations, (v) unsecured Guaranties existing on the Closing Date and described on Schedule 7.14, (vi) unsecured Guaranties (other than by any Mexican Subsidiaries) in respect of any Debt of Foamex or any of its Domestic Subsidiaries permitted by
Section 7.15; provided, that in the case of any Guaranties in respect of Debt permitted by Section 7.15(i), no such Guaranty shall be entered into by a Loan Party that is not a guarantor of such Debt being refinanced, (vii) unsecured Guaranties by a Loan Party in respect of obligations of Foreign Subsidiaries; provided, that the maximum aggregate liability, contingent or otherwise, of the Loan Parties in respect of all such Guaranties shall at no time exceed $5,000,000 and (viii) Guaranties by any of the Mexican Subsidiaries of Debt permitted by Section 7.15(l) or other obligations of another Mexican Subsidiary or any wholly-owned Subsidiary of a Mexican Subsidiary.

     7.15 Debt. Neither such Loan Party nor any of the Mexican Subsidiaries shall incur or maintain any Debt, other than:

     (a) the Obligations;

     (b) Debt described on Schedule 6.9;

     (c) Guaranties permitted by Section 7.14;

     (d) Capital Leases of Equipment and purchase money Debt incurred to purchase Equipment; provided, that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $10,000,000 at any time;

     (e) Debt evidencing a refinancing, refunding, renewal or extension of the Debt described on Schedule 6.9 or of Debt permitted by clause (p) of this
Section 7.15; provided, that (i) the principal amount thereof is not increased (other than with respect to any reasonable fees and other costs of refinancing),
(ii) the Liens, if any, securing such refinanced, refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refinanced, refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date (other than a Person that, with the prior written consent of the Administrative Agent and the Majority Lenders, became an obligor or guarantor of such Debt subsequent to the Closing Date) (or, in the case of Debt permitted by clause (p) below, as of the date of the consummation of the related Permitted Acquisition) shall become an obligor or guarantor thereof and (iv) the terms of such refinancing, refunding, renewal or extension, taken as a whole, are no less favorable to the applicable Loan Party and to the Administrative Agent and the Lenders than the terms of the original Debt (other than with respect to (x) the rate of interest on such refinanced, refunded, renewed or extended Debt, provided such rate of interest is not in excess of the market rate at such time for such Debt and (y) premiums due and payable upon an optional redemption of such refinanced, refunded, renewed or extended Debt);

     (f) unsecured Debt of (i) the Parent or FMXI to Foamex, but solely to the extent expressly permitted under Section 7.12 and clause (o) of the defined term Restricted Investment, (ii) any wholly-owned Domestic Subsidiary of Foamex
(other than a Borrower) to a Borrower or another wholly-owned Domestic Subsidiary of Foamex; provided, however, that the aggregate amount of such Debt owing by all such wholly-owned Domestic Subsidiaries of Foamex shall not exceed $500,000 at any time outstanding, (iii) Foamex Canada to Foamex; provided, however, that the aggregate amount of such Debt of Foamex Canada to Foamex shall not exceed $5,000,000 at any time outstanding, (iv) any Mexican Subsidiary to any other Mexican Subsidiary or to any wholly-owned Subsidiary of a Mexican Subsidiary, (v) any Mexican Subsidiary to Foamex, but solely to the extent expressly permitted by clause (o) of the defined term Restricted Investment and
(vi) Foamex to Foamex Canada in order to comply with Section 7.35; provided, that Foamex shall incur such Debt only to the extent that a Distribution made by Foamex Canada to Foamex in the amount of such Debt would result in negative tax consequences to Foamex or Foamex Canada;

     (g) unsecured Permitted Subordinated Debt (other than under clause (b) of such defined term);

     (h) Debt of Foamex and Foamex Capital in respect of the Senior Secured Notes up to an aggregate principal amount of $300,000,000;

     (i) unsecured Permitted Subordinated Refinancing Debt;

     (j) the Term Loan B Obligations (but no increase in the principal amount thereof except to the extent interest payable thereon is paid in kind and not in cash as permitted by the terms of the Term Loan B Agreement);


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


     (k) purchase money Debt not to exceed $17,000,000 incurred by Foamex to purchase the real property on which its facility in Orange, California is located; provided, that Liens securing same attach only to such real property;

     (l) Debt of the Mexican Subsidiaries owing to non-Affiliates thereof (other than to Scotiabank Inverlat S.A. in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided, that any such Debt incurred by a Mexican Subsidiary to Scotiabank Inverlat S.A. shall be upon terms disclosed in reasonable detail to the Administrative Agent and no less favorable to such Mexican Subsidiary than would be obtained in a comparable arm's length transaction with a third party who is not an Affiliate;

     (m) Debt of any Mexican Subsidiary in respect of Hedge Agreements entered into by such Mexican Subsidiary in the ordinary course of business for non-speculative purposes;

     (n) unsecured Debt of Foamex de Cuautitlan, S.A. de C.V. to Foamex, all the proceeds of which are paid by Foamex de Cuautitlan, S.A. de C.V. to Foamex
Canada to repay Debt owing by Foamex de Cuautitlan, S.A. de C.V. to Foamex Canada, and unsecured Debt subsequently issued by Foamex de Cuautitlan, S.A. de C.V. to Foamex Canada to repay all the foregoing Debt owing by Foamex de Cuautitlan, S.A. de C.V. to Foamex, and subsequent Debt repayments and issuances of the same type by such entities not more often than once every two years;
provided, that (i) the aggregate amount of all Debt owing by Foamex de Cuautitlan, S.A. de C.V. to Foamex and Foamex Canada does not exceed $5,000,000 at any time outstanding (after giving effect to any concurrent repayment of Debt owing by Foamex de Cuautitlan, S.A. de C.V. with the proceeds of the subsequent issuance of Debt by Foamex de Cuautitlan, S.A. de C.V.) and (ii) all such transactions repaying the Debt of Foamex de Cuautitlan, S.A. de C.V. to Foamex Canada through and including the subsequent issuance of Debt by Foamex de Cuautitlan, S.A. de C.V. to Foamex Canada to repay the Debt owing by Foamex de Cuautitlan, S.A. de C.V. to Foamex are completed within four (4) consecutive Business Days after the issuance by Foamex de Cuautitlan, S.A. de C.V. of any such Debt to Foamex;

     (o) unsecured Debt of any Loan Party (other than the Parent or FMXI) in respect of Hedge Agreements not constituting Bank Products entered into by such Loan Party in the ordinary course of business for non-speculative purposes; and

     (p) Debt of a Person which becomes a Subsidiary of Foamex pursuant to a Permitted Acquisition (or Debt assumed by any Loan Party, other than the Parent of FMXI, at the time and as a result of a Permitted Acquisition); provided, that in each case (i) such Debt was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) the Administrative Agent shall be satisfied with the terms of such Debt and (iii) such Debt is not secured by any Accounts or Inventory or proceeds of either of the foregoing and, if such Debt is assumed by a Loan Party, such Debt is not secured by any asset other than the relevant assets acquired by such Loan Party pursuant to the Permitted Acquisition.

     7.16 Prepayment; Redemption and Defeasance. Such Loan Party shall not voluntarily prepay, redeem or defease any Debt (or offer to do so), except (a) the Obligations in accordance with the terms of this Agreement, (b) Permitted Subordinated Debt to the extent permitted by Sections 7.12(B) and 7.15(i), (c) Debt of Foamex Canada or any other Loan Party owing to Foamex, (d) Debt of Foamex to Foamex Canada incurred pursuant to Section 7.15(f)(vi) and (e) Term Loan B Obligations to the extent permitted by clause third of the second sentence of Section 3.4(f).

     7.17 Transactions with Affiliates. Except as permitted by this Section 7.17 or on Part A of Schedule 7.17 hereto, neither such Loan Party nor any of the Mexican Subsidiaries shall sell, transfer, distribute or pay any money or property, including, but not limited to, any fees, expenses or compensation of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends or other obligations of any Affiliate, in each case other than (a) Guaranties permitted by Section 7.14, (b) transactions permitted by Section 7.12, (c) transactions permitted hereunder between a Mexican Subsidiary and another Mexican Subsidiary or a wholly-owned Subsidiary of a Mexican Subsidiary, (d) payment of customary directors' fees (the aggregate cash payments in respect of which shall not exceed $1,500,000 per Fiscal Year) and indemnities, (e) transactions permitted under clause (o) of the defined term Restricted Investment between the Parent or FMXI and Foamex and (f) with respect to any Affiliate that is a Loan Party and solely to the extent such transaction is otherwise expressly permitted under this Agreement. Notwithstanding the foregoing, (i) a Loan Party and any of the Mexican Subsidiaries may engage in transactions with Affiliates (other than any Specified Party) in the ordinary course of business (or if not in the ordinary course of business, if such transaction is otherwise expressly permitted under this Agreement), in amounts and upon terms disclosed in reasonable detail to the Administrative Agent, and no less favorable to such Loan Party or such Mexican Subsidiary, as the case may be, than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate and (ii) a Loan Party and its Subsidiaries shall not sell, transfer, distribute or pay any money or property, including, but not limited to, any fees, expenses or compensation of any nature (including, but not limited to, any fees or expenses for management services), to any Specified Party, or lend or advance money or property to any Specified Party, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Specified Party, or become liable on any Guaranty of the indebtedness, dividends or other obligations of any Specified Party, in each instance under this clause (ii), except to the extent set forth on Part B of Schedule 7.17.

     7.18 Investment Banking and Finder's Fees. Neither such Loan Party nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement, except as disclosed by Foamex to the Administrative Agent in writing prior to the Closing Date. Each Loan Party shall jointly and severally defend and indemnify the Administrative Agent and the Lenders against and hold them harmless from all claims of any Person that any Loan Party is obligated to pay for any such fees, and all costs and expenses


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


(including attorneys' fees) incurred by the Administrative Agent and/or any Lender in connection therewith.

     7.19 Business Conducted. Neither such Loan Party shall nor shall it permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which such Loan Party or such Subsidiary is engaged on the Closing Date and related businesses. FMXI shall not engage in any business activity other than acting as the managing general partner of Foamex and holding its general partnership interest in Foamex. Foamex shall cause Foamex Capital not to engage in any business activity except the issuance of the Foamex 9 7/8% Subordinated Notes, the Foamex 13 1/2% Subordinated Notes and the Senior Secured Notes, the performance of Foamex Capital's obligations thereunder, under the Foamex 9 7/8% Subordinated Note Indenture, the Foamex 13 1/2% Subordinated Note Indenture, the Senior Secured Note Indenture and the Loan Documents to which it is a party, the refinancing of the Foamex 9 7/8% Subordinated Notes and the Foamex 13 1/2% Subordinated Notes to the extent permitted hereunder and the performance of its obligations thereunder. Foamex shall cause each of its Domestic Subsidiaries not to engage in any business activity other than holding those investments by such Loan Parties in Domestic Subsidiaries and Foreign Subsidiaries in effect as of the Closing Date and except as set forth on Schedule 7.19.

     7.20 Liens. Neither such Loan Party nor any of the Mexican Subsidiaries shall create, incur, assume or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

     7.21 Sale and Leaseback Transactions. Neither such Loan Party nor any of the Mexican Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Loan Party or such Mexican Subsidiary, as the case may be, to lease or rent property that such Loan Party or such Mexican Subsidiary, as the case may be, has sold or will sell or otherwise transfer to such Person, other than the sale by Foamex of its facility located in LaPorte, Indiana permitted by Section 7.11(ix) and the subsequent lease by Foamex of a portion of such facility for the purpose of storing goods and/or Equipment following the sale of such facility.

     7.22 New Subsidiaries. Such Loan Party shall not, and shall not permit any of the Mexican Subsidiaries to, directly or indirectly, organize, create, acquire or permit to exist any Domestic Subsidiary other than those listed on
Schedule 6.5; provided, however, that

          (i) Foamex or any of its Domestic Subsidiaries may acquire a Domestic Subsidiary pursuant to a Permitted Acquisition or organize or create a Domestic Subsidiary in connection with the consummation of a Permitted Acquisition so long as within five (5) days of such acquisition, organization or creation of such Domestic Subsidiary (A) the direct owner of the capital stock or other equity interests of such Domestic Subsidiary has executed and delivered to the Administrative Agent a new security agreement or such amendments to the U.S. Security Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a Lien on all of the capital stock or other equity interests of such Domestic Subsidiary, (B) if such capital stock or other equity interests is issued in certificated form, such owner has delivered to the Administrative Agent any certificates representing such


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


     capital stock or other equity interests, together with undated stock powers executed and delivered in blank by a duly authorized officer of such owner,
     (C) such Domestic Subsidiary shall become a Guarantor hereunder and become a grantor under the U.S. Security Agreement and under the other applicable Loan Documents and (D) if requested by the Administrative Agent, such owner and such Domestic Subsidiary shall have delivered or caused to be delivered to the Administrative Agent legal opinions and other documents relating to matters described in clauses (A), (B) and (C) above, which opinions and other documents shall be in form and substance, and (in the case of legal opinions) from counsel, reasonably satisfactory to the Administrative Agent; and

          (ii) Foamex Canada may acquire a Canadian Subsidiary pursuant to a Permitted Acquisition or organize or create a Canadian Subsidiary in connection with the consummation of a Permitted Acquisition so long as within five (5) days of such acquisition, organization or creation of such Canadian Subsidiary, (A) the direct owner of the capital stock or other equity interests of such Canadian Subsidiary has executed and delivered to the Administrative Agent a new security agreement or such amendments to the Canadian Security Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a Lien on all of the capital stock or other equity interests of such Canadian Subsidiary, (B) if such capital stock or other equity interests is issued in certificated form, such owner has delivered to the Administrative Agent any certificates representing such capital stock or other equity interests, together with undated stock powers executed and delivered in blank by a duly authorized officer of such owner or other instruments of transfer reasonably requested by the Administrative Agent, (C) such Canadian Subsidiary shall (a) enter into a guarantee that is in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such Canadian Subsidiary shall become a Guarantor, (b) execute and deliver a Canadian Security Agreement and other applicable Loan Documents and (c) enter into such other documentation as the Administrative Agent may reasonably request to have such Canadian Subsidiary become bound by the covenants applicable to a Loan Party hereunder, and (D) if requested by the Administrative Agent, such owner and such Canadian Subsidiary shall have delivered or caused to be delivered to the Administrative Agent legal opinions and other documents relating to matters described in clauses (A), (B) and (C) above, which opinions and other documents shall be in form and substance, and (in the case of legal opinions) from counsel, reasonably satisfactory to the Administrative Agent.

     7.23 Fiscal Year. Neither such Loan Party nor any of the Mexican Subsidiaries shall change its Fiscal Year.

     7.24 Fixed Charge Coverage Ratio. Foamex shall not permit the Fixed Charge Coverage Ratio for any fiscal quarter period of Foamex set forth below to be less than 1.00:1.00:


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


                              Fiscal Quarter Period
                              ---------------------

         Fiscal quarter of Foamex ending September 28, 2003

         Two consecutive fiscal quarter period of Foamex ending
         December 28, 2003

         Three consecutive fiscal quarter period of Foamex ending
         March 28, 2004

         Each four consecutive fiscal quarter period of Foamex ending on or after June 27, 2004

     7.25 [Intentionally Omitted].

     7.26 Capital Expenditures. Neither Foamex, any of its Domestic Subsidiaries, Foamex Canada or any of its Subsidiaries or any of the Mexican Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Foamex, its Domestic Subsidiaries, Foamex Canada, its Subsidiaries and the Mexican Subsidiaries on a consolidated basis would exceed during any Fiscal Year set forth below the amount set forth opposite such Fiscal Year:

                      Fiscal Year                    Amount
                      -----------                    ------
                      2003                           $17,700,000
                      2004                           $24,800,000
                      2005                           $27,500,000
                      2006                           $27,500,000
                      2007                           $27,500,000

provided, that (i) if at the end of any Fiscal Year set forth above, the amount specified above for Capital Expenditures during such Fiscal Year exceeds the aggregate amount of Capital Expenditures made or incurred by Foamex, its
Domestic Subsidiaries, Foamex Canada, its Subsidiaries and the Mexican Subsidiaries on a consolidated basis during such Fiscal Year (the amount of such excess being referred to herein as the "Excess Amount"), Foamex, its Domestic Subsidiaries, Foamex Canada, its Subsidiaries and the Mexican Subsidiaries shall be entitled to make additional Capital Expenditures in the succeeding Fiscal Year (and only such succeeding Fiscal Year) in an aggregate amount equal to the Excess Amount and (ii) Capital Expenditures made pursuant to this Section 7.26 during any Fiscal Year shall be deemed made first, in respect of amounts permitted for such Fiscal Year as provided above (without giving effect to amounts carried over from the prior Fiscal Year pursuant to clause (i) above) and second, in respect of the Excess Amount carried over from the prior Fiscal Year pursuant to clause (i) above.

     7.27 Minimum Availability. The Borrowers shall maintain Availability of not less than (i) $40,000,000 on the Closing Date and (ii) $15,000,000 at all times thereafter until delivery of the Financial Statements pursuant to Section 5.2(c) for the fiscal month of Foamex ending on or about June 27, 2004, on and after which the Borrowers shall maintain Availability during each Availability Period of not less than the Availability Required Amount for such Availability Period.


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


     7.28 Use of Proceeds. Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of a Loan Party or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     7.29 Further Assurances. Such Loan Party shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Administrative Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

     7.30 Acquired Real Estate. If such Loan Party acquires fee ownership of any Real Estate after the Closing Date (other than the acquisition by Foamex of all or a portion of the facility located in Milan, Tennessee, so long as such facility or portion thereof acquired by Foamex is sold by Foamex within thirty
(30) days from its acquisition thereof) that was not financed by such Loan Party with purchase money Debt permitted hereunder (or in the event such financing is repaid), such Loan Party shall, within 30 days of such acquisition (or the repayment of such financing, if applicable), deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent:

     (a) a fully executed and notarized Mortgage encumbering the fee interest of such Loan Party in such Real Estate;

     (b) an American Land Title Association (or its equivalent in the relevant jurisdiction) survey of such Real Estate performed by an independent professional licensed land surveyor, certified to the Administrative Agent and the title insurance company issuing the policy referred to in clause (c) below (the "Title Insurance Company") and dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company;

     (c) a fully paid American Land Title Association (or its equivalent in the relevant jurisdiction) mortgagee title insurance policy with respect to the Mortgage on such Real Estate;

     (d) a legal opinion of special local counsel for such Loan Party for the state or other jurisdiction in which such Real Estate is located and such other legal opinions of counsel for such Loan Party as to the due authorization, execution and delivery and other matters relating to the Mortgage on such Real Estate as the Administrative Agent may reasonably request; and

     (e) if requested by the Administrative Agent or the Syndication Agent, an environmental report with respect to such Real Estate, in form and substance reasonably


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


satisfactory to the Administrative Agent and the Syndication Agent and conducted
by  a  Person  reasonably   acceptable  to  the  Administrative  Agent  and  the
Syndication Agent.

     7.31 Amendments to Related Documents. Such Loan Party shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly amend, modify or otherwise change any of the terms or provisions of any of the Related Documents, other than (i) such amendments, modifications or changes to the documents related to the Senior Secured Note Indenture to the extent necessary to release collateral or guarantors, add collateral or guarantors as required by Section
4.19 of the Senior  Secured  Note  Indenture  or as  otherwise  contemplated  by
Section 5.3(b) of the Senior Secured Note Intercreditor Agreement and (ii) deletions of any of the covenants or events of default contained in any of the Related Documents.

     7.32 Physical Inventory Count. Each of the Borrowers and Foamex Canada shall perform a physical count of its Inventory no less frequently than once each fiscal month if such Inventory is located at a site at which the Borrowers or Foamex Canada, as the case may be, have not implemented a perpetual Inventory system that is satisfactory to the Administrative Agent in its reasonable discretion.

     7.33 Amendments to Term Loan B Documents. Neither such Loan Party nor any of its Subsidiaries shall, directly or indirectly, amend, modify, supplement, waive compliance with or consent to any departure from any provision of any of the Term Loan B Documents if such amendment, modification, supplement, waiver or consent would have the effect of (i) increasing the principal amount of Term Loan B Obligations or modifying the PIK interest provisions of any of the Term Loan B Documents or advancing the maturity date or any payment date of principal of any Term Loan B Obligations, (ii) imposing any additional event of default, right of acceleration, obligation, restriction, covenant or condition upon any Loan Party or any of its Subsidiaries, (iii) changing in a manner more adverse to any Loan Party or any of its Subsidiaries than that existing on the Closing Date any event of default, covenant, restriction or condition or (iv) further restricting the ability of any Loan Party or any of its Subsidiaries to amend, modify, supplement, waive compliance with or consent to noncompliance with any term, provision or condition of any Loan Document.

     7.34 Incurrence of Obligations in excess of Borrowing Cutoff Amount. Such Loan Party shall not incur any additional Obligations if, after giving effect thereto, the Aggregate Combined Facility Outstandings would exceed the Borrowing Cutoff Amount in effect at such time.

     7.35 Proceeds from Surplus Cash Deposits; Excess Collections, Investments, etc. Such Loan Party shall cause Foamex Canada, to the extent that Foamex Canada has (a) on deposit in any bank accounts unapplied cash (being surplus cash not used for general working capital needs) and (b) Restricted Investments of the type described in clause (d), (e) or (f) of the definition thereof exceeding $2,000,000 in the aggregate for both clauses (a) and (b) for any period of (or on average for any period of) thirty (30) consecutive days, to promptly transfer such unapplied cash (and liquidate such Restricted Investments to generate cash and transfer same) to a Borrower by Distribution or loan; provided, that Foamex Canada shall transfer such cash first by Distribution (to the maximum extent legally permitted without negative tax consequences to Foamex or Foamex Canada) before transferring such cash by loan.

     7.36 Avoidance of Repurchase of Permitted Subordinated Debt and Senior Secured Notes. In the event that such Loan Party or any of its Subsidiaries shall sell or otherwise dispose of any asset or sell or issue any equity interests, then such Loan Party shall take, or cause to be taken, such action (including, without limitation, as contemplated in Section 3.4 to the extent applicable) as is necessary to avoid any requirement under the relevant indenture that Foamex or Foamex Capital offer to purchase or redeem any Permitted Subordinated Debt or Senior Secured Notes.

     7.37 Mexican Security Documents. Within 45 days after the Closing Date, Foamex shall deliver to the Administrative Agent fully executed copies of the Mexican Security Documents.

                                    ARTICLE 8
                              CONDITIONS OF LENDING

     8.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Revolving Lenders to make the initial Revolving Loans on the Closing Date and the Term Lenders to make the Term Loans on the Closing Date and the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are, in each case, subject to the following conditions precedent having been satisfied in a manner satisfactory to the Administrative Agent and each Lender:

     (a) This Agreement and the other Loan Documents to be delivered on the Closing Date shall have been executed by each party thereto and each Loan Party shall have performed and complied with all covenants, agreements and conditions contained herein and in the other Loan Documents which are required to be performed or complied with by such Loan Party before or on such Closing Date.

     (b) Upon making the Revolving Loans (including such Revolving Loans made to finance the Closing Fee and other fees payable hereunder on the Closing Date or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement), the Borrowers shall have aggregate Availability equal to or greater than the sum of (i) $40,000,000 plus (ii) an amount equal to all accounts payable of each Borrower and Foamex Canada which as of the Closing Date have not been paid within such Borrower's or Foamex Canada's, as the case may be, ordinary course of business for payment of such accounts payable consistent with past business practice.

     (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct in all material respects as if made on such date (or, to the extent any such representation or warranty specifically relates to an earlier date, such representation or warranty shall have been true and correct in all material respects as of such earlier date).

     (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and any Letters of Credit to be issued on the Closing Date.

     (e) The Administrative Agent and the Lenders shall have received such opinions of counsel for the Loan Parties as the Administrative Agent shall reasonably request, each such opinion to be in a form, scope and substance reasonably satisfactory to the Administrative Agent, the Lenders and their respective counsel.

     (f) The Administrative Agent shall have received:

          (i) each document (including, without limitation, any Uniform Commercial Code financing statement or similar financing statement under the PPSA and the Civil Code of Quebec) required by the Security Documents or any other Loan Document or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected Lien on the Collateral, prior and superior in right to any other Person (other than Permitted Liens), and in proper form for filing, registration or recordation;

          (ii) UCC-3 Termination Statements (and similar termination statements under the PPSA, the Civil Code of Quebec or other applicable laws) authorized for filing by the appropriate Person and such other instruments, in form and substance satisfactory to the Administrative Agent, as shall be necessary to terminate and satisfy all Liens on the assets and property of the Loan Parties and their respective Subsidiaries except Permitted Liens; and

          (iii) the results of a search of tax and other Liens, and judgments and of the Uniform Commercial Code filings, PPSA filings, filings made with the Register of Personal and Movable Real Rights of Quebec and filings made pursuant to other applicable laws or statutes to perfect a security interest in Collateral of a Loan Party made with respect to each of the Loan Parties in the jurisdictions in which each Loan Party is doing business and/or in which any Collateral is located and in which Uniform Commercial Code filings, PPSA filings, Quebec Register of Personal and Movable Real Rights filings or filings made pursuant to other applicable laws or statutes to perfect a security interest in Collateral of a Loan Party have been made against any Loan Party in
(i) hereinabove.

     (g) The Administrative Agent shall have received a copy of the certificate or articles of incorporation or other constitutive documents, in each case amended to date, of each of the Loan Parties, certified as of a recent date by the Secretary of State or other appropriate official of the state, province or other jurisdiction of its organization and dated as of a recent date; a certificate of the Secretary of each of the Loan Parties, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such Loan Party's By-laws, partnership agreement or limited liability company agreement, as the case may be, as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such Loan Party's Board of Directors (or in the case of a Loan Party that is not a corporation, the equivalent governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party (which resolutions in the case of Foamex and Foamex Capital shall, among other things, designate this Agreement as the "New Credit Facility" and "Credit Facility", as such terms are defined in the Foamex 9 7/8% Subordinated Note Indenture and Foamex 13 1/2% Subordinated Note Indenture) and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such Loan Party's certificate or articles of incorporation or other constitutive documents have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished below in clause (h) of this Section, and
(D) as to the incumbency and specimen signature of each of such Loan Party's officers executing this Agreement or any other Loan Document delivered in connection herewith or therewith, as applicable; a certificate of another of such Loan Party's officers as to incumbency and signature of its Secretary.

     (h) The Administrative Agent shall have received certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authorities of the state, province or other jurisdiction of incorporation or organization and in each other jurisdiction in which qualification is necessary in order for such Loan Party to own or lease its property and conduct its business, except to the extent the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

     (i) The Administrative Agent shall have received evidence that all requisite governmental and third party consents and approvals (including, without limitation, consents with respect to each Loan Party) to the transactions contemplated by this Agreement and the other Loan Documents have been obtained and remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon any of the Loan Documents or any of the transactions contemplated thereby.

     (j) The Administrative Agent and the Lenders shall have completed a due diligence investigation of each Loan Party and its Subsidiaries in scope, and with results, satisfactory to the Administrative Agent and the Lenders and shall have been given such access to the management, records, books of account, contracts and properties of the Loan Parties and their respective Subsidiaries and shall have received such financial, business and other information regarding the Loan Parties and their respective Subsidiaries as they shall have requested and all other related documentation regarding contingent liabilities (including, without limitation, tax matters, environmental matters (including Phase I environmental reports), obligations under ERISA and welfare plans), collective bargaining agreements and other arrangements with employees.

     (k) The Administrative Agent shall have received title policies, in form and substance acceptable to the Administrative Agent, with respect to the Mortgages on fee property.

     (l) Each Loan Party shall have used its commercially reasonable efforts to obtain and deliver to the Administrative Agent landlord waivers or subordination agreements and bailee letters from landlords of each of the premises listed on
Schedule 7.9(a) leased by such Loan Party and from the public warehousemen at each of the locations listed on Schedule 7.9(a) whose warehouses any Collateral pledged by such Loan Party is located, in each case in form and substance reasonably satisfactory to the Administrative Agent, duly executed by, as appropriate, such landlords and warehousemen.

     (m) In the good faith judgment of the Administrative Agent and each Lender, no Material Adverse Effect shall have occurred since delivery of the audited financial statements for the Fiscal Year ended December 29, 2002.

     (n)  There  shall  exist no  action,  suit,  investigation,  litigation  or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that, in the reasonable judgment of the Administrative Agent and each Lender, would (i) reasonably be expected to have a Material Adverse Effect or (ii) affect this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby in a manner material and adverse to the Lenders or impair the Loan Parties' ability to perform their obligations thereunder. (o) Each Borrower and Foamex Canada shall have established one or more Payment Accounts and related lock-box services for collections of Accounts at Clearing Banks acceptable to the Administrative Agent and, in each case, subject to a Blocked Account Agreement and other documentation acceptable to the Administrative Agent and shall instruct each Account Debtor to make all payments directly to a Payment Account or to the address established for such lock-box service and shall provide evidence to the Administrative Agent, reasonably satisfactory to the Administrative Agent, that such instructions have been given.

     (p) The Administrative Agent and each Lender shall have received and been satisfied with the annual financial statements and interim financial statements referenced in Section 6.6(a), pro forma consolidated financial statements for Foamex and its Subsidiaries, and forecasts prepared by management of the Loan Parties, in form and substance satisfactory to the Administrative Agent and each Lender, including balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year ending December 28, 2003.

     (q) The Administrative Agent and each Lender shall be reasonably satisfied with the corporate and legal structure and capitalization of the Loan Parties and their Subsidiaries, including, without limitation, the charter, bylaws and other constitutive documents of each Loan Party and its Subsidiaries and each agreement and instrument relating thereto.

     (r) The  Administrative  Agent  shall have  received  copies of each of the
material   agreements  listed  on  Schedule  6.26,  which  agreements  shall  be satisfactory to the Administrative Agent and the Lenders.

     (s) The Administrative Agent shall have received a copy of the appraisals made for this transaction with respect to the Inventory, Equipment and owned Real Estate of each of the Loan Parties described therein.

     (t) The Administrative Agent shall have received a copy, certified by a Responsible Officer of Foamex as true and complete, of the Related Documents as originally executed and delivered and as amended through and including the Closing Date, together with all schedules and exhibits thereto, and every other agreement, instrument and document entered into or executed in connection therewith.

     (u) The Loan Parties shall have paid all fees and expenses of the Administrative Agent and the Syndication Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

     (v) The Administrative Agent shall have received evidence, in form, scope and substance reasonably satisfactory to the Administrative Agent, of all insurance coverage as required by this Agreement.

     (w) The Administrative Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Loan Parties and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base of each Borrower and Foamex Canada, and the results of such examination and audit shall have been satisfactory to the Administrative Agent and the Lenders in all respects.

     (x) All proceedings taken in connection with the execution of this Agreement, the Term Notes, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope and substance to the Administrative Agent and the Lenders.

     (y) The Administrative Agent shall have received a new intercreditor agreement duly executed by the trustee under the Senior Secured Note Indenture and Foamex substantially similar to the Senior Secured Note Intercreditor Agreement executed as of March 25, 2002 and in form and substance satisfactory to the Administrative Agent, which, among other things, specifically refers to this Agreement as a "Senior Credit Agreement" thereunder.

     (z) The Administrative Agent shall have received a copy, certified by a Responsible Officer of Foamex as true and complete, of the Term Loan B Agreement and each of the other Term Loan B Documents as originally executed and delivered on the Closing Date, together with all schedules and exhibits thereto.


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


     (aa) The Administrative Agent shall have received a certificate from a Responsible Officer of Foamex certifying to the Administrative Agent and the Lenders that the Obligations constitute "Credit Agreement Obligations" under and as defined in the Senior Secured Note Indenture.

     (bb) The Loan Parties shall have satisfied such other conditions precedent reasonably requested by the Administrative Agent or the Lenders.

     The acceptance by any of the Borrowers of any Loans made or any Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by each Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of such Borrower, dated the Closing Date, to such effect.

     Execution and delivery to the Administrative Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that
(i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Administrative Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Administrative Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval, consent or satisfaction were acceptable to such Lender.

     8.2 Conditions Precedent to Each Loan. The obligation of the Revolving Lenders or the Term Lenders, as the case may be, to make each Loan, including the initial Revolving Loans and the Term Loans on the Closing Date, and the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

     (a) The following statements shall be true, and the acceptance by any Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of such Borrower, dated the date of such extension of credit, stating that:

          (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Administrative Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

          (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

          (iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

     (b) No such Borrowing shall exceed Availability of the applicable Borrower, provided, however, that the foregoing conditions precedent are not conditions to each Revolving Lender participating in or reimbursing the Bank or the
Administrative  Agent  for  such  Revolving  Lender's  Pro  Rata  Share  of  any
Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

                                    ARTICLE 9
                                DEFAULT; REMEDIES

     9.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

     (a) any failure by any of the Borrowers to pay (i) the principal of or interest or premium on any of the Obligations (other than Obligations in respect of Bank Products) or any amounts in reimbursement of a drawing or payment under any Letter of Credit or Credit Support or any fee or other amount owing hereunder when due, whether upon demand or otherwise or (ii) any amounts in respect of Bank Products within three (3) days of when due, whether upon demand or otherwise;

     (b) any representation or warranty made or deemed made by any Loan Party in this Agreement or by any Loan Party or any of its Domestic Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Loan Party or any of its Subsidiaries at any time to the Administrative Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

     (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.3, 7.1(c), 7.2, 7.5, 7.11-7.29, 7.31-7.34, 7.36 or 7.37 of this Agreement, Section 4.5 of the U.S.
Security Agreement or, in the case of the Canadian Security  Agreement,  Section
3.5 of the General  Security  Agreement  or Section 4.5 of the Deed of Hypothec,
(ii) any default shall occur in the observance or performance of any of the covenants or agreements contained in Sections 5.2(a)-(f) or (l)-(n), 7.1(a) or
(b), 7.6 or 7.35 of this Agreement and such default shall continue for three (3) days or more or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document or any agreement entered into at any time to which any Loan Party or any Subsidiary and the Administrative Agent or any Lender are party in respect of any Bank Products and such default shall continue for thirty (30) days or more;

     (d) any default shall occur with respect to any Debt (other than the Obligations) of any Loan Party or any of the Mexican Subsidiaries in an outstanding principal amount which exceeds $500,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Loan Party or any of the Mexican Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

     (e) any Loan Party or any of the Mexican Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or file a proposal or a notice of intention to file a proposal or otherwise commence any action or proceeding seeking reorganization, arrangement, consolidation or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, the Bankruptcy and Insolvency Act of Canada, the Companies' Creditors Arrangement Act of Canada or under any other bankruptcy, insolvency, liquidation, winding-up or similar act or law, state, provincial, federal or foreign, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, proposal, action or proceeding;
(ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due or shall admit in writing its inability to pay its debts generally as they became due;

     (f) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Loan Party or any of the Mexican Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, the Bankruptcy and Insolvency Act of Canada, the Companies' Creditors Arrangement Act of Canada, or under any other bankruptcy, insolvency, liquidation, winding-up or similar act or law, state, provincial, federal or foreign, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

     (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for any Loan Party or any of the Mexican Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution, writ of seizure or seizure and sale or similar process shall be issued against any part of the property of any Loan Party or any of the Mexican Subsidiaries or any distress or analogous process is levied against any part of property of any Loan Party or any of the Mexican Subsidiaries;

     (h) any Loan Party or any of the Mexican Subsidiaries shall file a certificate of dissolution or like process under applicable state, foreign or other law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate or other action in furtherance thereof, in each case other than as expressly permitted under Section 7.11(v);

     (i) all or any material part of the property of any Loan Party or any of the Mexican Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of such Loan Party or such Mexican Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority or any other Person, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

     (j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Loan Party;

     (k) one or more judgments, orders, decrees or arbitration awards is entered against any Loan Party or any of the Mexican Subsidiaries involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

     (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Loan Party or any of its Subsidiaries occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

     (m) there is filed against any Loan Party or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

     (n) for any reason other than the failure of the Administrative Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

     (o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any of its Subsidiaries under Title IV of ERISA (other than quarterly or annual contributions to any such Plan which are timely satisfied) or under the PBA (other than monthly contributions to a Pension Plan which are timely satisfied) or other applicable law to the Pension Plan, Multi-employer Plan, the PBGC or other applicable Governmental Authority in an aggregate amount in excess of $500,000; (ii) any Loan Party, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $500,000 (or the equivalent amount thereof in another currency); or (iii) with respect to any Plan of Foamex Canada any Lien arises with respect to such Plan (save for contribution amounts not yet due or a statutory lien that otherwise arises under the PBA or applicable legislation);

     (p) there occurs a Change of Control;

     (q) there occurs the Foamex 13 1/2% Subordinated Notes Shortfall Event;

     (r) there occurs an event having a Material Adverse Effect;

     (s) Foamex is taxed as a corporate entity by any federal or state taxing authority and such taxation causes a Material Adverse Effect;

     (t) any Lien shall be granted in favor of any Person on the equity interests of Foamex or of FMXI other than (i) the Liens on Foamex's equity interests granted by the Parent and FMXI pursuant to the U.S. Security Agreement and any of the Term Loan B Documents and (ii) the Liens on FMXI's equity interests granted by the Parent pursuant to the U.S. Security Agreement and any of the Term Loan B Documents;

     (u) there occurs any "Event of Default" (or other comparable term) under and as defined in any of the Term Loan B Documents; or

     (v) any payment shall be made by a Loan Party under any Guaranty entered into by such Loan Party in respect of Debt of a Mexican Subsidiary.

     9.2 Remedies.

     (a) If a Default or an Event of Default exists, the Administrative Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Loan Parties: (i) reduce the Maximum Revolver Amount (solely during the continuance of such Default or Event of Default, but subject to the next sentence in any event), or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base of any of the Borrowers or Foamex Canada, or reduce one or more of the other elements used in computing the Borrowing Base of any of the Borrowers or Foamex Canada;
(ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Administrative Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Loan Parties: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize all outstanding Letter of Credit
Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

     (b) If an Event of Default has occurred and is continuing: (i) the Administrative Agent shall have for the benefit of the Lenders, in addition to all other rights of the Administrative Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC, the PPSA, the Civil Code of Quebec and other applicable laws; (ii) the Administrative Agent may, at any time, take possession of the Collateral and keep it on any Loan Party's premises, at no cost to the Administrative Agent or any Lender, or remove any part of it to such other place or places as the Administrative Agent may desire, or the Loan Parties shall, upon the Administrative Agent's demand, at the Loan Parties' cost, assemble the Collateral and make it available to the Administrative Agent at a place reasonably convenient to the Administrative Agent; and (iii) the Administrative Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, and may, if the Administrative Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale; provided that, notwithstanding any provision of this Agreement or any other Loan Document to the contrary, and only so long as the Syndication Agent is a Lender at the time of any proposed Foreclosure Remedy, (A) the Administrative Agent shall foreclose upon, acquire or take possession of, or otherwise exercise any material remedies (individually, a "Foreclosure Remedy" and collectively, the "Foreclosure Remedies") in respect of Collateral consisting of Real Estate, Inventory, Equipment or equity interests (the "Affected Collateral") only after reasonable (under the facts and circumstances existing at such time) prior written notice to, and in consultation with, the Syndication Agent, and (B) in the event the Syndication Agent gives timely written notice to the Administrative Agent (a "Syndication Agent Notice") that the proposed Foreclosure Remedy in respect of the Real Estate, Inventory, Equipment or equity interest Collateral specified in such Syndication Agent Notice (the "Specified Collateral") has a reasonable likelihood of resulting in environmental liability to the Lenders, then the Administrative Agent and the Syndication Agent shall jointly determine the Foreclosure Remedies and other actions (including any additional due diligence) that shall be undertaken with respect to such Specified Collateral. Without in any way requiring notice to be given in the following manner, each Loan Party agrees that any notice by the Administrative Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC, the PPSA, the Civil Code of Quebec or otherwise, shall constitute reasonable notice to such Loan Party if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to such Loan Party's address (or Foamex's address on behalf of such Loan Party) specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Administrative Agent or the Lenders receive payment, and if the buyer defaults in payment, the Administrative Agent may resell the Collateral without further notice to the Loan Parties. In the event the Administrative Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Loan Party irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Loan Party agrees that the Administrative Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Administrative Agent is hereby granted a license or other right to use, without charge, each Loan Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Loan Party's rights under all licenses and all franchise agreements shall inure to the Administrative Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in accordance with Section 3.8. The Administrative Agent will return any excess to the Borrowers and the Borrowers shall remain, jointly and severally, liable for any deficiency.

     (c) If an Event of Default occurs, each Loan Party hereby waives all rights to notice and hearing prior to the exercise by the Administrative Agent of the Administrative Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 10
                              TERM AND TERMINATION

     10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Administrative Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence and during the continuance of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties, but excluding any Contingent Obligations at Termination) shall become immediately due and payable and the Borrowers for whose account Letters of Credit were issued shall immediately arrange for the cancellation and return of any such Letters of Credit then outstanding (other than those Letters of Credit or related Credit Support for which Supporting Letters of Credit have been deposited with the Administrative Agent in accordance with and as required by Section 1.4(g)). Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, each of the Loan Parties shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Administrative Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral, except as provided in Section 12.11).


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


                                   ARTICLE 11
                      AMENDMENTS; WAIVERS; PARTICIPATIONS;
                             ASSIGNMENTS; SUCCESSORS

     11.1 Amendments and Waivers.

     (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by a Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agent at the written request of the Majority Lenders) and the Loan Parties (or Foamex on behalf of the Loan Parties) party to such Loan Document and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; except that any waiver, amendment or consent which shall do any of the following shall be in writing and signed by all the Lenders and the Loan Parties (or Foamex on behalf of the Loan Parties) party to such Loan Document and acknowledged by the Administrative Agent:

          (A) change this Section or any provision of this Agreement providing for consent or other action by all Lenders;

          (B) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 12.11;

          (C) change the definition of "Majority Lenders" or "Required Lenders";

          (D) change Section 7.27 so as to reduce the minimum aggregate Availability required to be maintained by the Borrowers at any time to an amount less than the amount specified therein for such time on the date hereof;

          (E) increase the Revolving Credit Commitment or Term Loan Commitment of any Lender over the amount thereof then in effect or extend the Revolving Credit Commitment of any Revolving Lender;

          (F) postpone, delay or extend any date fixed by this Agreement or any other Loan Document (including the Stated Termination Date) for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (G) reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable to any Lender hereunder or under any other Loan Document;

          (H) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or other Obligations which is required for the Lenders or any of them to take any action hereunder;


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


          (I) increase the Maximum Revolver Amount or the Letter of Credit Subfacility;

          (J) increase any of the advance rate percentages set forth in the defined term Borrowing Base above the advance rate percentages set forth in such definition therefor on the date hereof; or

          (K) change the proviso to the first sentence of Section 9.2(b) or the proviso to the first sentence of Section 14.10;

provided, however, the Administrative Agent may, in its sole discretion and notwithstanding the above limitations (including, without limitation, those contained in clause (I) above) and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and provided, further, that
Schedule 1.2 hereto (Commitments) may be amended from time to time by the Administrative Agent alone to reflect assignments of Commitments in accordance herewith and any increase in the Revolving Credit Commitment or Term Loan Commitment of any Lender made in accordance herewith (including, without limitation, in accordance with clause (E)) and provided, even further, that this Agreement and the other Loan Documents may be amended from time to time by the Administrative Agent and the relevant Borrowers or Guarantors alone (i.e. without any Lender consent or approval) to add a Domestic Subsidiary of Foamex as a Guarantor hereunder or as a grantor under the Security Agreement or other applicable Loan Documents or to subject to the Lien of the Pledge Agreement or any other applicable Loan Documents capital stock or other equity interests not then subject to the Lien of the Pledge Agreement.

     (b) [Intentionally omitted].

     (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change") requiring the consent of all Lenders, the consent of the Majority Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a "Non-Consenting Lender"), then, so long as the Administrative Agent is not a Non-Consenting Lender, at the Borrowers' request, the Administrative Agent or an Eligible Assignee shall have the right (but not the obligation) with the Administrative Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments and Loans for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.


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


     11.2 Assignments; Participations.

     (a) Any Lender may, with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to another Lender or to an Affiliate of a Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $2,500,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment (or, in the case of an assignor Lender which does not have a Commitment, an outstanding principal balance of Term Loans) in a minimum amount of $5,000,000; provided, however, that the Borrowers and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Administrative Agent an Assignment and Acceptance in the form of Exhibit F ("Assignment and Acceptance") together with any note or notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $5,000. Each of the Borrowers agrees to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Administrative Agent to evidence assignments of the Loans and Commitments in accordance herewith.

     (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support (in the case of an Assignee which becomes a Revolving Lender), have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, provided, that no Assignee (including an Assignee that is already a Lender hereunder at the time of assignment) shall be entitled to receive any greater amount pursuant to Section 4.1 with respect to the rights and obligations assigned than that to which the assigning Lender would have been entitled to receive had no such assignment occurred, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any


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


other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection or priority of any Lien granted by a Loan Party to the Administrative Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments, if any, arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

     (e) Any Lender may at any time sell to one or more commercial banks, financial institutions or other Persons not Affiliates of the Borrowers (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document (except to the extent that such amendment, waiver or consent both directly affects the Participant and would (x) increase or extend the Commitment of the originating Lender, (y) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the originating Lender hereunder or under any other Loan Document or (z) reduce the principal of, or the rate of interest specified herein on, any Loan owing to the originating Lender or any fees or other amounts payable to the originating Lender hereunder or under any other Loan Document), and all amounts payable by the Borrowers hereunder or any other Loan Document shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each


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


Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

     (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 12
                                   THE AGENTS

     12.1 Appointment and Authorization. Each Lender hereby designates and appoints the Bank as its Administrative Agent and General Electric Capital Corporation as its Syndication Agent, in each case, under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Agent agrees to act as such on the express conditions contained in this Article
12. The provisions of this Article 12 are solely for the benefit of the Agents and the Lenders and the Loan Parties shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither of the Agents shall have any duties or responsibilities, except those expressly set forth herein, nor shall either of the Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either of the Agents. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to either of the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, each Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) in the case of the Administrative Agent, the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base of a Borrower or Foamex Canada, (b) in the case of the Administrative Agent, the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders (other than any action so taken or not taken constituting the gross negligence or willful misconduct of the Administrative Agent).


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


     12.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact of such Agent and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither of the Agents shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     12.3 Liability of Agents. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of such Loan Party, or any officer thereof, contained in this
Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by either Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect any of the properties, books or records of any of the Loan Parties or any of the Subsidiaries or Affiliates of any of the Loan Parties.

     12.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders or the Majority Lenders, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Administrative Agent shall have received written notice from a Lender or a Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent shall receive such a notice, the Administrative Agent will notify the Lenders of its receipt of any such notice. Subject to the proviso to the first sentence of


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Section 9.2(b), the Administrative  Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 9; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     12.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by either Agent hereinafter taken, including any review of the affairs of a Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties which may come into the possession of any of the Agent-Related Persons.

     12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 14.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct and provided, further, however, that no Lender shall be liable for the payment to the Bank (other than solely in its capicity as Administrative Agent) of any liabilities solely in respect of Bank Products. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of either Agent.


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     12.8 Agents in  Individual  Capacity.  Each of the Bank,  General  Electric
Capital Corporation and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent or any of its Subsidiaries or Affiliates as though the Bank or General Electric Capital
Corporation, as the case may be, were not the Administrative Agent or Syndication Agent, as the case may be, hereunder and without notice to or consent of the Lenders. Each of the Bank, General Electric Capital Corporation or any of their respective Affiliates may receive information regarding the
Parent,  its  Subsidiaries,   its  Affiliates  and  Account  Debtors  (including
information that may be subject to confidentiality obligations in favor of the Parent or such Subsidiary or Affiliate) and the Lenders acknowledge that none of the Administrative Agent, the Bank, the Syndication Agent or General Electric Capital Corporation shall be under any obligation to provide such information to them. With respect to its Loans, each of the Bank and General Electric Capital Corporation shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or Syndication Agent, as the case may be, and the terms "Lender", "Lenders", "Term Lender", "Term Lenders", "Revolving Lender" and "Revolving Lenders" include each of the Bank and General Electric Capital Corporation in its individual capacity.

     12.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon at least 30 days' prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor administrative agent to its appointment as Administrative Agent. In the event the Bank sells all of its Revolving Credit Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Administrative Agent and such purchaser or transferee shall become the successor Administrative Agent hereunder. Subject to the foregoing, if the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     12.10 Withholding Tax.

     (a) Each Lender (or Assignee) that is not a "United States person", within the meaning of Section 7701(a)(30) of the Code, shall deliver to Foamex and the Administrative Agent before the payment of any interest in the first calendar year during which such Lender (or Assignee) becomes a party to this Agreement and from time to time thereafter as reasonably requested in


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writing by a Borrower or the  Administrative  Agent (but only so long thereafter as such Lender (or Assignee) remains lawfully able to do so) any one of the following:

          (i) a properly completed and valid IRS Form W-8BEN pursuant to which such Lender (or Assignee) claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty;

          (ii) a properly completed and valid IRS Form W-8ECI and IRS Form W-9 pursuant to which such Lender (or Assignee) claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender (or Assignee);

          (iii) a properly completed and valid IRS Form W-8BEN and such other forms or statements required to qualify for an exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, as amended, with respect to payments of "portfolio interest"; or

          (iv) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender (or Assignee) agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction. In addition, each Lender (or Assignee) shall deliver such forms promptly upon the obsolescence or expiration of any form previously delivered by such Lender (or Assignee) (but only so long as such Lender (or Assignee) remains lawfully able to do so).

     (b) If any Lender (or Assignee) claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form W-8BEN and such Lender (or Assignee) sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender (or Assignee), such Lender (or Assignee) agrees to notify Foamex and the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender (or Assignee). To the extent of such percentage amount, Foamex and the Administrative Agent will treat such Lender's (or Assignee's) IRS Form W-8BEN as no longer valid.

     (c) If any Lender (or Assignee) claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender (or Assignee), such Lender (or Assignee) agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.


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


     (d) For any period (including the time such Lender or Assignee first becomes a party to this Agreement) with respect to which a Lender (or Assignee) has failed to provide the Borrowers and the Administrative Agent with the appropriate form, certificate or other document described in subsection (a) above (whether because such Lender (or Assignee) is not entitled to provide such form, certificate or other document or otherwise, other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided, such Lender (or Assignee) shall not be entitled to any benefits under subsection (a), (b) or (c) of Section 4.1 with respect to Indemnified Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender (or Assignee) become subject to Indemnified Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers and the Administrative Agent shall take such steps as such Lender (or Assignee) shall reasonably request to assist such Lender (or Assignee) to recover such Indemnified Taxes.

     (e) If the forms provided by a Lender (or Assignee) at the time such Lender (or Assignee) first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from the definition of Indemnified Taxes unless and until such Lender (or Assignee) provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from the definition of Indemnified Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which an Assignee becomes a party to this Agreement, the Lender assignor was entitled to payments or indemnity under
Section 4.1 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Indemnified Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Indemnified Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.

     (f) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that a Borrower and/or the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (or Assignee) (because the appropriate required form was not delivered, was not properly executed, or because such Lender (or Assignee) failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender (or Assignee) shall indemnify such Borrower and/or the Administrative Agent, as the case may be, fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders (or Assignees) under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.


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


     12.11 Collateral Matters.

     (a) The Lenders hereby irrevocably authorize the Administrative Agent to, and upon request of Foamex, the Administrative Agent shall, release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support (whether or not any of such Obligations are due), and the termination of all outstanding Letters of Credit (or the deposit with the Administrative Agent of Supporting Letters of Credit in accordance with and as required by Section 1.4(g)) and the payment and satisfaction in full of all other Obligations (other than Contingent Obligations at Termination); (ii) constituting property being sold or disposed of or property of a Subsidiary all of the equity interests of which are being sold or disposed of if a Borrower certifies to the Administrative Agent (and the Administrative Agent agrees with such certification) that the sale or disposition is made in compliance with Section 7.11 (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry);
(iii) constituting property in which each of the Loan Parties certifies that no Loan Party owned an interest in such property at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Administrative Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Administrative Agent may, in its discretion, release the Agent's Liens on any Collateral valued at $500,000 or less (but not in the aggregate for all such Collateral in excess of $2,000,000 during the term of this Agreement without the prior written authorization of the Lenders and the Administrative Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $3,500,000 during the term of this Agreement with the prior written authorization of the Majority Lenders. Upon request by the Administrative Agent or a Borrower at any time, the Lenders will confirm in writing the Administrative Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

     (b) Upon receipt by the Administrative Agent of any authorization required pursuant to Section 12.11(a) from the applicable Lenders of the Administrative Agent's authority to release Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by a Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the
Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers or any other Loan Party in respect of) all interests retained by the Borrowers or any other Loan Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.


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


     (c) The Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by a Loan Party or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

     12.12 Restrictions on Actions by Lenders; Sharing of Payments.

     (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders or the Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders or the Administrative Agent, set off against the Obligations, any amounts owing by such Lender to any of the Loan Parties or any accounts of any of the Loan Parties now or hereafter maintained with such Lender. Subject to the proviso to the first sentence of Section 9.2(b), each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Administrative Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Loan Parties, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

     (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of a Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Lender's ratable portion of all such distributions with respect to the applicable Obligations by the Administrative Agent, such Lender shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the applicable Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the applicable Obligations owed to the other applicable Lenders so that such excess payment received shall be applied ratably as among the applicable Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.


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


     12.13 Agency for Perfection. Subject to the provisions of Section 12.17(b), each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with
Article 9 of the UCC, the PPSA, the Civil Code of Quebec or any other applicable law, can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions.

     12.14 Payments by Administrative Agent to Lenders. All payments to be made by the Administrative Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Administrative Agent on or prior to the Closing Date (or if such Lender is an Assignee, in the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Concurrently with each such payment, the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, Term Loans or otherwise. Unless the Administrative Agent receives notice from a Borrower prior to the date on which any payment is due to the applicable Lenders from such Borrower that such Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each applicable Lender on such due date an amount equal to the amount then due such Lender from such Borrower. If and to the extent a Borrower has not made such payment in full to the Administrative Agent, each applicable Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     12.15 Settlement.

     (a) (i) Each Revolving Lender's funded portion of the Revolving Loans is intended by the Revolving Lenders to be equal at all times to such Revolving Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Administrative Agent, the Bank and the other Revolving Lenders agree (which agreement shall not be for the benefit of or enforceable by the Loan Parties or those Term Lenders which are not also Revolving Lenders) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

          (ii) The Administrative Agent shall request settlement ("Settlement") with the Revolving Lenders on at least a weekly basis, or on a more frequent basis at the Administrative Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect


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


to collections received, in each case, by notifying the Revolving Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (New York time) on the date of such requested Settlement (the "Settlement Date"). Each Revolving Lender (other than the Bank, in the case of Non-Ratable Loans and the Administrative Agent in the case of Agent Advances) shall transfer the amount of such Revolving Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Administrative Agent, to the Administrative Agent's account, not later than 2:00 p.m. (New York time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Revolving Lenders. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on the Settlement Date applicable thereto, the Administrative Agent shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

     (iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Administrative Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Revolving Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Administrative Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Revolving Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by the Bank or the Administrative Agent, as applicable, shall pay to the Bank or the Administrative Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Revolving Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Administrative Agent by any Revolving Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

          (iv) From and after the date, if any, on which any Revolving Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Administrative Agent shall promptly distribute to such Revolving Lender, such Revolving Lender's Pro Rata Share of all payments of


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


principal  and  interest  and  all  proceeds  of  Collateral   received  by  the
Administrative Agent in respect of such Non-Ratable Loan or Agent Advance.

          (v) Between Settlement Dates, the Administrative Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Administrative Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which any Revolving Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Administrative Agent for the accounts of the Revolving Lenders, to be applied to the outstanding Revolving Loans of such Revolving Lenders, an amount such that each Revolving Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Administrative Agent with respect to Agent Advances, and each Revolving Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Administrative Agent and the other Revolving Lenders.

          (vi) Unless the Administrative Agent has received written notice from a Revolving Lender to the contrary, the Administrative Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability of the applicable Borrower on any Funding Date for a Revolving Loan or Non-Ratable Loan.

     (b) Revolving Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Revolving Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Revolving Lender shall be responsible for any failure by any other Revolving Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Revolving Credit Commitment of any Revolving Lender be increased or decreased as a result of any failure by any other Revolving Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Revolving Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Revolving Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Revolving Lender hereunder shall be several, not joint and several.

     (c) Defaulting Lenders. Unless the Administrative Agent receives notice from a Revolving Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Revolving Lender will not make available as and when required hereunder to the Administrative Agent that Revolving Lender's Pro Rata Share of a Borrowing, the Administrative Agent may assume that each Revolving Lender has made such amount available to the Administrative Agent in immediately


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


available funds on the Funding Date. Furthermore, the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If any Revolving Lender has not transferred its full Pro Rata Share to the Administrative Agent in immediately available funds and the Administrative Agent has transferred a corresponding amount to the applicable Borrower then on the Business Day following such Funding Date that Revolving Lender shall make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for that day. A notice by the Administrative Agent submitted to any Revolving Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Revolving Lender's full Pro Rata Share is transferred to the Administrative Agent as required, the amount transferred to the Administrative Agent shall constitute that Revolving Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Administrative Agent on the Business Day following the Funding Date, the Administrative Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Administrative Agent, such Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Revolving Lender to make any Revolving Loan on any Funding Date (any such Revolving Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Revolving Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Revolving Lender shall be responsible for any other Revolving Lender's failure to advance such other Revolving Lenders' Pro Rata Share of any Borrowing.

     (d) Retention of Defaulting Lender's Payments. The Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any of the Borrowers to the Administrative Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Administrative Agent. In its discretion, the Administrative Agent may loan a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to such Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Revolving Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Revolving Lenders ratably based upon their relative Revolving Credit Commitments. This Section shall remain effective with respect to such Revolving Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Revolving Credit Commitment of any Revolving Lender, or relieve or excuse the performance by any Loan Party of its duties and obligations hereunder.


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     (e)  Removal  of  Defaulting  Lender.  At  the  Borrowers'   request,   the
Administrative  Agent  or an  Eligible  Assignee  reasonably  acceptable  to the
Administrative Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Administrative Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments and
Loans   hereunder.   Such  sale  shall  be   consummated   promptly   after  the
Administrative Agent has arranged for a purchase by the Administrative Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Revolving Loans and Term Loans, plus accrued interest and fees, without premium or discount.

     12.16 Letters of Credit; Intra-Lender Issues.

     (a) Notice of Letter of Credit Balance. On each Settlement Date the Administrative Agent shall notify each Revolving Lender of the issuance of all Letters of Credit since the prior Settlement Date.

     (b) Participations in Letters of Credit.

          (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Revolving Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Administrative Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

          (ii) Sharing of Reimbursement Obligation Payments. Whenever the Administrative Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Administrative Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Revolving Lender, the Administrative Agent shall promptly pay to such Revolving Lender such Revolving Lender's Pro Rata Share of such payment from such Borrower. Each such payment shall be made by the Administrative Agent on the next Settlement Date.

          (iii) Documentation. Upon the request of any Revolving Lender, the Administrative Agent shall furnish to such Revolving Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Revolving Lender.

          (iv) Obligations Irrevocable. The obligations of each Revolving Lender to make payments to the Administrative Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the


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obligations  of the  Borrower  for whose  account the Letter of Credit or Credit
Support was issued to make payments to the Administrative Agent, for the account of the Revolving Lenders, shall be irrevocable and shall not be subject to any
qualification   or  exception   whatsoever,   including  any  of  the  following
circumstances:

               (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (2) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Administrative Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

               (3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (4)  the   surrender  or  impairment  of  any  security  for  the
performance or observance of any of the terms of any of the Loan Documents;

               (5) the occurrence of any Default or Event of Default; or

               (6) the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article 8.

     (c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of any of the Borrowers received by the Administrative Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Administrative Agent to the Revolving Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Revolving Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it. Unless the Administrative Agent receives notice from a Borrower prior to the date on which any payment is due to the Revolving Lenders from such Borrower that such Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Revolving Lender on such due date an amount equal to the amount then due such Revolving Lender from such Borrower. If and to the extent such Borrower has not made such payment in full


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to  the  Administrative   Agent,  each  Revolving  Lender  shall  repay  to  the
Administrative Agent on demand such amount distributed to such Revolving Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Revolving Lender until the date repaid.

     (d) Indemnification by Revolving Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Revolving Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Revolving Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Revolving Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by any of the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by such Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations.

     12.17 Concerning the Collateral and the Related Loan Documents.

     (a) Each Lender authorizes and directs the Administrative Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Administrative Agent and the Lenders. Each Lender agrees that any action taken by the Administrative Agent, the Majority Lenders or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent, the Majority Lenders or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Term Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements between any of the Loan Parties and the Bank, any other Lender or any of their respective Affiliates, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

     (b) Without limiting the generality of paragraph (a) above, for the purpose of creating a solidarite active in accordance with Article 1541 of the Civil Code of Quebec, between each Lender, taken individually, on the one hand, and the Administrative Agent, on the other hand, each Loan Party and each such Lender acknowledge and agree with the Administrative Agent that such Lender and the Administrative Agent are hereby conferred the legal status of solidary creditors of each Loan Party in respect of all Obligations, present and future, owed by each Loan Party to each such Lender and the Administrative Agent (collectively, the "Solidary Claim"). Accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Quebec, the Loan Parties are irrevocably bound towards the Administrative Agent and each Lender in respect of the entire Solidary Claim of the Administrative Agent and such Lender. As a result of the foregoing, the


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parties hereto acknowledge that the  Administrative  Agent and each Lender shall at all times have a valid and effective right of action for the entire Solidary Claim of the Administrative Agent and such Lender and the right to give full acquittance for it. Accordingly, without limiting the generality of the foregoing, the Administrative Agent, as solidary creditor with each Lender, shall at all times have a valid and effective right of action in respect of all Obligations, present and future, owed by each Loan Party to the Administrative Agent and to the Lenders or any of them and the right to give a full acquittance for same. The parties further agree and acknowledge that the Administrative Agent's Liens on the Collateral shall be granted to the Administrative Agent, for its own benefit and for the benefit of the Lenders.

     12.18 Field Audit and Examination Reports; Disclaimer by Lenders. The Administrative Agent agrees that it shall conduct no less than two field audits or examninations with respect to the Accounts and Inventory of the Borrowers and Foamex Canada during each of (i) the period commencing on the Closing Date and ending on the day immediately preceding the first Anniversary Date and (ii) each subsequent one year period thereafter through the one year period in which this Agreement is terminated. By signing this Agreement, each Lender:

     (a) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each, a "Report" and collectively, "Reports") prepared by or on behalf of the Administrative Agent;

     (b) expressly agrees and acknowledges that neither the Bank nor the Administrative Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

     (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon each Loan Party's books and records, as well as on representations of each Loan Party's personnel;

     (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants subject to the confidentiality provisions set forth in Section 14.17, or use any Report in any other manner; and

     (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any of the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings,


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damages,  costs,  expenses and other amounts (including Attorney Costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

     12.19 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

     12.20 The Arrangers, the Book Manager and Co-Agents, Etc. None of the Arrangers, the Book Manager or any co-agent, co-arranger or co-documentation agent in its capacity as such shall have any right, power, obligation, liability, responsibility or duty under this Agreement.

     12.21 Revolving Loans and Letters of Credit in Excess of Availability. Notwithstanding anything herein to the contrary (including, without limitation, Section 1.2(a)), neither the Bank, any of the other Revolving Lenders nor the Administrative Agent shall have any liability to the Term Lenders if the Bank, any other Revolving Lender or the Administrative Agent makes a Revolving Loan to a Borrower or issues or causes the issuance of a Letter of Credit for the account of a Borrower in excess of the Availability of such Borrower or if prior to or after giving effect thereto the aggregate amount of the Revolving Loans and Letters of Credit issued to or for the account of such Borrower exceeds or would exceed the Borrowing Base of such Borrower (in either instance, subject to the Administrative Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i)) if the Administrative Agent had no actual knowledge that making such financial accommodation would result in any such excess occurring or that any such excess existed at the time such financial accommodation was made; provided, that in any event the relevant Borrower shall remain liable hereunder for any such financial accommodation made to such Borrower.

                                   ARTICLE 13
                                   GUARANTEES

     Each Guarantor party hereto unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally (solidarily) with each other Guarantor party hereto, the due and punctual payment of the principal of and interest on the Revolving Loans and the Term Loans and of all other Obligations, when and as due, whether at maturity, by acceleration, by notice or prepayment or otherwise. Each Guarantor party hereto further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

     To the fullest extent permitted by law, each Guarantor party hereto waives presentment to, demand of payment from and protest to any of the Borrowers or any other Person of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by law, the obligations of a Guarantor party hereto hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert


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any claim or demand or to enforce any right or remedy  against  any  Borrower or any other  Guarantor  under the provisions of this Agreement or any of the other
Loan  Documents  or  otherwise;   (b)  any  rescission,   waiver,  amendment  or
modification of any of the terms or provisions of this Agreement, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Administrative Agent or any Lender for any of the Obligations; or (d) the failure of the Administrative Agent or any Lender to exercise any right or remedy against any other Guarantor of the Obligations.

     Each Guarantor party hereto further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any security (if any) held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower or any other Person, each Guarantor hereby waiving the benefits of division and discussion.

     To the fullest extent permitted by law, the obligations of each Guarantor party hereto hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, compensation, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Guarantor party hereto hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

     Each Guarantor party hereto further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or of interest on any Obligation or any other Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

     Each Guarantor hereby acknowledges that the Obligations include, without limitation, any cost or expense which is of the nature of extra-judicial professional fees payable by the Administrative Agent or any Lender in accordance with any of the Loan Documents for services required by the Administrative Agent or any Lender in order to recover the capital and interest secured by any security interest entered into by any Loan Party or to conserve the property charged thereunder even if such cost or expense cannot be secured by such security interest. Each Guarantor undertakes to indemnify the Administrative Agent and each Lender with respect to all such costs and expenses.


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     Each Guarantor  party hereto hereby  subordinates  to the  Obligations  all rights of subrogation against each Borrower and its property and all rights of indemnification, contribution and reimbursement from each Borrower and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

     The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this paragraph shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations (other than Contingent Obligations at Termination and Obligations in respect of Letters of Credit or Credit Support for which Supporting Letters of Credit have been deposited with the Administrative Agent in accordance with and as required by Section 1.4(g)) have been paid in full and all Revolving Credit Commitments have been terminated, and none of the Guarantors shall exercise any right or remedy under this paragraph against any other Guarantor until the Obligations have been paid in full and all Revolving Credit Commitments have been terminated. For purposes of this paragraph, (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Obligations; (b) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Obligations by such Guarantor, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors; provided, however, that, for purpose of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such


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Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

                                   ARTICLE 14
                                  MISCELLANEOUS

     14.1 No Waivers; Cumulative Remedies. No failure by the Administrative Agent or any Lender to exercise any right, remedy or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Loan Party and the Administrative Agent and/or any Lender, or delay by the Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Administrative Agent or the Lenders on any occasion shall affect or diminish the Administrative Agent's and each Lender's rights thereafter to require strict performance by the Loan Parties of any provision of this Agreement. The Administrative Agent and the Lenders may proceed directly to collect the Obligations when due without any prior recourse to the Collateral. The Administrative Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Administrative Agent or any Lender may have.

     14.2 Severability. The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement, any other Loan Document or any instrument or agreement required hereunder.

     14.3 Governing Law; Choice of Forum; Service of Process.

     (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO


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


THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE ADMINISTRATIVE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

     (c) EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE
(5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

     14.4  WAIVER  OF  JURY  TRIAL.   EACH  LOAN  PARTY,  EACH  LENDER  AND  THE
ADMINISTRATIVE AGENT IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH LOAN PARTY, EACH LENDER AND THE ADMINISTRATIVE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     14.5 Survival of Representations and Warranties. All of each Loan Party's representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Administrative Agent or the Lenders or their respective agents.

     14.6 Other Security and Guaranties. The Administrative Agent, may, without notice or demand and without affecting the Loan Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

     14.7 Fees and Expenses. Each Borrower agrees, jointly and severally, to pay to each Agent, for its benefit, on demand, all reasonable costs and expenses that such Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) reasonable costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect and continue the Agent's Liens (including costs and expenses paid or incurred by the Administrative Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; (f) costs of appraisals, inspections and verifications of the Collateral, including travel, lodging and meals for inspections of the Collateral and any Loan Party's operations by the Administrative Agent plus the Administrative Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Administrative Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, each Borrower agrees, jointly and severally, to pay costs and expenses incurred by the Administrative Agent (including Attorneys' Costs) to the Administrative Agent, for its benefit, on demand, and to the Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by the Lenders for one law firm retained by such Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Administrative Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to any one or more of the Borrowers' Loan Accounts as Revolving Loans as described in Section 3.7.

     14.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service,
(b) five (5) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

     If to the Administrative Agent or to the Bank:

              Bank of America, N.A.335 Madison Avenue, New York, New York 10017Attention: Business Credit-Account Executive Telecopy No.: (212) 503-7350

     with copies to:

              Bank of America, N.A.335 Madison Avenue, New York, New York 10017Attention: Legal Department, Telecopy No.:
              (212) 503-7350

     If to any Borrower or Guarantor:

              c/o Foamex International Inc.1000 Columbia Avenue, Linwood, Pennsylvania 19061Attention: Chief Financial Officer, Telecopy
              No.:  (610) 859-3085

     with a copy to:

              c/o Foamex International Inc.1000 Columbia Avenue, Linwood, Pennsylvania 19061Attention: General Counsel, Telecopy No.:
              (610) 859-2948
or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     14.9 Waiver of Notices. Unless otherwise expressly provided herein, each Loan Party waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate any or all of the Obligations and notice of acceleration of any or all of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Loan Party which the Administrative Agent or any Lender may elect to give shall entitle such Loan Party to any or further notice or demand in the same, similar or other circumstances.

     14.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Loan Party without prior written consent of the Administrative Agent and each Lender. The rights and benefits of the Administrative Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

     14.11 Indemnity of the Administrative Agent and the Lenders by the Loan Parties.

     (a) Each Loan Party agrees, jointly and severally, to defend, indemnify and hold the Agent-Related Persons and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, any other Loan Document or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Loan Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     (b) Each Loan Party agrees, jointly and severally, to indemnify, defend and hold harmless the Administrative Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Loan Party's operations, business or property (all of the foregoing, collectively, the "Environmental Liabilities); provided, that the Loan Parties shall have no obligation hereunder to the Administrative Agent or any Lender with respect to Environmental Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be. This indemnity will apply whether the hazardous substance is on, under or about any Loan Party's property or operations or property leased to any Loan Party. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Administrative Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

     14.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY LOAN PARTY, ANY LENDER OR OTHER PERSON AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

     14.13 Final Agreement. This Agreement and the other Loan Documents are intended by each Loan Party, the Administrative Agent and the Lenders to be the final, complete and exclusive expression of the agreement among them. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof.

     14.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Administrative Agent, each Lender and each Loan Party in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     14.15  Captions.   The  captions   contained  in  this  Agreement  are  for
convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

     14.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by each of the Loan Parties to the fullest extent permitted by law, to set off, compensate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Loan Party against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off, compensation and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, COMPENSATION, BANKER'S LIEN OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY LOAN PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT OR THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

     14.17 Confidentiality.

     (a) Each Loan Party hereby consents that the Administrative Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of each Loan Party and a general description of each Loan Party's business and may use any Loan Party's name in advertising and other promotional material.

     (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Administrative Agent or such Lender by or on behalf of the Loan Parties under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent or such Lender or
(ii) was or becomes available on a nonconfidential basis from a source other than a Loan Party, provided that such source is not bound by a confidentiality agreement with such Loan Party known to the Administrative Agent or such Lender; provided, however, that the Administrative Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Administrative Agent or such Lender is subject or in connection with an examination of the Administrative Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Administrative Agent, any Lender or any of their respective

Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Administrative Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Administrative Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Loan Party is party or is deemed party with the Administrative Agent or such Lender, and
(9) to its Affiliates, provided that such Affiliates agree to keep such information confidential to the same extent required of the Administrative Agent and the Lenders hereunder.

     (c) Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, each of the parties, its subsidiaries and their respective representatives, affiliates, employees, officers, directors or other agents are permitted to disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the credit facility provided hereunder and all materials of any kind (including tax opinions or other tax analyses) that are or have been provided to any of the Loan Parties, the Lenders or the Administrative Agent related to such tax treatment and tax structure.

     14.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

     14.19 Senior Secured Note Intercreditor Agreement. EACH LENDER HEREBY GRANTS TO THE ADMINISTRATIVE AGENT ALL REQUISITE AUTHORITY TO ENTER INTO OR OTHERWISE BECOME BOUND BY THE SENIOR SECURED NOTE INTERCREDITOR AGREEMENT AND TO BIND THE LENDERS THERETO BY THE ADMINISTRATIVE AGENT'S ENTERING INTO OR OTHERWISE BECOMING BOUND THEREBY, AND NO FURTHER CONSENT OR APPROVAL ON THE PART OF THE LENDERS IS OR WILL BE REQUIRED IN CONNECTION WITH THE PERFORMANCE OF THE SENIOR SECURED NOTE INTERCREDITOR AGREEMENT.

     14.20 Credit Agreement. This Agreement is (and is designated by Foamex as), and is hereby deemed to be, a "Credit Agreement" and a "First-Lien Credit Facility" for all purposes of the Senior Secured Note Indenture and all Obligations are (and are designated by Foamex as), and are hereby deemed to be, "Credit Agreement Obligations" for all purposes of the Senior Secured Note Intercreditor Agreement and the Senior Secured Note Indenture and "Senior Lender Claims" for all purposes of the Senior Secured Note Intercreditor Agreement. Foamex hereby represents and warrants to the Administrative Agent and the Lenders that the foregoing statements are and shall be true and correct at all times while any Obligations are outstanding or this Agreement is in effect. Each of Foamex and Foamex Capital Corporation hereby designates the Obligations as "Designated Senior Debt" for all purposes of the Foamex 13 1/2% Subordinated
Note Indenture and the Foamex 9 7/8% Subordinated Note Indenture.

     14.21 Senior Lenders Intercreditor Agreement. EACH LENDER HEREBY GRANTS TO THE ADMINISTRATIVE AGENT ALL REQUISITE AUTHORITY TO ENTER INTO OR OTHERWISE BECOME BOUND BY THE SENIOR LENDERS INTERCREDITOR AGREEMENT AND TO BIND THE LENDERS THERETO BY THE ADMINISTRATIVE AGENT'S ENTERING INTO OR OTHERWISE
BECOMING BOUND THEREBY, AND NO FURTHER CONSENT OR APPROVAL ON THE PART OF THE LENDERS IS OR WILL BE REQUIRED IN CONNECTION WITH THE PERFORMANCE OF THE SENIOR LENDERS INTERCREDITOR AGREEMENT.

     14.22 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase in the New York foreign exchange market the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase in the New York foreign exchange market the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, such Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss. The term "rate of exchange" in this Section 14.22 means the spot rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

     14.23. Press Releases and Related Matters. Each Loan Party agrees that neither it nor any of its Affiliates will in the future issue any press releases or other public disclosure relating to any Loan Document or any financing thereunder using the name of any Lender or any of its affiliates without at least 2 Business Days' prior written notice to such Lender and without the prior written consent of such Lender unless (and only to the extent that) such Loan Party or Affiliate is required to do so under law and then, in any event, such Loan Party or Affiliate will consult with such Lender before issuing press release or other public disclosure.

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                        "BORROWERS"


                                        FOAMEX L.P.


                                        By:  FMXI, Inc., its Managing General
                                             Partner


                                             By:  /s/ George L. Karpinski
                                                  -------------------------
                                             Title:  Vice President
                                                     ----------------------


                                        "GUARANTORS"


                                        FOAMEX L.P.


                                        By:  FMXI, Inc., its Managing General
                                             Partner

                                             By:  /s/ George L. Karpinski
                                                  -------------------------
                                             Title:  Vice President
                                                     ----------------------

                                        FMXI, INC.

                                             By:  /s/ George L. Karpinski
                                                  -------------------------
                                             Title:  Vice President
                                                     ----------------------

                                        FOAMEX INTERNATIONAL INC.

                                             By:  /s/ George L. Karpinski
                                                  -------------------------
                                             Title:  Senior Vice President
                                                     ----------------------

                                        FOAMEX CANADA INC.

                                             By:  /s/ George L. Karpinski
                                                  -------------------------
                                             Title:  Treasurer
                                                     ----------------------

                                        FOAMEX CAPITAL CORPORATION

                                             By:  /s/ George L. Karpinski
                                                  -------------------------
                                             Title:  Vice President
                                                     ----------------------

                                        FOAMEX LATIN AMERICA, INC.
                                             By:  /s/ George L. Karpinski
                                                  -------------------------
                                             Title:  Vice President
                                                     ----------------------

                                        FOAMEX MEXICO, INC.

                                             By:  /s/ George L. Karpinski
                                                  -------------------------
                                             Title:  Vice President
                                                     ----------------------

                                        FOAMEX MEXICO II, INC.

                                             By:  /s/ George L. Karpinski
                                                  -------------------------
                                             Title:  Vice President
                                                     ----------------------

                                        FOAMEX ASIA, INC.

                                             By:  /s/ George L. Karpinski
                                                  -------------------------
                                             Title:  Vice President
                                                     ----------------------

                                        FOAMEX CARPET CUSHION LLC

                                             By:  /s/ George L. Karpinski
                                                  -------------------------
                                             Title:  Vice President
                                                     ----------------------

                                        "ADMINISTRATIVE AGENT"


                                        BANK OF AMERICA, N.A., as the
                                        Administrative Agent


                                        By:    /s/ William J. Wilson
                                               ----------------------------
                                        Title: Vice President
                                               ----------------------------

                                        "SYNDICATION AGENT"


                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as the Syndication Agent

                                        By: /s/ William R. Doolittle
                                            ------------------------------
                                        Title: Duly Authorized Signatory
                                               ---------------------------

                                        "LENDERS"


                                        BANK OF AMERICA, N.A.

                                        By:    /s/ William J. Wilson
                                               ----------------------------
                                        Title: Vice President
                                               ----------------------------


                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION

                                        By: /s/ William R. Doolittle
                                            ------------------------------
                                        Title: Duly Authorized Signatory
                                               ---------------------------


                                        BANK ONE, NA (Main Office Chicago)

                                        By: /s/ Olga Khaniaeva
                                            ------------------------------
                                        Title: Associate Director
                                               ---------------------------


                                        THE CIT GROUP/COMMERCIAL SERVICES, INC.


                                        By: /s/ Brad Stanza
                                            ------------------------------
                                        Title:  Vice President
                                                ---------------------------


                                        CONGRESS FINANCIAL
                                        CORPORATION (CENTRAL)

                                        By: /s/ Thomas A. Martin
                                            ------------------------------
                                        Title: Vice President
                                               ---------------------------


                                        STATE OF CALIFORNIA PUBLIC
                                        EMPLOYEES' RETIREMENT SYSTEM


                                        By:  /s/ Curtis Ishii
                                             -----------------------------
                                        Title:  Senior Investment Officer
                                                --------------------------

                                        ORIX FINANCIAL SERVICES, INC.

                                        By: /s/ Michael J. Cap
                                            ------------------------------
                                        Title: Senior Vice President
                                               ---------------------------

                                     ANNEX A
                                       to
                                Credit Agreement

                                   Definitions

     Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references  in  the  following  definitions  shall  refer  to  sections  of  the
Agreement:

     "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangible (including a payment intangible).

     "Accounts" means, with respect to a Loan Party, all of such Loan Party's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

     "ACH Transactions" means any automatic clearing house transfer of funds by the Bank, any Affiliate of the Bank or any other Lender (or any Affiliate of such Lender), in each instance, for the account of any Loan Party.

     "Adjusted EBITDA" means, with respect to any fiscal period of Foamex, EBITDA for such period less Capital Expenditures of Foamex and its consolidated Subsidiaries (other than the Joint Ventures and the China Joint Venture) made during such period.

     "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of Foamex, the net income of Foamex and its Subsidiaries after provision for income taxes for such fiscal period, as determined in accordance with GAAP on a consolidated basis (excluding the Joint Ventures and the China Joint Venture) and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain (or loss) arising from any write-up (or write-down) in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by Foamex or any of its Subsidiaries in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person (other than Foamex Canada and the Mexican Subsidiaries and their respective Subsidiaries) in which Foamex or any of its Subsidiaries has an ownership interest unless (and only to the extent) such earnings shall actually have been received by Foamex or any of its Domestic Subsidiaries in the form of cash distributions; (e) earnings of any Person to which assets of Foamex or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which Foamex or any of its Subsidiaries shall have been merged, or which has been a party with Foamex or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain or loss arising from the acquisition of debt or equity securities of Foamex or any of its Subsidiaries or from cancellation or forgiveness of Debt; and (g) gain or loss arising from extraordinary items, as determined in accordance with GAAP.

     "Administrative Agent" means the Bank, solely in its capacity as administrative agent for the Lenders (and shall additionally include the Bank in its capacity as Senior Collateral Agent), and any successor administrative agent.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person and shall additionally include, in the case of any Loan Party, any general or limited partner of such Person and any Specified Party. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agent Advances" has the meaning specified in Section 1.2(i).

     "Agent's  Liens"  means  the  Liens  in  the  Collateral   granted  to  the
Administrative Agent, for the benefit of the Lenders, the Bank and the Administrative Agent, pursuant to this Agreement and the other Loan Documents.

     "Agent-Related Persons" means (i) the Administrative Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Administrative Agent and such Affiliates and (ii) the Syndication Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Syndication Agent and such Affiliates.

     "Agents" means the collective reference to the Administrative Agent and the Syndication Agent and "Agent" means either one of them.

     "Aggregate Combined Facility Outstandings" means, at any date of determination, the sum of (a) the Aggregate Revolver Outstandings, plus (b) the aggregate unpaid principal balance of all Term Loans, plus (c) the aggregate unpaid principal balance of all B Term Loans.

     "Aggregate Revolver Outstandings" means, at any date of determination, the sum of (a) the aggregate unpaid principal balance of all Revolving Loans, (b) the aggregate amount of all Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn amount of all outstanding Letters of Credit, and
(d) the aggregate amount of any unpaid reimbursement obligations in respect of all Letters of Credit.

     "Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

     "Anniversary Date" means each anniversary of the Closing Date.

     "Annualized EBITDA" means, with respect to any fiscal month of Foamex, the product of (i) (x) EBITDA for the period commencing on the first day of the then current Fiscal Year of Foamex and ending on the last day of such fiscal month of Foamex divided by (y) the number of fiscal months of Foamex that have ended during the period specified in clause (i)(x) above), multiplied by (ii) twelve.

     "Applicable Margin" means

     (a) with respect to Base Rate Revolving Loans and all other Obligations (other than Term Loans and LIBOR Rate Revolving Loans), 1.50%;

     (b) with respect to LIBOR Rate Revolving Loans, 3.00%;

     (c) with respect to Base Rate Term Loans, 1.75%; and

     (d) with respect to LIBOR Rate Term Loans, 3.25%.

     The Applicable Margins shall be adjusted (up or down) prospectively, determined by reference to the pricing grid set forth below, on the date (each a "Calculation Date") that is the first day of the first calendar month following the date on which Financial Statements are required to be delivered to the Administrative Agent pursuant to Section 5.2(a) or (b) as at and for the fiscal quarter or Fiscal Year just ended (whichever ended later), as the case may be, based upon the Fixed Charge Coverage Ratio for the four consecutive fiscal quarter period of Foamex ending on the last day of such fiscal quarter or Fiscal Year, as applicable; provided, however, that (i) the initial Applicable Margins shall be as set forth in the immediately preceding paragraph until the Calculation Date based upon the date required for delivery of the Financial Statements pursuant to Section 5.2(b) for the fiscal quarter of Foamex ending on or about June 27, 2004, on and after which the Pricing Level shall be determined by the Fixed Charge Coverage Ratio for the four consecutive fiscal quarter period of Foamex ending on the last day of the most recently ended fiscal quarter of Foamex preceding the applicable Calculation Date and (ii) if the Financial Statements referred to above are not delivered on or prior to the date required hereunder for delivery of such Financial Statements, then the Applicable Margins shall be based on Pricing Level I. Any adjustment in the Applicable Margins shall be applicable to all existing Revolving Loans, Term Loans, Letters of Credit and other Obligations as well as any new Revolving Loans, Letters of Credit and other Obligations made, issued, incurred or owing.

--------------------------------------------------------------------------------------------------------------------
                                                                   Applicable Margin
--------------------------------------------------------------------------------------------------------------------
Pricing Level     Fixed Charge            Base Rate          LIBOR Rate         Base Rate Term     LIBOR Rate Term
                  Coverage Ratio       Revolving Loans     Revolving Loans          Loans               Loans
                                          and other         and Letter of
                                         Obligations         Credit Fees
                                        referred to in
                                       clause (a) above
----------------- ------------------- ------------------- ------------------ -------------------- ------------------
----------------- ------------------- ------------------- ------------------ -------------------- ------------------
       I          Less than or                     2.00%              3.50%                2.25%              3.75%
                  equal to 1.05:1.00
----------------- ------------------- ------------------- ------------------ -------------------- ------------------
----------------- ------------------- ------------------- ------------------ -------------------- ------------------
       II         Greater than                     1.75%              3.25%                2.00%              3.50%
                  1.05:1.00 but
                  less than or
                  equal to 1.10:1.00
----------------- ------------------- ------------------- ------------------ -------------------- ------------------
----------------- ------------------- ------------------- ------------------ -------------------- ------------------
      III         Greater than                     1.50%              3.00%                1.75%              3.25%
                  1.10:1.00 but
                  less than or
                  equal to 1.15:1.00
----------------- ------------------- ------------------- ------------------ -------------------- ------------------
----------------- ------------------- ------------------- ------------------ -------------------- ------------------
       IV         Greater than                     1.25%              2.75%                1.50%              3.00%
                  1.15:1.00 but
                  less than or
                  equal to 1.20:1.00
----------------- ------------------- ------------------- ------------------ -------------------- ------------------
----------------- ------------------- ------------------- ------------------ -------------------- ------------------
       V          Greater than                     1.00%              2.50%                1.25%              2.75%
                  1.20:1.00
----------------- ------------------- ------------------- ------------------ -------------------- ------------------

     "Arrangers" has the meaning specified in the introductory paragraph hereof.

     "Assignee" has the meaning specified in Section 11.2(a).

     "Assignment and Acceptance" has the meaning specified in Section 11.2(a).

     "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Administrative Agent or the Syndication Agent.

     "Availability" means, with respect to a Borrower, at any time (a) the lesser of (i) the Maximum Revolver Amount minus the portion of the Aggregate Revolver Outstandings at such time relating to extensions of credit made (or, in the case of Pending Revolving Loans, to be made) to or for the account of the other Borrowers and (ii) the Borrowing Base of such Borrower (or, in the case of Foamex, the aggregate Borrowing Bases of Foamex and Foamex Canada), minus (b) Reserves with respect to such Borrower (or, in the case of Foamex, Reserves with respect to Foamex and Foamex Canada) other than Reserves deducted in the calculation of the Borrowing Base of such Borrower (or, in the case of Foamex, the aggregate Borrowing Bases of Foamex and Foamex Canada), minus (c) the portion of the Aggregate Revolver Outstandings at such time relating to extensions of credit made (or, in the case of Pending Revolving Loans, to be made) to or for the account of such Borrower, minus (d) an amount equal to all accounts payable of such Borrower (or, in the case of Foamex, all accounts payable of Foamex or Foamex Canada) which are not paid within such Borrower's (or in the case of accounts payable of Foamex Canada, in Foamex Canada's) ordinary course of business for payment of such accounts payable consistent with past business practice.

     "Availability Deceleration Event" means the existence of the average aggregate Availability of all Borrowers being greater than $65,000,000 for a period of thirty consecutive days; provided, that Foamex has delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of such average aggregate Availability for such thirty (30) consecutive day period.

     "Availability Period" means each period commencing on the date on which Financial Statements are required to be delivered to the Administrative Agent pursuant to Section 5.2(c) with respect to any fiscal month and ending on the date on which Financial Statements are required to be delivered to the Administrative Agent pursuant to Section 5.2(c) with respect to the immediately subsequent fiscal month.

     "Availability Required Amount" means, with respect to any Availability Period, an amount equal to (i) $10,000,000 if both (x) EBITDA for the period of twelve consecutive fiscal months of Foamex ended on the last day of the fiscal month covered by the Financial Statements the required delivery date of which triggered the commencement of such Availability Period is equal to or greater than $115,000,000 and (y) the Fixed Charge Coverage Ratio for the period of twelve consecutive fiscal months of Foamex ended on the last day of the fiscal month covered by the Financial Statements the required delivery date of which triggered the commencement of such Availability Period is equal to or greater than 1.10:1.00 and (ii) $15,000,000 if clause (i) is not applicable; provided, however, that if the financial statements for any fiscal month of Foamex are not delivered on or prior to the 30th day after the end of such fiscal month (or, in the case of any fiscal month of Foamex which ends on the last day of a fiscal quarter of Foamex, on or prior to the 45th day after the end of such fiscal month), then, from and after such 30th day (or 45th day, as applicable), and until the day on which financial statements for the most recently ended fiscal month of Foamex are delivered to the Administrative Agent pursuant to Section 5.2(c), the Availability Required Amount shall be $15,000,000.

     "Availability Threshold Event" means the occurrence for any reason during a Decelerated Delivery Period of the aggregate Availability of all Borrowers being less than or equal to $65,000,000 at any time.

     "B Term Loans" means the "Term Loans" as defined in the Term Loan B Agreement.

     "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

     "Bank Product Reserves" means all reserves which the Administrative Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

     "Bank Products" means any one or more of the following types of services or facilities extended to any Loan Party by the Bank or any Affiliate of the Bank or any other Lender (or any of its Affiliates) reasonably acceptable to the Administrative Agent (it being agreed by the Administrative Agent that each of the Lenders party to this Agreement (and their respective Affiliates) on the Closing Date is reasonably acceptable to the Administrative Agent): (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services and (iv) Hedge Agreements.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. ss. 101 et seq.).

     "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

     "Base Rate Loans" means, collectively, the Base Rate Revolving Loans and the Base Rate Term Loans.

     "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

     "Base Rate Term Loan" means any portion of a Term Loan during any period in which such portion bears interest based on the Base Rate.

     "Blocked Account" or "Lockbox Account" means any bank account of a Loan Party that is subject to a Blocked Account Agreement.

     "Blocked Account Agreement" means an agreement among a Loan Party, the Administrative Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Administrative Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral, including, inter alia, a collection account agreement and a springing blocked account agreement.

     "Book Manager" has the meaning specified in the introductory paragraph hereof.

     "Borrower" and "Borrowers" have the meanings specified in the introductory paragraph hereof.

     "Borrowing" means a borrowing hereunder consisting of Revolving Loans or Term Loans made on the same day by the applicable Lenders to a Borrower or by the Bank in the case of a Borrowing to a Borrower funded by Non-Ratable Loans or by the Administrative Agent in the case of a Borrowing to a Borrower consisting of an Agent Advance, or the issuance of a Letter of Credit hereunder.

     "Borrowing Base" means, with respect to a Borrower or Foamex Canada, at any time, an amount equal to (a) the sum of (A) up to eighty-five (85%) of the Net Amount of Eligible Accounts of such Borrower or Foamex Canada, as the case may be; plus (B) up to the lesser of (i) seventy percent (70%) of the value of Eligible Inventory of such Borrower or Foamex Canada, as the case may be, valued at the lower of cost (on a first-in, first-out basis) or market and (ii) eighty-five percent (85%) of the Orderly Liquidation Value of Eligible Inventory of such Borrower or Foamex Canada, as the case may be; minus (b) Permanent Reserves established against such Borrower or Foamex Canada, as the case may be, and other Reserves from time to time established by the Administrative Agent in its reasonable credit judgment with respect to such Borrower or Foamex Canada, as the case may be; provided, that the aggregate Revolving Loans and Letters of Credit advanced or issued against Eligible Inventory and Eligible Accounts of Foamex Canada shall not exceed $25,000,000. Notwithstanding the foregoing, for purposes of this definition and clause (iv) of the defined term Permitted Acquisition, no Accounts or Inventory being acquired in a Permitted Acquisition or otherwise created, purchased, completed or owned by a business unit acquired pursuant to a Permitted Acquisition will be included in the Borrowing Base of the applicable Borrower unless (i) the Administrative Agent, in its sole discretion, agrees in writing to include such Accounts or Inventory in such Borrowing Base and (ii) to the extent deemed necessary by the Administrative Agent, an audit of such Accounts and an appraisal of such Inventory is conducted (which appraisal shall be by an appraiser acceptable to the Administrative Agent and in form, scope and substance acceptable to the Administrative Agent in its reasonable commercial discretion) and then only so long as such Accounts or Inventory, as the case may be, would otherwise satisfy the applicable eligibility criteria.

     "Borrowing Base Certificate" means a certificate by a Responsible Officer of the applicable Borrower, substantially in the form of Exhibit B (or another form acceptable to the Administrative Agent) setting forth the calculation of the Borrowing Base of such Borrower (and in the case of Foamex, additionally of Foamex Canada), including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent, as such certificate may be updated in accordance with Section 5.2(n). All calculations of the Borrowing Base of a Borrower (and in the case of Foamex, additionally of Foamex Canada) in connection with the preparation of any Borrowing Base Certificate shall originally be made by such Borrower, and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation
(1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

     "Borrowing Cutoff Amount" means (i) for the period commencing on the Closing Date and ending four days after delivery to the Administrative Agent of the Financial Statements referred to in Section 5.2(c) for the fiscal month of Foamex ending on July 27, 2003, an amount equal to Annualized EBITDA for the fiscal month of Foamex ending on June 29, 2003, times 3.67; (ii) for the period commencing five days after delivery to the Administrative Agent of the July 27, 2003 Financial Statements referred to in clause (i) above and ending four days after delivery to the Administrative Agent of the Financial Statements referred to in Section 5.2(c) for the fiscal month of Foamex ending on August 24, 2003, an amount equal to Annualized EBITDA for the fiscal month of Foamex ending on July 27, 2003, times 3.62; (iii) for the period commencing five days after delivery to the Administrative Agent of the August 24, 2003 Financial Statements referred to in clause (ii) above and ending four days after delivery to the Administrative Agent of the Financial Statements referred to in Section 5.2(c) for the fiscal month of Foamex ending on September 28, 2003, an amount equal to Annualized EBITDA for the fiscal month of Foamex ending on August 24, 2003, times 3.42; (iv) for the period commencing five days after delivery to the Administrative Agent of the September 28, 2003 Financial Statements referred to in clause (iii) above and ending four days after delivery to the Administrative Agent of the Financial Statements referred to in Section 5.2(c) for the fiscal month of Foamex ending on October 26, 2003, an amount equal to Annualized EBITDA for the fiscal month of Foamex ending on September 28, 2003, times 3.25; and (v) for each succeeding period commencing five days after delivery to the Administrative Agent of the Financial Statements referred to in Section 5.2(c) for each fiscal month of Foamex ending on or after October 26, 2003 (such month, the "Relevant EBITDA Fiscal Month") and ending four days after delivery to the Administrative Agent of the Financial Statements referred to in Section 5.2(c) for the next succeeding fiscal month of Foamex, an amount equal to EBITDA for the twelve consecutive fiscal month period of Foamex ending on the last day of the Relevant EBITDA Fiscal Month, times the amount set forth below opposite such fiscal month:

      Relevant EBITDA Fiscal Month                                 Amount
      ----------------------------                                 ------

      Fiscal month of Foamex ending
          October 26, 2003 and each fiscal month
          of Foamex ending thereafter through and
          including the fiscal month of Foamex ending

          March 28, 2004                                            3.50

      Fiscal month of Foamex ending April 25, 2004
         and each fiscal month of Foamex ending
         thereafter                                                 3.25

     "Borrowing  Cutoff  Period" means each period  established  pursuant to the
defined  term   Borrowing   Cutoff   Amount  based  upon  the  delivery  to  the
Administrative Agent of Financial Statements referred to in Section 5.2(c).

     "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

     "Canadian Guarantee" means the Guarantee, dated as of the date hereof, made by Foamex Canada in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

     "Canadian Security Agreement" means, collectively, the General Security Agreement and the Deed of Hypothec, or any of them, dated as of or about the date hereof, between Foamex Canada and the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

     "Canadian Security Documents" means the Canadian Security Agreement and any
other   agreements   entered  into  by  Foamex  Canada  pursuant  to  which  the
Administrative Agent has been granted a Lien to secure any of the Obligations.

     "Canadian Subsidiary" means any direct or indirect Subsidiary of the Parent which is organized or amalgamated under the laws of Canada or any province thereof.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges, all in accordance with GAAP. Notwithstanding the foregoing, none of the following shall be deemed to be a Capital Expenditure:
(i) the acquisition by Foamex of the real property on which its facility in Orange, California is located in accordance with Section 7.15(k),

(ii) any expenditure made with insurance and condemnation proceeds in accordance with Section 7.6(ii) and (iii) any expenditure made to replace, repair, restore or rebuild Fixed Assets in accordance with Section 7.6(ii) funded with Revolving Loans, but solely to the extent insurance or condemnation proceeds in respect of the Fixed Assets replaced, repaired, restored or rebuilt are subsequently received by Foamex or its applicable Subsidiaries and applied to repay Revolving Loans in the manner specified in Section 7.6(ii) (such exclusion under this clause (iii) to apply retroactively to the fiscal period in which such expenditure was originally made).

     "Capital Lease" means any lease of property by the Parent or any of its Subsidiaries which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the Parent or such Subsidiary.

     "Change of Control" means any of the following: (i) any Person acting alone or in concert with one or more other Persons shall have acquired beneficial ownership, directly or indirectly, of securities of the Parent (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of the Parent entitled to vote in the election of members of the governing body of the Parent, (ii) the occurrence of a change in the composition of the governing body of the Parent such that a majority of the members of any such governing body (x) were not members of such governing body on the Closing Date or (y) were not nominated for election or elected to such governing body with the affirmative vote of a majority of the members who were either members of such governing body on the Closing Date or whose nomination or election was previously so approved, (iii) the Parent shall cease to own, directly or indirectly, 100% of the capital stock or other equity interests of each of the Loan Parties (other than the Parent) and each of the Mexican Subsidiaries, in each instance except to the extent permitted under
Section 7.11(v), free and clear of all Liens (other than (x) Liens created under the Loan Documents in favor of the Administrative Agent, (y) Liens created under the Term Loan B Documents in favor of the Term Loan B Agent and (z) Liens created under the Senior Secured Note Indenture or related documents in favor of the trustee thereunder in its capacity as collateral agent) or (iv) the occurrence of any "Change of Control" as defined in the Foamex 9 7/8% Subordinated Note Indenture, the Foamex 13 1/2% Subordinated Note Indenture, the Senior Secured Note Indenture or in any other indenture, other agreement or certificate of designation of preferences relating to any subordinated Debt or preferred stock of any Loan Party. As used herein, the term "beneficially own" or "beneficial ownership" shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

     "Chattel Paper" means, with respect to a Loan Party, all of such Loan Party's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

     "China Joint Venture" means the joint venture established by Foamex in connection with the Foamex China Transaction.

     "Clearing Bank" means the Bank or any other U.S. or Canadian banking institution with whom a Payment Account has been established that is subject to a Blocked Account Agreement.

     "Closing Date" means the date of this Agreement.

     "Closing Fee" has the meaning specified in Section 2.4.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all of each Loan Party's real and personal property and all other assets of any Person, in each case from time to time subject to the Agent's Liens securing payment or performance of any of the Obligations.

     "Collateral Account" has the meaning specified in Section 7.6(ii).

     "Combined Interest Amount" means, at any time, the sum of (i) the interest due in respect of all Revolving Loans (including Non-Ratable Loans and Agent Advances) at such time, plus (ii) the interest due in respect of all Term Loans at such time.

     "Combined Obligation Amount" means, at any time, the sum of (i) the Revolving Loan Balance at such time, plus (ii) the aggregate unpaid principal balance of all Term Loans at such time.

     "Commitment" means, at any time with respect to a Lender, the sum of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

     "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any hazardous, toxic, dangerous or regulated constituent of any such substance or waste.

     "Contingent Obligations at Termination" means, at the time of the termination of this Agreement, Obligations either (i) constituting contingent indemnification obligations with respect to events, acts or conditions that (x) occur after (and do not exist at the time of such termination) or (y) as to which none of the Loan Parties, the Administrative Agent nor any of the Lenders have knowledge at the time of such termination or (ii) in respect of cash-management services not yet due.

     "Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

     "Credit Support" has the meaning specified in Section 1.4(a).

     "Debt" means, without duplication, all liabilities, obligations and indebtedness of the Parent or any of its Subsidiaries to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including without limitation and in any event (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on the property of the Parent or any of its Subsidiaries, even though the Parent or such Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Parent or such Subsidiary, as the case may be, prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Parent or any of its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Parent or such Subsidiary, as the case may be, prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties of Debt; (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases; (f) all obligations of the Parent or any of its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (g) all obligations or liabilities, contingent or otherwise, of the Parent or any of its Subsidiaries in respect of letters of credit, acceptances and similar facilities; and (h) all obligations and liabilities, calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice, of the Parent or any of its Subsidiaries under Hedge Agreements. Without duplication of the foregoing, the Debt of the Parent or any Domestic Subsidiary shall include the Debt of any partnership of or joint venture in which the Parent or such Domestic Subsidiary, as the case may be, (x) is a general partner or a joint venturer and (y) is liable for the Debt of such partnership or joint venture.

     "Decelerated   Delivery  Period"  means  the  period  commencing  upon  the occurrence of an Availability Deceleration Event and continuing until such time thereafter as an Availability Threshold Event shall occur for any reason.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived or otherwise remedied during such time) constitute an Event of Default.

     "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by 2 percentage points per annum.

     "Defaulting Lender" has the meaning specified in Section 12.15(c).

     "Deposit Accounts" means all deposit accounts as such term is defined in the UCC, now or hereafter held in the name of a Loan Party.

     "Designated Account" has the meaning specified in Section 1.2(c).

     "Distribution" means, in respect of any Person: (a) the payment or making of any dividend or other distribution of property in respect of capital stock or other equity interests (or any options or warrants for, or other rights with respect to, such stock or other equity interests) of such Person, other than distributions in capital stock or other equity interests (or any options or warrants for such stock or other equity interests) of the same class or common stock; or (b) the redemption or other acquisition by such Person or any of its Subsidiaries or Affiliates of any capital stock or other equity interests (or any options or warrants for such stock or other equity interests) of such Person.

     "Documents" means, with respect to a Loan Party, all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by such Loan Party.

     "DOL" means the United States Department of Labor or any successor department or agency.

     "Dollar" and "$" mean dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

     "Domestic Subsidiary" means any direct or indirect Subsidiary of the Parent which is incorporated or organized under the laws of any state of the United States of America or the District of Columbia.

     "EBITDA" means, with respect to any fiscal period of Foamex, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expense, Federal, state, local and foreign income taxes, restructuring charges incurred after the Closing Date, depreciation and amortization expense and other non-cash charges.

     "Eligible Accounts" means, with respect to a Borrower or Foamex Canada, the Accounts of such Borrower or Foamex Canada, as the case may be, which the Administrative Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Accounts of a Borrower or Foamex Canada shall not, unless the Administrative Agent in its sole discretion elects, include any Account of such Borrower or Foamex Canada, as the case may be:

     (a) with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due from the original invoice due date;

     (b) with respect to which any of the representations, warranties, covenants or agreements contained in the U.S. Security Agreement or Canadian Security Agreement, as applicable, are incorrect or have been breached;

     (c) with respect to which Account (or any other Account due from such Account Debtor, whether owing to such Borrower or Foamex Canada or any other Borrower), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received and either (i) presented for payment and returned uncollected because of closure of the account on which the item was drawn or (ii) twice presented for payment and returned uncollected for insufficient funds or (iii) after first being presented for payment and returned uncollected for insufficient funds such Borrower or Foamex Canada, as the case may be, failed to promptly present for a second time such check, promissory note, draft, trade acceptance or other instrument for payment;

     (d) which represents a progress billing (as hereinafter defined); for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Borrower's or Foamex Canada's, as the case may be, completion of any further performance under the contract or agreement;

     (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, consolidation, adjustment of debts, adjudication as a bankrupt, winding-up or other relief under the bankruptcy, insolvency, winding-up, liquidation or similar laws of the United States or any state or territory thereof, of Canada or any province thereof, or of any other foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code or "trustee" under the Bankruptcy and Insolvency Act of Canada; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States, Canada or otherwise, including applicable corporate statutes, the Bankruptcy and Insolvency Act of Canada and the Companies' Creditors Arrangement Act of Canada) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

     (f) if fifty percent (50%) or more of the aggregate Dollar amount (with any Account payable in Canadian dollars being converted to Dollars for this purpose) of outstanding Accounts owed at such time to the Borrowers and Foamex Canada by the Account Debtor thereon is classified as ineligible under one or more of the other criteria set forth in the definition of "Eligible Accounts" (other than clause (j) thereof);

     (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada; or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof, as the case may be; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other political subdivision thereof, or of any department, agency, public corporation or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Administrative Agent in its discretion;

     (h) owed by an Account Debtor which is an Affiliate or employee of any Borrower or Foamex Canada;

     (i) except as provided in clause (k) below, with respect to which either the perfection, enforceability or validity of the Agent's Liens in such Account, or the Administrative Agent's right or ability to obtain direct payment to the Administrative Agent of the proceeds of such Account, is governed by any federal, provincial, state or local statutory requirements other than those of the UCC (in the case of a Borrower) or the PPSA or Civil Code of Quebec (in the case of Foamex Canada);

     (j) owed by an Account Debtor to which any Borrower or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Administrative Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor (whether such Account is owing to such Borrower or Foamex Canada, as the case may be, or any other Borrower); but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

     (k) owed by the government of the United States of America or Canada, or any department, agency, public corporation or other instrumentality thereof, except if such Account is owed to a Borrower by the government of the United States or any department, agency, public corporation or other instrumentality thereof to the extent the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Administrative Agent's satisfaction with respect to such Account;

     (l) owed by any state, province, municipality or other political subdivision of the United States of America or Canada, or any department, agency, public corporation or other instrumentality thereof, in each case, as to which the Administrative Agent determines that its Lien therein is not or cannot be perfected;

     (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or other repurchase or return basis;

     (n) which Account (or any other Account due from such Account Debtor, whether owing to such Borrower or Foamex Canada or any other Borrower) is evidenced by a promissory note or other instrument or by chattel paper;

     (o) if the Administrative Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is materially impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

     (p) with respect to which the Account Debtor is located in any state or province requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower or Foamex Canada, as the case may be, to seek judicial enforcement in such state or province of payment of such Account, unless such Borrower, or Foamex Canada, as the case may be, (i) has qualified to do business in such state or province or has filed a Notice of Business Activities Report or equivalent report for the then current year or
(ii) the failure to have done so may be cured (both prospectively with respect to after arising Accounts and retroactively with respect to existing Accounts) by payment of a nominal amount and/or the filing of the requisite applications and reports;

     (q) which arises out of a sale not made in the ordinary course of such Borrower's or Foamex Canada's, as applicable, business;

     (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower or Foamex Canada, as the case may be, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

     (s) owed by an Account Debtor which, together with any Affiliates of such Account Debtor, is obligated to the Borrowers and Foamex Canada respecting Accounts the aggregate unpaid balance of which exceeds (i) in the case of any Account Debtor other than Johnson Controls, Inc., fifteen percent (15%) of the aggregate unpaid balance of all Eligible Accounts owed to the Borrowers and Foamex Canada at such time by all of the Borrowers' and Foamex Canada's Account Debtors, or (ii) in the case of Johnson Controls, Inc., thirty percent (30%) of the aggregate unpaid balance of all Eligible Accounts owed to the Borrowers and Foamex Canada at such time by all of the Borrowers' and Foamex Canada's Account Debtors, but in each case only to the extent of such excess;

     (t) which is not subject to a first priority (after giving effect to the Senior Secured Note Intercreditor Agreement) and perfected security interest in favor of the Administrative Agent for the benefit of the Lenders;

     (u) with respect to which an invoice has not been mailed or otherwise transmitted to the applicable Account Debtor; or

     (v) which is not payable in Dollars or Canadian dollars.

     If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

     "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000;
(b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Administrative Agent.

     "Eligible Inventory" means, with respect to a Borrower or Foamex Canada, Inventory of such Borrower or Foamex Canada, as the case may be, which the Administrative Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Inventory of a Borrower or Foamex Canada shall not, unless the Administrative Agent in its sole discretion elects, include any Inventory of such Borrower or Foamex Canada, as the case may be:

     (a) that is not owned by such Borrower or Foamex Canada, as the case may be;

     (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clauses (d), (h) or (j) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority or subordinated to the Agent's Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Administrative Agent to realize on or obtain the full benefit of the Collateral);

     (c) except as expressly provided in clause (d)(i) below, that does not consist of finished goods (other than trim scrap in an amount not to exceed $6,500,000 in the aggregate for all Borrowers and Foamex Canada) or raw materials;

     (d) that consists of (i) work-in-process in an amount in excess of $20,500,000 in the aggregate for all Borrowers and Foamex Canada, (ii) samples,
(iii) prototypes, (iv) supplies, or (v) packing and shipping materials;

     (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority having regulatory authority over such goods, their use or sale;

     (f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of such Borrower's or Foamex Canada's, as applicable, business, or that is slow moving, stale or defective;

     (g) that is obsolete or returned or repossessed or used goods taken in trade;

     (h) that is located outside the United States of America or Canada (or that is in-transit from vendors or suppliers, other than chemicals in transit from a chemical manufacturing plant, terminal or storage facility of a non-Affiliated Person located in the United States or Canada to a manufacturing plant of such Borrower or

Foamex Canada, as the case may be, located in the United States or Canada and, in each instance, as to which chemicals such Borrower or Foamex Canada, as the case may be, has good and marketable title thereto; provided, that the amount of all such in-transit Inventory shall not exceed $12,000,000 in the aggregate for the Borrowers and Foamex Canada);

     (i) that is located in a public warehouse or in possession of a bailee or in a facility leased by such Borrower or Foamex Canada, as the case may be, if either (A) the warehouseman, or the bailee or the lessor has not delivered to the Administrative Agent, if requested by the Administrative Agent, a subordination agreement in form and substance satisfactory to the Administrative Agent or (B) a Reserve for rents or storage charges has not been established for Inventory at that location;

     (j) that contains or bears any Proprietary Rights licensed to a Borrower or Foamex Canada by any Person, if the Administrative Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the U.S. Security Agreement or the Canadian Security Agreement, as applicable, and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which such Borrower or Foamex Canada, as applicable, has not delivered to the Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Administrative Agent if requested;

     (k) that is not reflected in the details of a current physical or perpetual inventory report; or

     (l) that is Inventory placed on consignment.

     If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

     "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for a Release or injury to the environment.

     "Environmental Compliance Reserve" means any reserve which the Administrative Agent establishes in its reasonable discretion after prior written notice to the Borrowers (or Foamex on behalf of the Borrowers) from time to time for amounts that are reasonably likely to be expended by any Borrower or Foamex Canada in order for such Borrower or Foamex Canada, as the case may be, and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Administrative Agent and the Lenders pursuant to Section 7.7.

     "Environmental Laws" means all federal, state, provincial, municipal, local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

     "Environmental Lien" means a Lien in favor of any Governmental Authority or any other Person for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "Equipment" means, with respect to a Loan Party or a Mexican Subsidiary, all of such Loan Party's or such Mexican Subsidiary's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Loan Party or such Mexican Subsidiary and all of such Loan Party's or such Mexican Subsidiary's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

     "Equipment Appraisal" means (a) on the Closing Date and until the first appraisal of Equipment of each Borrower and Foamex Canada is delivered to the Administrative Agent pursuant to Section 5.2(p), the appraisal prepared by Hilco Appraisal Services, LLC dated April 11, 2003 and (b) thereafter, each Equipment Appraisal delivered to the Administrative Agent pursuant to Section 5.2(p).

     "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event or Termination Event with respect to a Pension Plan, (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or an employer under the PBA or other law or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA or other law, (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multi-employer Plan or plan regulated or governed by the PBA or other applicable legislation or notification that a Multi-employer Plan or plan regulated or governed by the PBA is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA or other law, or the commencement of proceedings by the PBGC or other applicable Governmental Authority to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA or other law for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, the PBA or other applicable legislation of any jurisdiction, upon any Loan Party or any ERISA Affiliate, or (g) with respect to any Plan of Foamex Canada, any failure to make a mandatory contribution in respect of such Plan.

     "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Base Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" has the meaning specified in Section 9.1.

     "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

     "Excluded   Taxes"  means  (A)  Taxes  imposed  on,  or  measured  by,  the recipient's net income imposed by a Governmental Authority as a result of a present or former connection (other than solely as a result of the execution, delivery, performance, filing, recording, or enforcement of this Agreement or any of the other Loan Documents) between the recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein, and (B) any franchise tax or any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (A) above.

     "Existing Credit Facility" means that certain Credit Agreement, dated as of June 12, 1997, as amended and restated as of February 27, 1998, as further amended and restated as of June 29, 1999 and as further amended and restated as of March 25, 2002, among Foamex, FMXI, the lenders party thereto, the issuing banks party thereto, Citicorp USA, Inc., as administrative agent and collateral agent, and The Bank of Nova Scotia, as syndication agent and funding agent, and each of the documents, agreements and instruments entered into in connection therewith, in each case as amended, restated or otherwise modified prior to the date hereof.

     "FDIC"  means  the  Federal   Deposit   Insurance   Corporation,   and  any
Governmental Authority succeeding to any of its principal functions.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Administrative Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fee Letter" has the meaning specified in Section 2.4.

     "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

     "Fiscal Year" means Foamex's fiscal year for financial accounting purposes. The current Fiscal Year of Foamex will end on December 28, 2003.

     "Fixed Assets" means the Equipment and Real Estate of the Loan Parties and the Mexican Subsidiaries.

     "Fixed Assets Value" means, at any time, the sum of (i) 50% of the fair market value of the Real Estate of each Borrower and Foamex Canada in which the Administrative Agent has a first priority perfected Lien (after giving effect to the Senior Secured Note Intercreditor Agreement), as such fair market value is set forth in the then most recent Real Estate Appraisal delivered to the Administrative Agent and (ii) 80% of the orderly liquidation value of the Equipment of each Borrower and Foamex Canada in which the Administrative Agent has a first priority perfected Lien (after giving effect to the Senior Secured
Note Intercreditor Agreement), as such orderly liquidation value is set forth in the then most recent Equipment Appraisal delivered to the Administrative Agent.

     "Fixed Charge Coverage Ratio" means, with respect to any fiscal period of Foamex, the ratio of Adjusted EBITDA to Fixed Charges.

     "Fixed Charges" means, with respect to any fiscal period of Foamex on a consolidated basis, without duplication, (i) cash interest expense of Foamex and its Subsidiaries (other than the Joint Ventures and the China Joint Venture),
(ii) scheduled principal payments of Debt of Foamex and its Subsidiaries (other than the Joint Ventures and the China Joint Venture), excluding the principal payment in respect of the Foamex

13 1/2% Subordinated Notes due on the scheduled maturity date thereof, (iii) cash Distributions, loans or advances paid or made by Foamex to any of its equityholders (net of cash contributions and cash repayments of loans and advances, in each instance, by any of the equityholders of Foamex to Foamex during such fiscal period), (iv) without duplication of cash Distributions, loans and advances paid or made by Foamex to any of its equityholders and used by the Parent for the payment thereof, repurchases by the Parent or any of its Subsidiaries of capital stock of the Parent (or options or warrants to acquire same) or of any Permitted Subordinated Debt (other than as permitted by Section 7.12(B)(1)), (v) without duplication of cash Distributions, loans and advances paid or made by Foamex to any of its equityholders and used by the Parent or FMXI for the payment thereof, Federal, state, provincial, local and foreign income taxes of the Parent and its Subsidiaries paid in cash by any Loan Party, excluding deferred taxes, (vi) cash contributions or other cash distributions made during such fiscal period of Foamex by Foamex or any of its consolidated Subsidiaries to the China Joint Venture in connection with the Foamex China Transaction, (vii) cash restructuring expenses incurred by the Parent or any of its Subsidiaries (other than the Joint Ventures and the China Joint Venture) prior to the Closing Date and paid after the Closing Date (net of Net Proceeds from the sale of the facilities located in Chattanooga and Milan, Tennessee), but excluding from this clause (vii) without duplication (A) $2,800,000 of such expenses paid in the third fiscal quarter of Foamex's 2003 Fiscal Year, (B) $5,000,000 of such expenses paid in the two consecutive fiscal quarter period of Foamex ending on the last day of Foamex's 2003 Fiscal Year, (C) $5,000,000 of such expenses paid in the three consecutive fiscal quarter period of Foamex ending on the last day of the first fiscal quarter of Foamex's 2004 Fiscal Year,
(D) $5,000,000 of such expenses paid in the four consecutive fiscal quarter period of Foamex ending on the last day of the second fiscal quarter of Foamex's 2004 Fiscal Year, (E) $5,000,000 of such expenses paid in the four consecutive fiscal quarter period of Foamex ending on the last day of the third fiscal quarter of Foamex's 2004 Fiscal Year, (F) $4,700,000 of such expenses paid in Foamex's 2004 Fiscal Year, (G) $3,625,000 of such expenses paid in the four consecutive fiscal quarter period of Foamex ending on the last day of the first fiscal quarter of Foamex's 2005 Fiscal Year and (H) $600,000 of such expenses paid in each four consecutive fiscal quarter period of Foamex ending thereafter and (viii) cash expenses paid by Foamex or any of its Subsidiaries (other than the Joint Ventures and the China Joint Venture) during such fiscal period of Foamex in respect of restructuring charges incurred after the Closing Date.

     "FMXI" means FMXI, Inc., a Delaware corporation.

     "Foamex" has the meaning specified in the introductory paragraph hereof.

     "Foamex Canada" means Foamex Canada Inc., a Canadian corporation.

     "Foamex Capital" means Foamex Capital Corporation, a Delaware corporation.

     "Foamex China Transaction" means the formation of a joint venture company in the

People's Republic of China by and between Foamex, or one of its Domestic Subsidiaries, and a

     Chinese entity to engage in acquisitions of existing polyurethane foam manufacturing businesses in Asian countries, primarily China, and to establish manufacturing facilities to supply polyurethane foam and related materials primarily for use in the automotive, bedding and furniture markets.

     "Foamex 13 1/2% Subordinated Note Indenture" means the Indenture, dated as of December 23, 1997, initially among Foamex, Foamex Capital, certain other companies and The Bank of New York, as Trustee, pursuant to which the Foamex 13 1/2% Subordinated Notes were issued, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Foamex 13 1/2% Subordinated Notes" means the 13 1/2% Senior Subordinated Notes due 2005 issued by Foamex and Foamex Capital pursuant to the terms of the Foamex 13 1/2% Subordinated Note Indenture, as such notes may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Foamex 13 1/2% Subordinated Notes Shortfall Event" means, with respect to the date that is 90 days prior to the scheduled maturity date of the Foamex 13 1/2% Subordinated Notes, the existence for any reason of the aggregate Availability for all Borrowers on such date being less than the sum of (i) the aggregate principal amount due in respect of the Foamex 13 1/2% Subordinated Notes on the scheduled maturity date thereof, plus (ii) $35,000,000.

     "Foamex 9 7/8% Subordinated Note Indenture" means the Indenture, dated as of June 12, 1997, initially among Foamex, Foamex Capital, General Felt Industries, Inc., Foamex Fibers, Inc. and The Bank of New York, as Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Foamex 9 7/8% Subordinated Notes" means the 9 7/8% Senior Subordinated Notes due 2007 issued by Foamex Capital and Foamex in the aggregate principal amount of up to $150,000,000 and governed by the terms of the Foamex 9 7/8% Subordinated Note Indenture.

     "Foreign Subsidiary" means any direct or indirect Subsidiary of the Parent which is not a Domestic Subsidiary.

     "Funding Date" means the date on which a Borrowing occurs.

     "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date. If any change in the accounting principles used in the preparation of the most recent Financial Statements delivered to the Administrative Agent hereunder are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by Foamex with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in this Agreement, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by Foamex shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Majority Lenders and Foamex, to so reflect such change in accounting principles.

     "General Intangibles" means, with respect to a Loan Party, all of such Loan Party's now owned or hereafter acquired general intangibles, chooses in action and causes of action and all other intangible personal property of such Loan Party of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Loan Party in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Loan Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Loan Party is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Loan Party.

     "Goods" means, with respect to a Loan Party, all goods as defined in the UCC or PPSA, as applicable, now owned or hereafter acquired by such Loan Party, wherever located, including embedded software to the extent included in "goods" as defined in the UCC or PPSA, as applicable, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

     "Governmental Authority" means any nation or government, any state, locality, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing.

     "Guarantor" means the Parent, FMXI, each Borrower, each of the present and future Domestic Subsidiaries and Canadian Subsidiaries of Foamex and Foamex Canada.

     "Guaranty" or "Guarantee" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

     "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Loan Party's or a Mexican Subsidiary's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

     "Indemnified Taxes" means all Taxes other than Excluded Taxes.

     "Instruments" means, with respect to a Loan Party, all instruments as such term is defined in the UCC, now owned or hereafter acquired by such Loan Party.

     "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two or three months thereafter as selected by the applicable Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:

     (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (c) no Interest Period shall extend beyond the Stated Termination Date.

     "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

     "Inventory" means, with respect to a Loan Party or a Mexican Subsidiary, all of such Loan Party's or such Mexican Subsidiary's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Loan Party's or such Mexican Subsidiary's, as the case may be, business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

     "Inventory Appraisal" means (a) on the Closing Date and until the first appraisal of Inventory of each Borrower and Foamex Canada is delivered to the Administrative Agent pursuant to Section 5.2(o), the appraisal prepared by Hilco Appraisal Services, LLC dated May 28, 2003 and (b) thereafter, each Inventory Appraisal delivered to the Administrative Agent pursuant to Section 5.2(o).

     "Investment Property" means, with respect to a Loan Party, all of such Loan Party's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

     "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

     "Joint Ventures" means, collectively, Foamex Asia Co., Ltd., AS Univa, Prefoam A.G., Verifoam International Limited and any other joint venture (other than the China Joint Venture) entered into by any Loan Party at any time.

     "Latest Projections" means: (a) on the Closing Date and thereafter until the Administrative Agent receives new projections pursuant to Section 5.2(f), the projections of Foamex and its Subsidiaries' financial condition, results of operations, and cash flows on a consolidated and consolidating basis, for the period commencing on December 30, 2002 and ending on January 2, 2005 and delivered to the Administrative

Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Administrative Agent pursuant to Section 5.2(f).

     "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Administrative Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

     "Letter of Credit" has the meaning specified in Section 1.4(a).

     "Letter of Credit Fee" has the meaning specified in Section 2.6.

     "Letter of Credit Issuer" means the Bank or any Affiliate of the Bank or any other financial institution approved by Foamex that issues any Letter of Credit pursuant to this Agreement.

     "Letter-of-Credit   Rights"   means,   with   respect  to  a  Loan   Party,
letter-of-credit rights as such term is defined in the UCC, now owned or hereafter acquired by such Loan Party, including rights to payments or performance under a letter of credit, whether or not such Loan Party, as beneficiary, has demanded or is entitled to demand payment or performance.

     "Letter of Credit Subfacility" means $50,000,000.

     "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the first day of each month and the last day of each Interest Period applicable to such Loan and the Termination Date.

     "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

     LIBOR Rate =               Offshore Base Rate
                  ----------------------------------------------------
                     1.00 - Eurodollar Reserve Percentage

     Where,

     "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one such rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Administrative Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

     "LIBOR Rate Loans" means, collectively, the LIBOR Rate Revolving Loans and the LIBOR Rate Term Loans.

     "LIBOR Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

     "LIBOR Rate Term Loan" means any portion of a Term Loan during any period in which such portion bears interest based on the LIBOR Rate.

     "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, hypothec, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), (i) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting real property and (ii) additionally with respect to Foamex Canada, any other lien, charge, privilege, secured claim, hypothec, prior claim, title retention, garnishment right, deemed trust, encumbrance or other right affecting property of Foamex Canada, choate or inchoate, arising by any statute, act of law of any jurisdiction at common law or in equity or by agreement; and (c) any contingent or other agreement to provide any of the foregoing.

     "Loan Account" means, with respect to each Borrower, the loan account of such Borrower, which account shall be maintained by the Administrative Agent.

     "Loan Documents" means this Agreement, the Term Notes, the Fee Letter, the Canadian Guarantee, the Canadian Security Documents, the Senior Secured Note Intercreditor Agreement, the Senior Lenders Intercreditor Agreement, the U.S. Security Agreement, the Mortgages, the Blocked Account Agreements and any other agreements, instruments and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

     "Loan Party" means each Borrower and each Guarantor.

     "Loans" means, collectively, all loans and advances provided for in Article 1.

     "Majority Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 50%.

     "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the assets, liabilities, business, properties, financial condition, results of operations or prospects of the Loan Parties, taken as a whole, or the Collateral, taken as a whole; (b) a material impairment of the ability of any Loan Party to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "Maximum Rate" has the meaning specified in Section 2.3.

     "Maximum Revolver Amount" means $190,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

     "Mexican Security Documents" means, collectively, (i) the Acuna Mexican Pledge Agreement among Foamex, the Administrative Agent and the custodian party thereto and (ii) the Juarez Mexican Pledge Agreement among Foamex, the Administrative Agent and the custodian party thereto and all documents, agreements and instruments executed in connection with the foregoing, which in each case shall be in form and substance reasonably satisfactory to the Administrative Agent.

     "Mexican Subsidiaries" means, collectively, Grupo Foamex de Mexico, S.A. de C.V., Foamex de Mexico, S.A. de C.V., Foamex de Cuautitlan S.A. de C.V., Foamex de Juarez, S.A. de C.V. and Foamex de Acuna, S.A. de C.V.

     "Mortgages" means and includes any and all of the mortgages, hypothecations, charges/mortgages of land, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by any Loan Party to or for the benefit of the Administrative Agent by which the Administrative Agent, on behalf of the Lenders, acquires a Lien on Real Estate or a collateral assignment of any Loan Party's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

     "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Loan Party or any ERISA Affiliate.

     "Net Amount of Eligible Accounts" means, at any time with respect to a Borrower or Foamex Canada, the gross amount of Eligible Accounts of such Borrower or

Foamex Canada, as the case may be, less, without duplication, sales, excise or similar taxes with respect to Accounts of such Borrower or Foamex Canada, as the case may be, and less returns, discounts, claims, credits and allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Accounts.

     "Net Proceeds" has the meaning specified in Section 3.4(a).

     "Non-Ratable  Loan" and "Non-Ratable  Loans" have the meanings specified in
Section 1.2(h).

     "Notice of Borrowing" has the meaning specified in Section 1.2(b).

     "Notice of Continuation/Conversion" has the meaning specified in Section 2.2(b).

     "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Loan Parties to the Administrative Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest (including, but not limited to, any interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any of the Loan Parties hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

     "Orderly Liquidation Percentage" means, with respect to Inventory of a Borrower or Foamex Canada at any time, the ratio (expressed as a percentage) computed by dividing (i)(x) if such percentage is being determined on the Closing Date or on any date prior to the first delivery of an Inventory Appraisal pursuant to Section 5.2(o), the net recovery value of the Inventory of such Borrower or Foamex Canada, as the case may be (which in any event shall give effect to all costs and expenses of liquidation) as set forth in the Inventory Appraisal delivered to the Administrative Agent prior to the Closing Date and (y) if such percentage is being determined on or after the date of the first delivery of an Inventory Appraisal pursuant to Section 5.2(o), the net recovery value of the Inventory of such Borrower or Foamex Canada, as the case may be (which in any event shall give effect to all costs and expenses of liquidation) as set forth in the Inventory Appraisal most recently delivered pursuant to Section 5.2(o) by (ii) the value of the Inventory of such Borrower or Foamex Canada, as the case may be, as set forth in the corresponding Inventory Appraisal.

     "Orderly Liquidation Value" means, with respect to the Eligible Inventory of a Borrower or Foamex Canada at any time, an amount equal to the product of
(i) the value of the Eligible Inventory of such Borrower or Foamex Canada, as the case may be, at such time valued at the lower of cost (on a first-in, first-out basis) or market, multiplied by (ii) the Orderly Liquidation Percentage in effect at such time.

     "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

     "Parent" has the meaning specified in the introductory paragraph hereof.

     "Partnership Agreement" means the Fourth Amended and Restated Agreement of Limited Partnership of Foamex, dated as of December 14, 1993, among Trace Foam Company, Inc., the Parent and FMXI, as amended by the First Amendment thereto dated as of June 28, 1994, the Second Amendment thereto dated as of June 12, 1997, the Third Amendment thereto dated as of December 23, 1997, the Fourth Amendment thereto dated as of February 27, 1998 and the Fifth Amendment thereto dated as of March 25, 2002, as such agreement may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement and who shall have entered into a participation agreement in form and substance satisfactory to such Lender in accordance with Section 11.2 of this Agreement.

     "Payment Account" means each bank account established pursuant to the U.S. Security Agreement or Canadian Security Agreement to which the proceeds of Accounts and other Collateral are deposited or credited and which is maintained in the name of the Administrative Agent or the applicable Loan Party, as the Administrative Agent may determine, on terms reasonably acceptable to the Administrative Agent.

     "PBA" means the Pension Benefits Act of Ontario or any other Canadian federal or provincial statute in relation to Plans sponsored by Foamex Canada and all regulations thereunder as amended from time to time and any successor legislation.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

     "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Administrative Agent which have not yet been advanced.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA or the applicable laws of any other jurisdiction including the PBA) that is subject to Title IV of ERISA or the applicable laws of any other jurisdiction including the PBA or a defined benefit Plan maintained in any non-U.S. jurisdiction or which any Loan Party sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or has made contributions at any time during the immediately preceding five (5) plan years.

     "Permanent Reserve" has the meaning specified in Section 3.4(a).

     "Permitted Acquisition" means an acquisition by a Loan Party (other than the Parent or FMXI) of all or a substantial part of the equity interests or assets of any Person, which (unless otherwise agreed to in writing by the Majority Lenders) satisfies each of the following conditions: (i) no Default or Event of Default shall have occurred and be continuing on the date of any such acquisition or would be caused upon the consummation thereof, (ii) the assets acquired (or the assets of the Person in which an equity interest is acquired) are to be used in the same or a related line of business as that conducted by such Loan Party, (iii) if capital stock or other equity interests of a Person are acquired, the governing body of such Person shall have approved such acquisition, (iv) the aggregate Availability for all Borrowers in effect on the date of any such acquisition and after giving effect to such acquisition shall be equal to or greater than $50,000,000, (v) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Foamex ended on the then most recently ended fiscal quarter of Foamex on a pro forma basis after giving effect to such acquisition (as if such acquisition occurred on the last day of the then most recently ended fiscal quarter of Foamex and utilizing the actual results of operations and financial position of Foamex and its consolidated Subsidiaries (other than the Joint Ventures and the China Joint Venture) and of the acquired business or Person for such period of four consecutive fiscal quarters and at the end of such period) must be equal to or greater than 1.10:1.00 and Foamex shall have provided to the Administrative Agent evidence satisfactory to the Administrative Agent of satisfaction of such requirement, (vi) the aggregate consideration paid by all Loan Parties (including, without limitation, assumption of Debt) in respect of all Permitted Acquisitions consummated during the term of this Agreement shall not exceed $10,000,000 and (vii) the aggregate consideration paid by all Loan Parties (including, without limitation, assumption of Debt) in respect of all Permitted Acquisitions consummated during the term of this Agreement, together with the aggregate amount of cash investments made under clause (m) of the defined term Restricted Investment during the term of this Agreement, shall not exceed $15,000,000.

     "Permitted Liens" means:

          (1) (x) Liens for taxes not delinquent or (y) statutory Liens for taxes not paid when due in an aggregate amount not to exceed $500,000 provided that (i) the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the applicable Loan Party's books and records in accordance with GAAP and a stay of enforcement of any such Lien is in effect and (ii) the Administrative Agent, in its sole discretion, may implement a Reserve against the Availability and/or Borrowing Base of the applicable Loan Party (or, in the case of a Loan Party which is not a Borrower, against the Availability and/or Borrowing Base of Foamex) in the amount of such Liens imposed against such Loan Party;

          (2)  the Agent's Liens;

          (3) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than Environmental Liens and other than liens arising under ERISA or the PBA which are not junior to the Agent's Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

          (4) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that (i) if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $500,000 in the aggregate and (ii) the Administrative Agent, in its sole discretion, may implement a Reserve against the Availability and/or Borrowing Base of the applicable Loan Party (or, in the case of a Loan Party which is not a Borrower, against the Availability and/or Borrowing Base of Foamex) in the amount of such Liens imposed against such Loan Party;

          (5) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, servitudes, covenants running with the land and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Loan Party's business;

          (6) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside, no material Property is subject to a material risk of loss or forfeiture, the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

          (7) Liens in effect as of the Closing Date described on Schedule 6.9 securing obligations described in Schedule 6.9;

          (8) Liens in favor of the trustee under the Senior Secured Note Indenture granted by any or all of the Loan Parties (other than the Parent, FMXI and Foamex Canada) in the Collateral to secure the repayment of the obligations of Foamex under the Senior Secured Notes, which Liens shall be junior and subordinate to the Agent's Liens and be subject to the terms of the Senior Secured
               Note Intercreditor Agreement;

          (9) Liens securing Capital Leases and purchase money Debt permitted by Section 7.15;

          (10) Liens in favor of the Term Loan B Agent granted by any or all of the Loan Parties in the Collateral to secure the repayment of the Term Loan B Obligations, which Liens shall be junior and subordinate to the Agent's Liens and be subject to the terms of the Senior Lenders Intercreditor Agreement;

          (11) Liens on the assets of the Mexican Subsidiaries securing Debt of the Mexican Subsidiaries permitted to be incurred by such Mexican Subsidiaries under Sections 7.14(viii) and 7.15(l) and (m);

          (12) rights of setoff imposed by law upon deposit of cash or securities in favor of banks, securities intermediaries, commodity intermediaries, brokers or dealers incurred in the ordinary course of business in accounts maintained with such banks, securities intermediaries, commodity intermediaries, brokers or dealers and the cash or securities in such accounts; and

          (13) Liens securing Debt permitted by Section 7.15(e); provided, that such Liens comply with the requirement in clause (ii) of the proviso thereof.

     "Permitted  Subordinated Debt" means (a) Debt evidenced by or in respect of
(x) the Foamex 9 7/8% Subordinated Notes in a principal amount not to exceed $148,500,000, (y) any Subordinated Claim (as defined in the TIHI Subordination Agreement) and (z) the Foamex 13 1/2% Subordinated Notes in a principal amount not to exceed $51,585,000 and (b) Permitted Subordinated Refinancing Debt.

     "Permitted Subordinated Refinancing Debt" means Debt of Foamex and/or Foamex Capital issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund the Foamex 13 1/2% Subordinated Notes or the Foamex 9 7/8% Subordinated Notes; provided, that (i) the principal amount of such Permitted Subordinated Refinancing Debt does not exceed the principal amount, plus prepayment premium and accrued interest on, the Foamex 13 1/2% Subordinated Notes or the Foamex 9 7/8% Subordinated Notes, as the case may be, so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Subordinated Refinancing Debt has a final maturity date later than one year after the Stated Termination Date, and has no scheduled payments of principal due prior to one year after the Stated Termination Date; (iii) such Permitted Subordinated Refinancing Debt is subordinated to the Obligations on terms at least as favorable to the Administrative Agent and the Lenders as those contained in the Foamex 13 1/2% Subordinated Note Indenture or the Foamex 9 7/8% Subordinated Note Indenture, as the case may be and (iv) the terms, conditions, covenants, defaults and events of default shall be no more disadvantageous to Foamex or any of the other Loan Parties or to the Lenders or the Administrative Agent, in each case taken as a whole, as those contained in the Foamex 13 1/2% Subordinated Note Indenture and Foamex 13 1/2% Subordinated Notes or the Foamex 9 7/8% Subordinated Note Indenture and Foamex 9 7/8% Subordinated Notes, as the case may be (other than with respect to (x) the rate of interest on such Permitted Subordinated Refinancing Debt, provided such rate of interest is not in excess of the market rate at such time for such Debt and (y) premiums due and payable upon an optional redemption of such Permitted Subordinated Refinancing Debt).

     "Person" means any individual,  sole proprietorship,  partnership,  limited
liability   company,   joint  venture,   trust,   unincorporated   organization,
association, corporation, Governmental Authority or any other entity.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA or other applicable laws of any jurisdiction) which any Loan Party sponsors or maintains or to which any Loan Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

     "PPSA" means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other jurisdiction the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests.

     "Prepayment Calculation Amount" means, with respect to the date, if any, occurring before the date which is 120 days prior to the Stated Termination Date on which this Agreement is terminated for any reason, the sum of (i) the Maximum Revolver Amount in effect on such date of termination (immediately prior to such termination), plus (ii) the aggregate amount of reductions in the Maximum Revolver Amount made in accordance with Section 3.2(b) on or after the date which is sixty (60) days prior to the date this Agreement is terminated, plus
(iii) the aggregate outstanding principal amount of Term Loans on such date of termination (immediately prior to such termination).

     "Proprietary Rights" means, with respect to a Loan Party or a Mexican Subsidiary, all of such Loan Party's or such Mexican Subsidiary's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, trade dress, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

     "Pro Rata Share" means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the sum of (x) the amount of such Lender's Commitment at such time plus (y) the aggregate unpaid principal balance of the Term Loans owing to such Lender at such time and the denominator of which is the sum of (x) the amounts of all of the Lenders' Commitments at such time plus (y) the aggregate unpaid principal balance of the Term Loans owing to all of the Lenders at such time (or if no Commitments are outstanding at such time, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender at such time (after giving effect to such Lender's participation in Non-Ratable Loans, Agent Advances, Letters of Credit and Credit Support) and the denominator of which is the aggregate amount of the Obligations owed to all Lenders at such time (after giving effect to each Lenders' participation in Non-Ratable Loans, Agent Advances, Letters of Credit and Credit Support)) provided, that references to Pro Rata Share in the context solely of the revolving line of credit provided hereunder (including, without limitation, with respect to Revolving Loans and participations in Revolving Loans, Letters of Credit and Credit Support) means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the sum of the amounts of all of the Lenders' Revolving Credit Commitments at such time, or if no Revolving Credit Commitments are outstanding at such time, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender at such time with respect to the revolving line of credit provided hereunder (after giving effect to such Lender's participation in Non-Ratable Loans, Agent Advances, Letters of Credit and

Credit Support) and the denominator of which is the aggregate amount of the Obligations owed to all Lenders at such time with respect to the revolving line of credit provided hereunder (after giving effect to each Lenders' participation in Non-Ratable Loans, Agent Advances, Letters of Credit and Credit Support); and provided, further, that references to Pro Rata Share in the context solely of the Term Loans means, with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the aggregate unpaid principal balance of the Term Loans owing to such Lender at such time and the denominator of which is the aggregate unpaid principal balance of the Term Loans owing to all of the Lenders at such time.

     "Real Estate" means all of each Loan Party's and each Mexican Subsidiary's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Loan Party's and each Mexican Subsidiary's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

     "Real Estate Appraisal" means (a) on the Closing Date and until the first appraisal of Real Estate of each Borrower and Foamex Canada is delivered to the Administrative Agent pursuant to Section 5.2(p), the appraisals prepared by CB Richard Ellis dated prior to the Closing Date and (b) thereafter, each Real Estate Appraisal delivered to the Administrative Agent pursuant to Section 5.2(p).

     "Related Documents" means, collectively, the Tax Sharing Agreement, the Foamex 9 7/8% Subordinated Notes, the Foamex 9 7/8% Subordinated Note Indenture, the TIHI Subordination Agreement, the Withdrawal Agreements (as defined in the TIHI Subordination Agreement), the Foamex 13 1/2% Subordinated Notes, the Foamex 13 1/2% Subordinated Note Indenture, the Senior Secured Notes, the Senior Secured Note Indenture, the Senior Secured Note Registration Rights Agreement, all other Noteholder Documents (as defined in the Senior Secured Note Intercreditor Agreement) and all other instruments, documents and agreements entered into in connection with any of the foregoing.

     "Related Party" means, with respect to Marshall S. Cogan, (a) his spouse or any of his family members or (b) any trust, corporation or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority of the interests of which consist of Marshall S. Cogan and/or one or more of such other Persons referred to in the immediately preceding clause (a).

     "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate more than 66-2/3%.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or commissioner or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Reserves" means (i) Permanent Reserves and (ii) other reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by the Administrative Agent from time to time in the Administrative Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Administrative Agent's credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations subject to statutory or contractual landlord liens, (d) Inventory shrinkage, (e) Environmental Compliance Reserves, (f) customs charges, (g) dilution, (h) warehousemen's or bailees' charges, (i) reserves for taxes, assessments and other governmental charges which are delinquent, (j) reserves for accrual of rebates, (k) reserves for cash discount accruals and (l) additionally as regards Foamex Canada, reserves established by the Administrative Agent for amounts secured by any Liens, choate or inchoate, which rank or which could reasonably be expected to rank in priority to the Administrative Agent's and/or Lenders' Liens and/or for amounts which may represent costs relating to the enforcement of the Administrative Agent's Liens including, without limitation, any such amounts due and not paid for wages, vacation pay, severance pay, amounts due and not paid under any legislation relating to workers' compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or movable property) and all amounts currently or past due and not contributed, remitted or paid to any Plan or under the Canada Pension Plan or the PBA, or any similar statutory or other claims that would have or might have priority over any Liens granted to Administrative Agent in the future. Further, and in addition to any other reserves that the Administrative Agent may establish from time to time, the Administrative Agent shall, on the date that is 90 days prior to the scheduled maturity date of the Foamex 13 1/2% Subordinated Notes and until the repayment thereof in full on or prior to such scheduled maturity date, establish a reserve in the amount of the aggregate outstanding principal amount of the Foamex 13 1/2% Subordinated Notes due and owing as of such 90th day in order to assure the Lenders that there will be sufficient funds in order to repay the Foamex 13 1/2% Subordinated Notes on their scheduled maturity.

     "Responsible Officer" means the chief executive officer or the president of a Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate of a Borrower, the chief financial officer or the treasurer of such Borrower or any other officer having substantially the same authority and responsibility.

     "Restricted Investment" means, as to any Loan Party or any of the Mexican Subsidiaries, any acquisition of property by such Loan Party or such Mexican Subsidiary in exchange for cash or other property, whether in the form of an acquisition of stock, debt or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution or subscription, except the following: (a) acquisitions of Fixed Assets to be used in the business of such Loan Party or such Mexican Subsidiary so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of such Loan Party or such Mexican Subsidiary; (c) acquisitions of current assets, Software or Proprietary Rights acquired in the ordinary course of business of such Loan Party or such Mexican Subsidiary; (d) direct obligations of the United States of America (or Canada, in the case of Foamex Canada), or any agency thereof, or obligations guaranteed by the United States of America (or Canada, in the case of Foamex Canada), provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances with maturities not exceeding six months, time deposits, Eurodollar bank deposits, overnight bank deposits or demand deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof (or Canada or any province thereof, in the case of Foamex Canada) having capital and surplus aggregating at least $100,000,000 (or $50,000,000 in the case of demand deposit accounts maintained by any of the Mexican Subsidiaries) (or organized under the law of any country that is a member of the OECD having total assets in excess of
$100,000,000 in the case of Foamex Canada or any of the Mexican Subsidiaries (except, in the case of demand deposit accounts maintained by any of the Mexican Subsidiaries, having total assets in excess of $50,000,000)); (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. (or its equivalent by Dominion Bond Rating Service or its successor, in the case of any such acquisitions by Foamex Canada) and maturing not more than 90 days from the date of creation thereof; (g) Hedge Agreements entered into in the ordinary course of business for non-speculative purposes; (h) investments made after the Closing Date in joint ventures (other than the China Joint Venture) not to exceed $1,000,000 in the aggregate outstanding at any time during the term of this Agreement; (i) investments made after the Closing Date by Foamex in Prefoam A.G. not to exceed $100,000 in the aggregate in any Fiscal Year; (j) Permitted Acquisitions, (k) investments existing on the Closing Date and described on
Schedule I, (l) promissory notes or equity investments received in connection with the bankruptcy or reorganization of, or the settlement of delinquent accounts or disputes with, customers and suppliers, (m) contributions or other distributions made by Foamex, any of its Domestic Subsidiaries, Foamex Canada or any
of the Mexican Subsidiaries to the China Joint Venture in connection with the Foamex China Transaction; provided, that (i) such contributions or other distributions shall consist solely of (A) cash (subject to the limitations set forth below) or (B) Equipment of a Mexican Subsidiary or Equipment of Foamex, any of its Domestic Subsidiaries or Foamex Canada no longer used in the operations of Foamex, any of its Domestic Subsidiaries or Foamex Canada, and with respect to Equipment either (x) such Equipment is not included in the then most recent Equipment Appraisal delivered to the Administrative Agent or (y) if any such Equipment is included in the then most recent Equipment Appraisal delivered to the Administrative Agent, in connection with such contribution or other distribution the Borrowers shall have prepaid the Term Loans in an amount equal to the orderly liquidation value of such Equipment as set forth in such Equipment Appraisal; (ii) the aggregate amount of such contributions or other distributions during the term of this Agreement shall not exceed $10,000,000; provided, that (A) the aggregate amount of such contributions or other distributions made in cash during the period from the Closing Date to but excluding the date occurring six months thereafter shall not exceed $1,000,000,
(B) the aggregate amount of such contributions or other distributions made in cash during the period from the date occurring six months after the Closing Date to but excluding the first Anniversary Date shall not exceed $2,000,000, and any such cash contribution or other cash distribution may only be made if (x) the average aggregate Availability for all Borrowers for the thirty consecutive day period ending on the date of such cash contribution or other distribution is greater than $30,000,000 and (y) immediately after giving effect to such cash contribution or other cash distribution, the aggregate Availability for all
Borrowers  is  greater  than  $30,000,000,  (C)  the  aggregate  amount  of such contributions or other distributions made in cash during the period from the first Anniversary Date to but excluding the second Anniversary Date shall not exceed $3,000,000, and any such cash contribution or other cash distribution may only be made if (x) the average aggregate Availability for all Borrowers for the thirty consecutive day period ending on the date of such cash contribution or other distribution is greater than $30,000,000, (y) immediately after giving effect to such cash contribution or other cash distribution, the aggregate Availability for all Borrowers is greater than $30,000,000 and (z) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Foamex ended on the then most recently ended fiscal quarter of Foamex on a pro forma basis after giving effect to such contribution or other distribution (as if such contribution or other distribution occurred on the last day of the then most recently ended fiscal quarter of Foamex) is equal to or greater than 1.10:1.00 and Foamex shall have provided to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of satisfaction of such requirement, (D) the aggregate amount of such contributions or other distributions made in cash during the period from the second Anniversary Date to but excluding the third Anniversary Date shall not exceed $3,000,000, and any such cash contribution or other cash distribution may only be made if (x) the average aggregate Availability for all Borrowers for the thirty consecutive day period ending on the date of such cash contribution or other distribution is greater than $30,000,000, (y) immediately after giving effect to such cash contribution or other cash distribution, the aggregate Availability for all Borrowers is greater than $30,000,000 and (z) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Foamex ended on the then most recently ended fiscal quarter of Foamex on a pro forma basis after giving effect to such contribution or other distribution (as if such contribution or other distribution occurred on the last day of the then most recently ended fiscal quarter of Foamex) is equal to or greater than 1.10:1.00 and Foamex shall have provided to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of satisfaction of such requirement, and (E) the aggregate amount of such contributions or other distributions made in cash during the period from the third Anniversary Date through the termination of this Agreement shall not exceed $1,000,000, and any such cash contribution or other cash distribution may only be made if (x) the average aggregate Availability for all Borrowers for the thirty consecutive day period ending on the date of such cash contribution or other distribution is greater than $30,000,000, (y) immediately after giving effect to such cash contribution or other cash distribution, the aggregate Availability for all Borrowers is greater than $30,000,000 and (z) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Foamex ended on the then most recently ended fiscal quarter of Foamex on a pro forma basis after giving effect to such contribution or other distribution (as if such contribution or other distribution occurred on the last day of the then most recently ended fiscal quarter of Foamex) is equal to or greater than 1.10:1.00 and Foamex shall have provided to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of satisfaction of such requirement, provided, further, that if at the end of any period set forth in clauses (A), (B), (C) or (D) above, the aggregate maximum amount specified above (and in any event without giving effect to this proviso) for cash contributions or other cash distributions during such and all prior periods exceeds the aggregate amount of such cash contributions or other cash distributions actually made by Foamex, its Domestic Subsidiaries, Foamex Canada and the Mexican Subsidiaries during such periods (the amount of such excess being referred to herein as the "Excess Contribution Amount"), Foamex, its Domestic Subsidiaries, Foamex Canada and the Mexican Subsidiaries shall be entitled to make additional cash contributions and other cash distributions to the China Joint Venture in the immediately succeeding period specified above in an aggregate amount equal to the then Excess Contribution Amount (all subject to the above $10,000,000 limitation set forth at the beginning of this clause (ii) and to the Availability and Fixed Charge Coverage Ratio tests set forth above), (iii) no such contribution or other distribution shall consist of cash unless, both immediately prior thereto and after giving effect thereto, there exists no Default or Event of Default, and (iv) the aggregate amount of investments made in cash during the term of this Agreement under this clause (m), together with the aggregate consideration paid by all Loan Parties in respect of all Permitted Acquisitions consummated during the term of this Agreement, shall not exceed $15,000,000, (n) loans, advances and other transactions permitted by Sections 7.11(v), 7.12(A) and (C) and loans and advances to the extent the related Debt is permitted to be incurred under Sections 7.15(f) and (n) and (o) loans and advances by Foamex to the Parent and to Foreign Subsidiaries (other than the Joint Ventures and the China Joint Venture) in an aggregate amount not to exceed $2,500,000 at any time outstanding.

     "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on
Schedule 1.2 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

     "Revolving Lender" means each Lender that has a Revolving Credit Commitment or that holds Revolving Loans or that participates in any Revolving Loans, Letters of Credit and/or Credit Support.

     "Revolving Loan Application Order" means, with respect to payments, prepayments or the cash collateralization of Revolving Loan Obligations pursuant to subclause (x) of clause fifth of Section 3.8(ii), the following order of priority: first, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; second, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit and Credit Support and third, to pay an amount to the Administrative Agent equal to all outstanding Obligations in respect of Letters of Credit and Credit Support to be held as cash collateral for such Obligations.

     "Revolving Loan Balance" means,  at any date of  determination,  the sum of
(a) the aggregate unpaid principal balance of all Revolving Loans, (b) one hundred percent (100%) of the aggregate undrawn amount of all outstanding
Letters of Credit and (c) the aggregate amount of any unpaid reimbursement obligations in respect of all Letters of Credit.

     "Revolving Loan Obligations" means, at any time, collectively and without duplication, (a) all outstanding Revolving Loans at such time, (b) all outstanding Obligations in respect of Letters of Credit and Credit Support at such time and (c) all unpaid reimbursement obligations in respect of all Letters of Credit and Credit Support at such time.

     "Revolving Loan Interest Percentage" means, at any time, the ratio (expressed as a percentage) computed by dividing (i) the interest due in respect of all Revolving Loans (including Non-Ratable Loans and Agent Advances) at such time by (ii) the Combined Interest Amount at such time.

     "Revolving Loan Principal Percentage" means, at any time, the ratio (expressed as a percentage) computed by dividing (i) the Revolving Loan Balance at such time by (ii) the sum of (a) the Revolving Loan Balance at such time, plus (b) the aggregate unpaid principal balance of all Term Loans at such time.

     "Revolving Loans" has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

     "Securities Act" means the Securities Act of 1933, as amended, and all regulations issued pursuant thereto.

     "Security Agreement" means the U.S. Security Agreement.

     "Senior  Collateral  Agent"  means  the  Bank in its  capacity  as  "Senior
Collateral  Agent"  (as  defined  in  the  Senior  Secured  Note   Intercreditor
Agreement).

     "Senior Lenders Intercreditor Agreement" means the Lien Intercreditor Agreement, dated as of the date hereof, between the Administrative Agent and the Term Loan B Agent and acknowledged and agreed to by Foamex and certain of its Affiliates, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Senior Secured Note Indenture" means the Indenture, dated as of March 25, 2002, among Foamex, Foamex Capital, certain Domestic Subsidiaries of Foamex and U.S. Bank National Association, as Trustee, pursuant to which the Senior Secured Notes were issued, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Senior Secured Note Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Closing Date, between the Administrative Agent and the trustee under the Senior Secured Note Indenture in its capacity as collateral agent thereunder and acknowledged by Foamex, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Senior Secured Note Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 25, 2002, between Foamex and Foamex Capital, as issuers, entered into for the benefit of the holders of the Senior Secured Notes and providing for the registration thereof under the Securities Act, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Senior Secured Notes" means the 10 3/4% Senior Secured Notes due 2009 issued pursuant to the terms of the Senior Secured Note Indenture, as such notes may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Settlement" and "Settlement Date" have the meanings specified in Section 12.15(a)(ii).

     "Software" means, with respect to a Loan Party or a Mexican Subsidiary, all software as such term is defined in the UCC, now owned or hereafter acquired by such Loan Party or Mexican Subsidiary, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

     "Solidary Claim" has the meaning specified in Section 12.17(b).

     "Solvent" means, when used with respect to any Person, that at the time of determination:

     (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

     (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

     (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

     (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Specified Asset Disposition" means any of the following: (i) the sale or other disposition by a Loan Party of Equipment or owned Real Estate of such Loan Party, (ii) the sale or licensing of Proprietary Rights by a Loan Party not in the ordinary course of such Loan Party's business, (iii) the sale or issuance of stock or other equity interests of any Loan Party or any Mexican Subsidiary by a Loan Party or a Mexican Subsidiary (other than any sale or issuance by the Parent of its common stock complying with Section 3.4(d)) and the sale by any Loan Party or Mexican Subsidiary of equity interests in any Joint Venture or the China Joint Venture, (iv) the asset disposition permitted by Section 7.11(iv), but only if such asset disposition is not consummated on or prior to the first Anniversary Date and (v) the sale or other disposition of all or substantially all of the assets of the Mexican Subsidiaries taken as a whole.

     "Specified Party" means Marshall S. Cogan or any Related Party.

     "Stated Termination Date" means April 30, 2007.

     "Stock Option Plan" means, collectively, the 1993 Foamex International Inc. Employee Stock Option Plan, the 2002 Foamex International Inc. Stock Award Plan and any other stock option plan adopted by the shareholders of the Parent, each as amended, supplemented or otherwise modified from time to time.

     "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

     "Supporting Obligations" means all supporting obligations as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Property.

     "Syndication Agent" has the meaning specified in the introductory paragraph hereof.

     "Tax Sharing Agreement" means the First Amended and Restated Tax Sharing Agreement, dated as of December 14, 1993, among Foamex, Trace Foam Company, Inc., the Parent and FMXI, as amended on June 12, 1997, as further amended on December 23, 1997, as further amended on February 27, 1998 and as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (including penalties, interest and additions to tax), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

     "Term Lender" means each Lender that has a Term Loan Commitment or that holds Term Loans.

     "Term Loan" has the meaning specified in Section 1.3(a).

     "Term Loan B Agent" means Silver Point Finance, LLC, in its capacity as agent under the Term Loan B Agreement, and any successor agent thereunder.

     "Term Loan B Agreement" means the Credit Agreement, dated as of the date hereof, among Foamex, the Guarantors, the Term Loan B Agent and the lenders party thereto, as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof and hereof.

     "Term Loan B Documents" means, collectively, the Term Loan B Agreement, the other "Loans Documents" (as defined in the Term Loan B Agreement) and all other instruments, documents and agreements entered into from time to time in connection with any of the foregoing.

     "Term Loan B Obligations" means the "Obligations" as defined in the Term Loan B Agreement.

     "Term Loan Commitment" means, as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrowers hereunder on the Closing Date in an aggregate principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1.2, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. Effective immediately after the making of the Term Loans on the Closing Date, the Term Loan Commitment of each Lender shall be permanently reduced to zero.

     "Term Loan Interest Percentage" means, at any time, the ratio (expressed as a percentage) computed by dividing (i) the interest due in respect of all Term Loans at such time by (ii) the Combined Interest Amount at such time.

     "Term Loan Principal Percentage" means, at any time, the ratio (expressed as a percentage) computed by dividing (i) the aggregate unpaid principal balance of all Term Loans at such time by (ii) the sum of (a) the Revolving Loan Balance at such time, plus (b) the aggregate unpaid principal balance of all Term Loans at such time.

     "Term Note" has the meaning specified in Section 1.3(c).

     "Termination Date" or "Revolving Loan Commitment Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date this Agreement is terminated either by the Borrowers pursuant to Section 3.2 or by the Majority Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

     "Termination Event" means (a) the withdrawal of any Loan Party or any Subsidiary from a Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Plan or the treatment of a Plan amendment as a termination thereof; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Plan; or (d) with respect to Foamex Canada, any other event or condition which is reasonably likely to constitute grounds for the termination of, winding-up or partial termination of winding-up or the appointment of trustee to administer, any Plan.

     "TIHI Subordination Agreement" means the TIHI Subordination Agreement, dated as of December 14, 1993, among TIHI, Trace Foam and Citicorp USA, Inc., as amended on June 12, 1997, and as such agreement may be further amended, supplemented or otherwise modified from time to time.

     "Total Facility" has the meaning specified in Section 1.1.

     "Trace Foam" means Foam Funding LLC (f/k/a Trace Foam LLC), a Delaware limited liability company.

     "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests, provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

     "Unused Letter of Credit Subfacility" means an amount equal to $50,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

     "Unused Line Fee" has the meaning specified in Section 2.5.

     "U.S. Security Agreement" means the Security Agreement of even date herewith among the Loan Parties (other than Foamex Canada) and the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

     Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in this Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

     Interpretive Provisions.

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii) The term "including" is not limiting and means "including without limitation."

          (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

          (iv) The word "or" is not exclusive.

          (v) The term "security interest" includes a hypothec.

     (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     (e) The  captions  and  headings  of this  Agreement  and  the  other  Loan
Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

     (g) For purposes of Section 9.1, a breach of a financial covenant contained in any of Sections 7.24 or 7.26 shall be deemed to have occurred as of any specified measuring date or as of the last day of any specified measuring period, as applicable, regardless of when the Financial Statements reflecting such breach are delivered to the Administrative Agent.

     (h) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Loan Parties and the other parties hereto, and are the products of all parties hereto. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.

                                    EXHIBIT A

                                     FORM OF
                                    TERM NOTE


$____________                                                 New York, New York
                                                                 August __, 2003



     FOR VALUE RECEIVED, the undersigned FOAMEX L.P., a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of ________(the "Lender"), at the office of BANK OF AMERICA, N.A., as administrative agent (together with any successor administrative agent, the
"Administrative Agent"), at 335 Madison Avenue, New York, New York, the principal sum of [insert amount of Lender's Term Loan Commitment] _________________________ ($__________), in lawful money of the United States of
America in immediately available funds, at such times and in such amounts as provided in the Credit Agreement, dated as of the date hereof (as the same may be amended, restated, replaced, refinanced, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement"), among the Borrower, the Guarantors party thereto, the banks and financial institutions party thereto, the Administrative Agent, Banc of America Securities LLC ("BAS") and GECC Capital Markets Group, Inc., as co-lead arrangers, BAS, as sole book manager and General Electric Capital Corporation, as syndication agent, Congress Financial Corporation (Central) and Bank One, NA, as co-documentation agents, and to pay interest from the date hereof on the unpaid principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and, in each case, payable on such dates as determined in accordance with the terms of the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever and assents to extensions of time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All borrowings evidenced by this Term Note and all payments and prepayments of the principal hereof and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such an endorsement or recordation or any error in such an endorsement or recordation shall not in any manner affect the obligations of the Borrower to make payments of principal and interest in accordance with the terms of this Term Note and the Credit Agreement.

     This Term Note is one of the Term Notes referred to in the Credit Agreement (and is secured by the Collateral referred to therein and in the other Loan Documents), which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory payment and prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW DOCTRINE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.



                                    FOAMEX L.P.

                                    By: FMXI, Inc., its Managing General Partner


                                    By: ______________________
                                        Name:
                                        Title:

                                Loans and Payment
                                -----------------

--------------------------------------------------------------------------------

      Amount of Principal
          Payment or        Date of Payment or  Unpaid Principal   Person Making
Date      Prepayment           Prepayment        Balance of Note     Notation
--------------------------------------------------------------------------------

                                   EXHIBIT B

                       FORM OF BORROWING BASE CERTIFICATE


     ACCOUNTS RECEIVABLE
--------------------------------------------------------------------------------
1.   BEGINNING BALANCE LINE 5 LAST REPORT       ----------
2.   PLUS SALES AS OF                           ----------
3.   LESS CREDITS AS OF                         ----------
4.   LESS GROSS COLLECTIONS AS OF               ----------
5.   ADJUSTMENTS                                ----------
6.   ENDING BALANCE                             ----------
7.   INELIGIBLE                                 ----------
8.   ELIGIBLE NOT TO EXCEED                     ----------  ----- ------------
--------------------------------------------------------------------------------

     PERPETUAL INVENTORY
--------------------------------------------------------------------------------
9.   RAW MATERIAL                               ----------
10.  LESS:  INELIGIBLE                          ----------
11.  ELIGIBLE                                   ----------  ----- ------------

12.  WIP                                        ----------
13.  LESS: INELIGIBLE                           ----------
14.  ELIGIBLE                                   ----------  ----- ------------

15.  FINISHED GOODS                             ----------
16.  LESS: INELIGIBLE                           ----------
17.  ELIGIBLE                                   ----------
18.  TOTAL INV. AVAILABILITY NOT TO EXCEED      ----------  ----- ------------
--------------------------------------------------------------------------------
19.  MERCHANDISE L/C NOT TO EXCEED:                               ------------
--------------------------------------------------------------------------------
20.  TOTAL AVAILABILITY                                           ------------
--------------------------------------------------------------------------------
     LOAN ACTIVITY
--------------------------------------------------------------------------------
21.  BALANCE AS SHOWN LAST REPORT (LINE 29)                       ------------
22.  LESS: REMITTANCES                                            ------------
23.  PLUS: ADVANCE REQUEST AS OF                                  ------------
24.  PLUS: WIRE CHARGE                                            ------------
25.  PLUS: FEES                                                   ------------
26.  PLUS: INTEREST                                               ------------
27.  PLUS:  TERM LOAN PRINCIPAL PAYMENT                           ------------
28.  ADJUSTMENTS                                                  ------------
29.  OUTSTANDING LOAN BALANCE                                     ------------
--------------------------------------------------------------------------------
     REVOLVING LOAN AVAILABILITY
--------------------------------------------------------------------------------
30.  CALULATED AVAILABILITY (LINE 20)                             ------------
31.  LESS:  OUTSTANDING LOAN BALNACE (LINE 29)                    ------------
32.  LESS:  MERCHANDISE L/C                                       ------------
33.  LESS: STANDBY L/C                                            ------------
34.  LESS: BANKERS ACCEPTANCES                                    ------------
35.  LESS: OTHER RESERVES                                         ------------
36.  NET AVAILABLE                                                ------------
--------------------------------------------------------------------------------

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE INFORMATION SET FORTH ABOVE IS TRUE AND COMPLETE. THE UNDERSIGNED GRANTS A SECURITY INTEREST IN THE COLLATERAL REFLECTED ABOVE TO BA BUSINESS CREDIT AND REPRESENTS AND WARRANTS THAT SAID COLLATERAL COMPLIES WITH THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE LOAN AND SECURITY AGREEMENT BETWEEN BA BUSINESS CREDIT AND THE UNDERSIGNED.


BORROWER:               ___________________     BANK OF AMERICA BUSINESS CREDIT

AUTHORIZED SIGNATURE:   ___________________     RECEIVED BY:  _________________
TITLE:                  ___________________

                                    EXHIBIT D


                               NOTICE OF BORROWING

                                                     Date:  ______________, 200_

To: Bank of America, N.A. as administrative agent (in such capacity, the "Administrative Agent") for the lenders from time to time party to the Credit Agreement (the "Lenders"), dated as of August __, 2003 (as amended, restated, replaced, refinanced, modified or supplemented from time to time, the "Credit Agreement"), made by and among the Lenders, the Administrative Agent, Banc of America Securities LLC ("BAS") and GECC Capital Markets
     Group, Inc., as co-lead arrangers, BAS, as sole book manager, General Electric Capital Corporation, as syndication agent, Congress Financial Corporation (Central) and Bank One, NA, as co-documentation agents, Foamex International Inc., a Delaware corporation, Foamex L.P., a Delaware limited partnership ("Foamex"), each wholly-owned Domestic Subsidiary of Foamex that, with the prior written consent of the Lenders, becomes a Borrower thereunder (together with Foamex, each a "Borrower" and collectively, the "Borrowers") and the Guarantors party thereto.

Ladies and Gentlemen:

     The undersigned Borrower refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing requested by the undersigned specified below:

     1.   The Business Day of the proposed Borrowing is _____________, 200_.

     2.   The aggregate amount of the proposed Borrowing is $______________.

     3. The Borrowing is to be comprised of $__________ of Base Rate Revolving Loans and $____________ of LIBOR Rate Revolving Loans.

     4. The duration of the Interest Period(s) for the LIBOR Rate Revolving Loans, if any, included in the Borrowing shall be as follows: [List duration(s)].

     The undersigned Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

     (a) The representations and warranties of such Borrower contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of such date as though made on and as of such date (other than any such representation or warranty which relates to a specified prior date and except to the extent the Administrative Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Majority Lenders have specifically waived in writing compliance with such representation or warranty);

     (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing;

     (c) No event has occurred and is continuing, or would result from such proposed Borrowing, which has had or would have a Material Adverse Effect; and

     (d) The proposed Borrowing will not exceed Availability of the undersigned Borrower.


                                  [FOAMEX L.P.]

                                  [OTHER BORROWERS]


                                  By:
                                      Name:
                                      Title:

                                    EXHIBIT E

                        NOTICE OF CONTINUATION/CONVERSION
                        ---------------------------------

                                                       Date: _____________, 200_


To: Bank of America, N.A. as administrative agent (in such capacity, the "Administrative Agent") for the lenders from time to time party to the Credit Agreement (the "Lenders"), dated as of August __, 2003 (as amended, restated, replaced, refinanced, modified or supplemented from time to time, the "Credit Agreement"), made by and among the Lenders, the Administrative Agent, Banc of America Securities LLC ("BAS") and GECC Capital Markets
     Group, Inc., as co-lead arrangers, BAS, as sole book manager, General Electric Capital Corporation, as syndication agent, Congress Financial Corporation (Central) and Bank One, NA, as co-documentation agents, Foamex International Inc., a Delaware corporation, Foamex L.P., a Delaware limited partnership ("Foamex"), each wholly-owned Domestic Subsidiary of Foamex that, with the prior written consent of the Lenders, becomes a Borrower thereunder (together with Foamex, each a "Borrower" and collectively, the "Borrowers") and the Guarantors party thereto.

Ladies and Gentlemen:

     The undersigned Borrower refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans of the undersigned specified herein, that:

     1.   The Continuation/Conversion Date is __________, 200_.

     2. The aggregate amount of the Loans to be [converted] [continued] is $_______________.

     3.   The Loans to be [converted] [continued] are [Revolving] [Term] Loans.

     4. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

     5. The duration of the Interest Period(s) for the LIBOR Rate Loans included in the [conversion] [continuation] shall as follows: [List duration(s)].

     The undersigned Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

     (a) The representations and warranties of such Borrower contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of such date as though made on and as of such date (other than any such representation or warranty which relates to a specified prior date and except to the extent the Administrative Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Majority Lenders have specifically waived in writing compliance with such representation or warranty); and

     (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].



                                  [FOAMEX L.P.]


                                  [OTHER BORROWERS]


                                  By:
                                        Name:
                                        Title:

                                    EXHIBIT F

                  [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT
                  ---------------------------------------------

     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of ____________________, 200_ is made between
______________________________  (the "Assignor") and  __________________________
(the "Assignee").

                                    RECITALS

     WHEREAS, the Assignor is party to that certain Credit Agreement, dated as of August __, 2003 (as amended, restated, replaced, refinanced, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement), made by and among the lenders from time to time party to the Credit Agreement (the "Lenders"), Bank of America, N.A. as administrative agent (in such capacity, the "Administrative Agent"), Banc of America Securities LLC ("BAS") and GECC Capital Markets Group, Inc., as co-lead arrangers, BAS, as sole book manager, General Electric Capital Corporation, as syndication agent, Congress Financial Corporation (Central) and Bank One, NA, as co-documentation agents, Foamex International Inc., a Delaware corporation, Foamex L.P., a Delaware limited partnership ("Foamex"), each wholly-owned Domestic Subsidiary of Foamex that, with the prior written consent of the Lenders, becomes a Borrower thereunder (together with Foamex, each a "Borrower" and collectively, the "Borrowers") and the Guarantors party thereto. Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Revolving Credit Commitment to make Revolving Loans to the Borrowers and participate in Letters of Credit and Credit Support to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $__________;

     WHEREAS, Revolving Loans made to the Borrowers by the Assignor under the Credit Agreement in the aggregate principal amount of $_____ are outstanding on the date hereof;

     WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit and Credit Support in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement];

     [WHEREAS, Term Loans made to Foamex by the Assignor under the Credit Agreement in the aggregate principal amount of $ are outstanding at the date hereof;] and

     WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of
(i) its Revolving Credit Commitment, together with a corresponding portion of each of its outstanding Revolving Loans and L/C Obligations, in an amount equal to $__________ (the "Revolver Assigned Amount") [and (ii) its outstanding Term Loans in an aggregate amount equal to $ (the "Term Assigned Amount")][, in each case] on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignments of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.   Assignment and Acceptance.

          (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Revolving Credit Commitment, the Revolving Loans, the L/C Obligations [and the Term Loans of the Assignor] and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including, but not limited to, the requirements concerning confidentiality and the payment of indemnification, with a Revolving Credit Commitment in an amount equal to the Revolver Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Revolving Credit Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Revolver Assigned Amount [and the Term Loans of the Assignor shall be reduced by an amount equal to the Term Assigned Amount] and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 2.1, 2.5, 2.6, and 14.11 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

     (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Revolving Commitment will be $__________, its outstanding Revolving Loans will be $ [and its outstanding Term Loans will be $________ ].

     (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Revolving Commitment will be $____________ , its outstanding Revolving Loans will be $ [and its outstanding Term Loans will be $__________ ].

     2.   Payments.

     (a) As consideration for the sale,  assignment and transfer contemplated in
Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $___________, representing the principal amount of all Loans assigned hereunder.

          (b) The Assignee further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

     3.   Reallocation of Payments.

          Any interest, fees and other payments accrued to the Effective Date with respect to the interests and obligations assigned and assumed by the Assignee shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the interests and obligations assigned and assumed by the Assignee shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding two sentences and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.   Independent Credit Decision.

          The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers and Guarantors, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   Effective Date; Notices.

          (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 200_ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

               (i)  this  Assignment  and  Acceptance   shall  be  executed  and
          delivered by the Assignor and the Assignee;

               (ii) the consent of the Administrative Agent required for an effective assignment of the [Revolver Assigned Amount and] Term Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

               (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

               (iv) the Assignee shall have complied with Section 11.2 of the Credit Agreement (if applicable);

               (v) the  processing fee referred to in Section 2(b) hereof and in
          Section 11.2(a) of the Credit Agreement shall have been paid to the Administrative Agent; and

          (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to Foamex (on behalf of the Borrowers) and the Administrative Agent for acknowledgment by the Administrative Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

     6.   [Administrative  Agent. [INCLUDE  ONLY IF ASSIGNOR  IS  ADMINISTRATIVE
          AGENT]

          (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the Lenders pursuant to the terms of the Credit Agreement.

          [(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent under the Credit Agreement.]

     7.   Withholding Tax.

          The Assignee (a) represents and warrants to the Assignor, the Administrative Agent and the Borrowers that under applicable law and treaties no tax (or tax at a reduced rate of withholding) will be required to be withheld by the Assignor, the Administrative Agent or any of the Borrowers with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Administrative Agent and Foamex prior to the time that the Administrative Agent or any of the Borrowers is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete or partial exemption from U.S. federal income withholding tax on all payments hereunder) or U.S. Internal Revenue Service Form W-8BEN and such other required documents (wherein the Assignee claims entitlement to the benefits of the "portfolio interest" exemption under Section 871(h) or 881(c) of the Code) and agrees to provide new Forms W-8ECI or W-8BEN and related documents upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee (such new forms to be delivered if the Assignee remains lawfully able to do so), and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption (or reduction).

     8.   Representations and Warranties.

          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement and the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement and the other Loan Documents or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers or the Guarantors, or the performance or observance by the Borrowers or the Guarantors, of any of their respective obligations under the Credit Agreement and the other Loan Documents or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement or other Loan Documents, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.   Further Assurances.

          The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Miscellaneous.

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                                        [ASSIGNOR]

                                By:  _____________________________________
                                Title: ___________________________________
                                Address: _________________________________
                                __________________________________________
                                __________________________________________
                                         _________________________________


                                                        [ASSIGNEE]

                                By:  _____________________________________
                                Title: ___________________________________
                                Address: _________________________________
                                __________________________________________
                                __________________________________________
                                         _________________________________